SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
☐ Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ITT Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ITT

2008
Notice of Annual Meeting
& Proxy Statement

ITT Corporation

Engineered for life

•, 2008

Steven R. Loranger Chairman, President and Chief Executive Officer	ITT Corporation 4 West Red Oak Lane White Plains, NY 10604

Dear Fellow Shareholders:

Enclosed are the Notice of Annual Meeting and Proxy Statement for ITT’s 2008 Annual Meeting of Shareholders. This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and Proxy Statement, which provides information as required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner.

If you are the registered owner of ITT common stock, you may vote your shares by making a toll-free telephone call or using the Internet. You also may vote your shares by returning your proxy form by mail. Details of these voting options are explained in the Proxy Statement. You also can find useful instructions on the enclosed proxy card.

If you are a beneficial owner and someone else, such as your bank or broker, is the owner of record, the owner of record will communicate with you about how to vote your shares. We urge you to complete and return the enclosed proxy as promptly as possible. Your vote is important.

Sincerely,

March • , 2008

NOTICE OF 2008 Annual Meeting

Time:	10:30 a.m. Eastern Time, on Tuesday, May 13, 2008

Place:	Tappan Hill, 81 Highland Avenue, Tarrytown, New York 10591-4206. Directions to Tappan Hill are provided on the back cover of this Proxy Statement.

Items of Business:	1. Election of nine members of the Board of Directors

2. Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Auditor for 2008

3. Approval of Amendments to the Restated Articles of Incorporation of ITT Corporation

• to authorize additional shares

• to authorize the Company’s By-laws to provide for majority voting for directors in uncontested elections.

4. Approval of the Amendment and Restatement of the ITT Corporation 2003 Equity Incentive Plan

5. Re-approval of material terms of the ITT Corporation 2003 Equity Incentive Plan

6. Approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers

7. Approval of the material terms of the ITT Corporation 1997 Long-Term Incentive Plan

8. To transact such other business as may properly come before the meeting.

Who may vote:	You can vote if you were a shareholder at the close of business on March 21, 2008, the record date.

Annual Report to Shareholders and Annual Report on Form 10-K:	Copies of our 2007 Annual Report on Form 10-K and Annual Report to Shareholders are enclosed.

Mailing Date:	Beginning March • , 2008, this Notice and the 2008 Proxy Statement are being sent to shareholders of record on March 21, 2008.

About Proxy Voting:	Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting to vote their shares through a proxy. Most shareholders are unable to attend the Annual Meeting. By appointing a proxy your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. You can vote your shares by completing and returning your proxy card. Most shareholders can also vote shares by following the Internet or telephone voting instructions provided on the proxy card. You can change your voting instructions or revoke your proxy at anytime prior to the Annual Meeting by following the instructions on pages 1 to 2 of this proxy and on the proxy card.

By order of the Board of Directors,

Kathleen S. Stolar
Vice President and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Tuesday, May 13, 2008 at 10:30 a.m. at Tappan Hill, 81 Highland Avenue, Tarrytown, NY, 10591-4206.

The Company’s Proxy Statement, 2007 Annual Report on Form 10-K and Annual Report to Shareholders will be available at https://www.proxydocs.com/itt

2008 Proxy Statement

Why did I receive these proxy materials?  Beginning • , 2008, this Proxy Statement is being mailed to shareholders who were shareholders as of the March 21, 2008 record date, as part of the Board of Directors’ solicitation of proxies for ITT’s 2008 Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and ITT’s 2007 Annual Report to Shareholders and Annual Report on Form 10-K (which have been mailed to shareholders eligible to vote at the 2008 Annual Meeting) contain information that the Board of Directors believes offers an informed view of the Company and meet the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations.

Who is entitled to vote?  You can vote if you owned shares of the Company’s common stock as of the March 21, 2008 record date.

What items of business will I be voting on?  You are voting on the following items of business, which are described on pages 8 to 30:

1.	Election of nine members of the Board of Directors

2.	Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Auditor for 2008

3.	Approval of the Amendments to the Restated Articles of Incorporation of ITT Corporation

•	to authorize additional shares

•	to authorize the Company’s By-laws to provide for majority voting for directors in uncontested elections

4.	Approval of the Amendment and Restatement of the ITT Corporation 2003 Equity Incentive Plan

5.	Re-approval of material terms of the ITT Corporation 2003 Equity Incentive Plan

6.	Approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers

7.	Approval of the material terms of the ITT Corporation 1997 Long-Term Incentive Plan

8.	To transact such other business as may properly come before the meeting.

Information about Voting

How do I vote?  You can either vote in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting.

What are the proxy voting procedures?  If you vote by proxy, you can vote by following the voting procedures on the proxy card. You may vote:

•	By the Internet,

•	By Telephone, if you call from the United States, or

•	By Mail.

Why does the Board solicit proxies from shareholders?  Since it is impractical for all shareholders to attend the Annual Meeting and vote in person, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the 2008 Annual Meeting.

How do the proxies vote?  The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

How many votes do I have?  You have one vote for every share of ITT common stock that you own.

What if I change my mind?  You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote by the Internet or telephone. You can also send a written revocation to the Company Secretary at the address listed on the first page of the Proxy Statement. If you come to the Annual Meeting you can ask that the proxy you submitted earlier not be used.

What happens if I return my proxy without indicating how I want my shares voted?  If you return the proxy without specifying how you want your shares voted, you are giving discretionary authority to the proxies to vote your shares in accordance with the recommendations of the Board of Directors, which are described on pages 8 to 30. If any other matters are properly presented for consideration at the 2008 Annual Meeting, the persons named as proxies will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

There are seven formal items scheduled to be voted upon at the Annual Meeting as described on page 1. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the 2008 Annual Meeting.

If I don’t return the proxy card for vote at the 2008 Annual Meeting, what happens to my vote?  If your shares are held by a broker, bank or other owner of record, your shares can be voted by the broker for agenda items one and two, election of directors and ratification of the independent auditor. Your broker does not have discretion to vote your shares held in street name on the other proposed agenda items. If you provide no instructions on how to vote on the remaining agenda items, the votes will be “broker non-votes” which means that the broker cannot vote the shares with respect to that agenda item. Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present.

How many votes are required to elect Directors or approve a proposal? How many votes are required for an agenda item to pass?  Under Indiana law, a plurality of the votes cast is required to elect directors. This means that the nine director candidates who receive the highest number of votes will be elected as the Directors of ITT. The Board of Directors proposed a resolution, subject to shareholder approval, that the Restated Articles of Incorporation of ITT Corporation be amended by the shareholders of the Corporation to authorize the Company’s By-laws to provide for majority voting for directors in uncontested elections, and to further provide in such by-laws that in uncontested elections, any Director nominee who receives less than majority of the votes cast shall not be elected. Any Director nominee who fails to be elected, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee shall promptly consider the resignation and all relevant facts and circumstances concerning any vote, including whether the cause of the vote may be cured and the best interests of the Company and its shareholders. The independent directors of the Board will act on the Nominating and Governance Committee’s recommendation at its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. The proposed amendments to the Restated Articles of Incorporation of ITT Corporation and the Board’s recommendation to approve such amendments are described on pages 14 to 16.

Under Indiana law, all other proposed agenda items require that the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, neither abstentions nor broker non-votes have any effect on the votes required under Indiana law. However, under the New York Stock Exchange rules, agenda items four and five relating to approval of the amendment and restatement of the ITT Corporation 2003 Equity Incentive Plan and re-approval of material terms of the ITT Corporation 2003 Equity Incentive Plan Performance Goals, respectively, must be approved by a majority of the votes cast and the number of votes cast must represent more than 50% of all the shares entitled to vote. Abstentions will have the effect of a vote against these agenda items and broker non-votes will have no effect, except to the extent they impact whether the 50% of all common shares entitled to vote test has been satisfied. For the purpose of determining whether the number of votes cast represent more than 50% of the shares of common stock entitled to vote, abstentions will count as votes cast and broker non-votes will not count as votes cast.

In addition, agenda items relating to approval of the amendment and restatement of the ITT Corporation 2003 Equity Incentive Plan including re-approval of material terms of the ITT Corporation 2003 Equity Incentive Plan Performance Goals, approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers, and approval of the material terms of the ITT Corporation 1997 Long-Term Incentive Plan are subject to the approval requirements of Section 162(m) of the Internal Revenue Code which requires the affirmative vote of a majority of the votes cast. Accordingly, abstentions will have the same effect as a vote against those proposals and broker non-votes will have no effect.

How many shares of ITT stock are outstanding?  As of the March 21, 2008 record date, •  shares of ITT common stock were outstanding.

How many holders of ITT outstanding shares must be present to hold the Annual Meeting?  In order to conduct business at the Annual Meeting it is necessary to have a quorum. To have a quorum, a majority of outstanding ITT shares of common stock on the record date must be present in person or by proxy.

How I vote?  You may vote “for” or “withhold” your vote with respect to any Director standing for reelection. With respect to other agenda items, you may vote for, against or abstain from voting.

What is the difference between a beneficial owner and a registered owner?  If shares you own are held in an ITT savings plan for salaried or hourly employees, a stock brokerage account, bank or by another holder of record you are considered the “beneficial owner” because someone else holds the shares on your behalf. If the shares you own are registered in your name directly with the Bank of New York, our transfer agent, you are the registered owner and the “shareholder of record”.

How do I vote if I am a participant in ITT’s savings plans for salaried or hourly employees?  If you participate in any of the ITT savings plans for salaried or hourly employees, your plan trustee will vote the ITT shares credited to your savings plan account in accordance with your voting instructions. The trustee votes the shares on your behalf because you are the beneficial owner, not the shareholder of record of the savings plan shares. The trustee votes the savings plan shares for which no voting instructions are received in the same proportion as the shares for which the trustee receives voting instructions.

I participate in the ITT savings plan for salaried employees and also am a shareholder of record of shares of ITT common stock. How many proxy cards will I receive?  You will receive only one proxy card. Your savings plan shares and any shares you own as the shareholder of record, including ownership through the ITT Direct Purchase, Sale and Dividend Reinvestment Plan, will be set out separately on the proxy card.

How many shares are held by participants in the ITT employee savings plans?  As of March 21, 2008, the record date, Wells Fargo Institutional Trust Services, as the trustee for the employee salaried savings plan, held •  shares of ITT common stock (approximately • % of the outstanding shares) and Northern Trust, as the trustee for the hourly employees savings plans, held •  shares of ITT common stock (approximately • % of the outstanding shares).

Who counts the votes? Is my vote confidential?  Representatives of the Bank of New York Mellon Shareowner Services count the votes. Representatives of IVS Associates, Inc. act as Inspectors of Election for the 2008 Annual Meeting. The Inspectors of Election monitor the voting and certify whether the votes of shareholders are kept in confidence in compliance with ITT’s confidential voting policy.

Who pays for the proxy solicitation cost?  ITT pays the cost of soliciting proxies from registered owners. ITT has appointed Georgeson & Company to help with the solicitation effort. ITT will pay Georgeson & Company a fee of $15,000 to assist with the solicitation and also reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners.

Who solicits proxies?  Directors, officers or other regular employees of ITT may solicit proxies from shareholders in person or by telephone, facsimile transmission or other electronic communication.

How does a shareholder submit a proposal for the 2009 Annual Meeting?  Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. Under the rule, if a shareholder wants to include a proposal in ITT’s proxy materials for its next Annual Meeting, the proposal must be received by ITT at its principal executive offices on or before November • , 2008 and comply with eligibility requirements and procedures. An ITT shareholder who wants to present a matter for action at ITT’s next Annual Meeting, but chooses not to do so under Exchange Act Rule 14a-8, must deliver to ITT, at its principal executive offices, on or before November • , 2008 a written notice to that effect. In either case, as well as for shareholder nominations for Directors, the shareholder must also comply with the requirements in the Company’s By-laws with respect to a shareholder properly bringing business before the Annual Meeting. (You can request a copy of the By-laws from the Secretary of ITT.)

Can a shareholder nominate Director Candidates?  The Company’s By-laws permit shareholders to nominate Directors at the Annual Meeting. To make a Director nomination at the 2009 Annual Meeting, you must submit a notice with the name of the candidate on or before November • , 2008 to the Secretary of ITT. The nomination and notice must meet all other qualifications and requirements of the Company’s Governance Principles, By-laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all Director nominees, which are discussed in further detail below at pages 31 to 35 under “Information about the Board of Directors-Director Selection and Composition.” No one may be nominated for election as a Director after he or she has reached 72 years of age. (You can request a copy of the nomination requirements from the Secretary of ITT.)

Stock Ownership Information

The Board of Directors’ share ownership guidelines currently provide for share ownership levels at five times the annual retainer amount. Non-Management Directors receive a portion of their retainer in restricted stock and are encouraged to hold such restricted stock until such time as his or her total share ownership meets or exceeds the ownership guidelines.

Share ownership guidelines for corporate officers, first approved by ITT’s Board of Directors during 2001, are regularly reviewed. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. The approved guidelines require share ownership expressed as a multiple of base salary for all corporate officers.

Specifically the guidelines apply as follows: chief executive officer at five times base salary; chief financial officer at three times annual base salary; senior vice presidents and group presidents at two times annual base salary; and all other corporate vice presidents at one times annual base salary. In achieving these ownership levels, shares owned outright, Company restricted stock and restricted stock units, shares held in the Company’s dividend reinvestment plan, shares owned in the ITT Salaried Investment and Savings Plan, and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan are considered.

To attain the ownership levels set forth in the guidelines it is expected that any restricted shares that become unrestricted will be held, and that all shares acquired through exercise of stock options will be held, except in all cases to the extent necessary to meet tax obligations.

Compliance with the guidelines is monitored periodically and, as of January 31, 2008, the share ownership levels have been substantially met, except for Dr. Mohapatra who was elected to the Company’s Board, effective February 14, 2008.

Share Ownership Guideline Summary

Non-Management Directors	5 X Annual Retainer Amount
CEO	5 X Annual Base Salary
CFO	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Vice Presidents	1 X Annual Base Salary

The following table shows, as of February 29, 2008, the beneficial ownership of ITT common stock and options exercisable within 60 days by each Director, by each of the executive officers named in the Summary Compensation Table at page 67, and by all Directors and executive officers as a group. In addition, with respect to Mr. Loranger, we have provided information about ownership of restricted stock units that provide economic linkage to ITT common stock but do not represent actual beneficial ownership of shares.

Stock Ownership of Directors and Executive Officers

		Amount and Nature of Beneficial Ownership
		Total	ITT Common
	Title of Class	Shares	Stock
	ITT Common	Beneficially	Shares		Stock		Percentage
Name of Beneficial Owner	Stock	Owned	Owned	Options(1)	Units		of Class
Steven R. Loranger(2)	Common Stock	382,252	99,798	282,454	213,786	(3)	0.328%

Curtis J. Crawford	Common Stock	44,181	30,654	13,527	—		0.024%

Christina A. Gold	Common Stock	34,684	21,157	13,527	—		0.019%

Ralph F. Hake	Common Stock	21,636	11,669	9,967	—		0.012%

John J. Hamre	Common Stock	30,757	17,230	13,527	—		0.017%

Raymond W. LeBoeuf	Common Stock	33,042	19,515	13,527	—		0.018%

Frank T. MacInnis	Common Stock	26,813	13,286	13,527	—		0.015%

Surya N. Mohapatra(4)	Common Stock	342	342	—	—		0.000%

Linda S. Sanford	Common Stock	35,576	22,049	13,527	—		0.020%

Markos I. Tambakeras	Common Stock	27,388	13,861	13,527	—		0.015%

Denise L. Ramos	Common Stock	18,930	18,930	—	—		0.010%

Henry J. Driesse	Common Stock	171,357	37,797	133,560	—		0.094%

Steven F. Gaffney	Common Stock	63,524	22,476	41,048	—		0.035%

Gretchen W. McClain	Common Stock	51,852	24,316	27,536	—		0.029%

George E. Minnich	Common Stock	24,936	24,936	—	—		0.014%

All Directors and Executive Officers as a Group	Common Stock	967,270	378,016	589,254	213,786		0.651	%(5)

(1)	More detail on outstanding option awards is provided in the 2007 Outstanding Equity Awards at Fiscal Year-End table at page 77. Ms. Ramos’ outstanding options, reported on page 77, are not exercisable within sixty days. Dr. Mohapatra’s outstanding options, noted on page 44, are not exercisable within sixty days.

(2)	On June 28, 2004, Mr. Loranger received an award of 250,000 Restricted Stock Units (“RSUs”) under the ITT 2003 Equity Incentive Plan, in connection with his employment agreement. One-third of the units vested on June 28, 2007. The remaining two-thirds vest on June 28, 2008 and June 28, 2010. One-half of the vesting RSUs settle upon the vesting date and one-half of the vesting RSUs settle within ten days of Mr. Loranger’s termination of employment. During the restriction period Mr. Loranger may not vote the shares but is credited for RSU dividends. On June 28, 2007, 85,342 restricted stock units vested and one half of the vested restricted stock units settled on the vesting date and one-half will settle within ten days of Mr. Loranger’s termination of employment.

(3)	Mr. Loranger received credit for 2,030 restricted stock units as dividends during 2007.

(4)	Dr. Mohapatra was elected a Director of the Company effective February 14, 2008. On February 15, 2008 Dr. Mohapatra was awarded 342 shares of restricted stock.

(5)	Percentage of class includes restricted stock units.

The number of shares beneficially owned by each Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each Director or executive officer has sole dispositive and voting power, or shares those powers with his or her spouse.

As of February 29, 2008, all Directors and executive officers as a group owned 0.651% of the shares deemed to be outstanding. No individual Director or executive officer owned in excess of one percent of the shares deemed to be outstanding.

Schedule 13G Filings

Set forth below is information reported to the SEC on the most recently filed Schedule 13G by the following person who owned more than 5% of ITT outstanding common stock. This information does not include holdings by the Trustee with respect to individual participants in the ITT Salaried Investment and Savings Plan.

	Amount and
	nature of
Name and address	beneficial	Percent of
of beneficial owner	ownership	Class

Barrow, Hanley, Mewhinney & Strauss, Inc.(1)	11,893,835	6.5%
2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761

(1)	As reported on Schedule 13G dated February 11, 2008, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power with respect to 818,435 shares, shared voting power with respect to 11,075,400 shares, and sole dispositive power with respect to 11,893,835 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all filing requirements were satisfied in a timely manner for the year ended December 31, 2007.

Proposals to be voted on at the 2008 Annual Meeting

1.	Election of Directors

The Board of Directors has nominated nine individuals for election as Directors at the 2008 Annual Meeting. Each of the nominees is currently serving as a Director of ITT and has agreed to continue to serve if elected until his or her retirement, resignation or death. If unforeseen circumstances arise before the 2008 Annual Meeting and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election. If the Board nominates another candidate, the proxies could use their discretion to vote for that nominee. Each Director elected at the 2008 Annual Meeting will be elected to serve as a Director until ITT’s next Annual Meeting. Mr. Raymond W. LeBoeuf, who has served as a Director of the Company since 2000, is not standing for re-election at the May 13, 2008 Annual Meeting. The Company and its Directors appreciate the valuable contributions and business judgment of Mr. LeBoeuf.

The Board of Directors recommends that you vote FOR the election of each of the following nine nominees:

Steven R. Loranger Chairman, President and Chief Executive Officer, ITT Corporation

Mr. Loranger, 56, was appointed President and Chief Executive Officer and elected a Director of ITT on June 28, 2004. He was elected Chairman of the Board of Directors on December 7, 2004. Mr. Loranger previously served as Executive Vice President and Chief Operating Officer of Textron, Inc. from 2002 to 2004, overseeing Textron’s manufacturing businesses, including aircraft and defense, automotive, industrial products and components. From 1981 to 2002, Mr. Loranger held executive positions at Honeywell International Inc. and its predecessor company, AlliedSignal, Inc., including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses. Mr. Loranger is a member of the Business Roundtable and serves on the boards of the National Air and Space Museum and the Congressional Medal of Honor Foundation. Mr. Loranger received bachelors and masters degrees in science from the University of Colorado. Mr. Loranger is also a director of the FedEx Corporation.

Mr. Loranger has been a Director of ITT since 2004.

Curtis J. Crawford, Ph.D. President and Chief Executive Officer, XCEO, Inc., a leadership and corporate governance consulting firm

Dr. Crawford, 60, is President and Chief Executive Officer of XCEO, Inc. From April 1, 2002 to March 31, 2003 he served as President and Chief Executive Officer of Onix Microsystems, a private photonics technology company. He was Chairman of the Board of Directors of ON Semiconductor Corporation from September 1999 until April 1, 2002. Previously, he was President and Chief Executive Officer of ZiLOG, Inc. from 1998 to 2001 and its Chairman from 1999 to 2001. Dr. Crawford is a Director of E.I. DuPont de Nemours and Company, ON Semiconductor Corporation, and Agilysys, Inc. and is a member of the Board of Trustees of DePaul University. He received a B.A. degree in business administration and computer science and an M.A. degree from Governors State University, an M.B.A. from DePaul University and a Ph.D. from Capella University. Governors State University awarded him an honorary doctorate in 1996 and he received an honorary doctorate degree from DePaul University in 1999. Dr. Crawford is the author of two books on leadership and corporate governance.

Dr. Crawford has been a Director of ITT since 1996.

Christina A. Gold President, Chief Executive Officer and Director, The Western Union Company, Inc., a global leader in money transfer and financial services

Mrs. Gold, 60, has been President and Chief Executive Officer of The Western Union Company, a leading company in global money transfer, since September 2006. From May 2002 to September 2006, Mrs. Gold was President of Western Union Financial Services, Inc. and Senior Executive Vice President of Western Union’s parent company, First Data Corporation. From October 1999 to May 2002, she was Chairman, President and Chief Executive Officer of Excel Communications, Inc. Mrs. Gold served as President and Chief Executive Officer of The Beaconsfield Group from March 1998 to October 1999. From 1997 to 1998, Mrs. Gold was Executive Vice President of Global Development of Avon Products, Inc., and from 1993 to 1997, she was President of Avon North America. Mrs. Gold is also a director of The Western Union Company and New York Life Insurance. Mrs. Gold is a graduate of Carleton University, Ottawa, Canada.

Mrs. Gold has been a Director of ITT since 1997.

Ralph F. Hake Former Chairman and Chief Executive, Maytag Corporation, a home and commercial appliance company

Mr. Hake, 59, was Chairman and Chief Executive of Maytag Corporation from June of 2001 to March of 2006. Previously, he was Executive Vice President and Chief Financial Officer for Fluor Corporation, an engineering and construction firm. From 1987 to 1999, Mr. Hake served in various executive capacities at Whirlpool Corporation, including Chief Financial Officer and Senior Executive Vice President for global operations. He is also a director of Owens-Corning Corporation. Mr. Hake is a 1971 business and economics graduate of the University of Cincinnati and holds an M.B.A. from the University of Chicago.

Mr. Hake has been a Director of ITT since 2002.

John J. Hamre, Ph.D.
President and Chief Executive Officer, Center for Strategic & International Studies (”CSIS”), a public policy research institution dedicated to strategic, bipartisan global analysis and policy impact

Dr. Hamre, 57, was elected President and Chief Executive Officer of CSIS in April of 2000. Prior to joining CSIS, he served as U.S. Deputy Secretary of Defense from 1997 to 2000 and Under Secretary of Defense (Comptroller) from 1993 to 1997. Dr. Hamre is a Director of MITRE Corporation, Choicepoint, Inc. and SAIC, Inc. He received a B.A. degree, with highest distinction from Augustana College in Sioux Falls, South Dakota, was a Rockefeller Fellow at Harvard Divinity School and was awarded a Ph.D., with distinction, from the School of Advanced International Studies, Johns Hopkins University, in 1978.

Dr. Hamre has been a Director of ITT since 2000.

Frank T. MacInnis
Chairman and Chief Executive Officer, EMCOR Group, Inc., one of the world’s largest providers of electrical and mechanical construction services, energy infrastructure and facilities services.

Mr. MacInnis, 61, has been Chairman of the Board and Chief Executive Officer of EMCOR Group, Inc. since April 1994. He was also President of EMCOR from April 1994 to April 1997. Mr. MacInnis is also a Director of The Williams Companies, Inc., The Greater New York Chapter of the March of Dimes and ComNet Communications, LLC. Mr. MacInnis received an undergraduate degree from The University of Alberta and is a graduate of The University of Alberta Law School, Alberta, Canada.

Mr. MacInnis has been a Director of ITT since 2001.

Surya N. Mohapatra, Ph.D. Chairman of the Board, President and Chief Executive Officer of Quest Diagnostics Incorporated, the nation’s leading provider of diagnostic testing, information and services.

Dr. Mohapatra, 58, was appointed President and Chief Operating Officer of Quest Diagnostics Incorporated in June 1999, a Director in 2002, its Chief Executive Officer in May 2004, and Chairman of the Board in December 2004. Prior to joining Quest Diagnostics Incorporated in February 1999 as Senior Vice President and Chief Operating Officer, Dr. Mohapatra was Senior Vice President of Picker International, a worldwide leader in advanced medical imaging technologies, where he served in various executive positions during his 18-year tenure. Dr. Mohapatra earned a Bachelor of Science degree in electrical engineering from Sambalpur University in India. Additionally, he holds a Master of Science in medical electronics from the University of Salford, England, as well as a doctorate in medical physics from the University of London and The Royal College of Surgeons of England.

Dr. Mohapatra, who was identified by a third-party search firm, has been a director of ITT since February 2008.

Linda S. Sanford Senior Vice President, Enterprise On Demand Transformation, International Business Machines Corporation (“IBM”), an information technology company

Ms. Sanford, 55, was named Senior Vice President, Enterprise on Demand Transformation, IBM in January 2003. Previously, she was Senior Vice President and Group Executive, IBM Storage Systems Group, responsible for development of IBM’s Enterprise Storage Server and other storage-related hardware and software. She also has held positions as General Manager, IBM Global Industries and General Manager of IBM’s S/390 Division. Ms. Sanford is a member of the Women in Technology International Hall of Fame and the National Association of Engineers. She is on the Board of Trustees of St. John’s University and Rensselaer Polytechnic Institute, serves on the Board of Directors of Partnership for New York City and is Co-Chairperson of the Board of Directors for the Business Council of New York State, Inc. Ms. Sanford is a graduate of St. John’s University and earned an M.S. degree in operations research from Rensselaer Polytechnic Institute.

Ms. Sanford has been a Director of ITT since 1998.

Markos I. Tambakeras
Former Chairman, President and Chief Executive Officer, Kennametal, Inc., a premier global tooling solutions, engineered components and advanced materials supplier to the automotive, aerospace, energy, mining, construction and other industries

Markos I. Tambakeras Former Chairman, President and Chief Executive Officer, Kennametal, Inc., a premier global tooling solutions, engineered components and advanced materials supplier to the automotive, aerospace, energy, mining, construction and other industries

Mr. Tambakeras, 57, served as Chairman of the Board of Directors, Kennametal, Inc. from July 1, 2002 until December 31, 2006. He was also President and Chief Executive Officer of Kennametal from July 1999 through December 31, 2005. From 1997 to June 1999, Mr. Tambakeras served as President, Industrial Controls Business of Honeywell Incorporated. Mr. Tambakeras also serves on the Board of Parker Hannifin Corporation. Mr. Tambakeras received a B.Sc. degree from the University of Witwatersrand, Johannesburg, South Africa and an M.B.A. from Loyola Marymount University, Los Angeles, CA.

Mr. Tambakeras has been a Director of ITT since 2001.

2.	Ratification of Appointment of the Independent Auditor

Subject to the shareholders’ ratification, the Board of Directors has appointed Deloitte & Touche LLP as ITT’s Independent Auditor (“Deloitte” or the “Independent Auditor”) for 2008. Deloitte is registered as a registered public accounting firm by the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2007. The Audit Committee reviewed and considered Deloitte’s performance on the Company Audit. Performance factors reviewed included Deloitte’s :

•	independence
•	experience
•	client service
•	technical capabilities
•	client satisfaction assessment
•	responsiveness
•	financial strength
•	Public Company Accounting Oversight Board’s (“PCAOB”) 2006 report of selected Deloitte audits
•	leadership
•	the nature of non-audit services provided by Deloitte
•	management structure
•	peer review program
•	commitment to quality report
•	appropriateness of fees charged
•	compliance and ethics programs

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter including an agreement by the Company to submit disputes between Deloitte and the Company to a dispute resolution process and to limit awards based on punitive or exemplary damages under the dispute resolution procedures.

The Audit Committee discussed these considerations, fees and services with Deloitte and Company management. The Audit Committee also determined that any non-audit services provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, and rules promulgated by the PCAOB in Rule 3600T. Representatives of Deloitte will be present at the 2008 Annual Meeting to answer questions. Representatives of Deloitte also will have the opportunity to make a statement if they desire to do so.

Independent Auditor Fees

Aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and 2006 represent fees billed by the Company’s Independent Auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

	Fiscal Year Ended
	(in thousands)
	2007	2006

Audit Fees(1)	$8,643	$7,728
Audit-Related Fees(2)	951	2,963
Tax Fees(3)
Tax Compliance Services	428	381
Tax Planning Services	230	62

Total Tax Services	658	443

Total	$10,252	$11,134

(1)	Fees for audit services billed in 2007 and 2006 consisted of:

•	Audit of the Company’s annual financial statements and internal control over financial reporting;

•	Reviews of the Company’s quarterly financial statements;

•	Statutory and regulatory audits, consents and other services related to SEC matters; and

•	Financial accounting and reporting consultations.

(2)	Fees for audit-related services billed in 2007 and 2006 consisted of:

•	Employee benefit plan audits;

•	Audits and other attest work related to acquisitions and dispositions;

•	Internal control advisory services; and

•	Other miscellaneous attest services.

(3)	Fees for tax services billed in 2007 and 2006 consisted of tax compliance and tax planning and advice:

•	Tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document, compute, and obtain government approval for amounts to be included in tax filings consisting primarily of:

i. Federal, foreign, state and local income tax return assistance; and

ii. Internal Revenue Code and foreign tax code technical consultations.

•	Tax planning services are services and advice rendered with respect to proposed transactions or services that alter the structure of a transaction to obtain an anticipated tax result. Such services consisted primarily of:

i. Transfer pricing consultations; and

ii. Tax advice related to intra-group restructuring.

	2007	2006

Ratio of Tax Planning and Advice to Total Fees	2.2%	0.6%

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves audit services provided by the Independent Auditor. The Audit Committee has also adopted a policy on pre-approval of non-audit services provided by the Independent Auditor and certain non-audit services provided by outside internal audit service providers. The purpose of the policy is to clearly identify thresholds for services, project amounts and circumstances where the Independent Auditor and any outside internal audit service providers may perform non-audit services. A second level of review and approval by the Audit Committee is required when such non-audit services, project amounts or circumstances exceed the specified amounts.

The Audit Committee has determined that, where practical, all non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be the Independent Auditor. Providers other than the Independent Auditor shall be preferred in the selection process. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incidental to the normal auditing function which the Independent Auditor may provide without further Audit Committee approval. These categories include among others, the following:

1.	Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;

3.	Tax compliance and certain tax planning and advice work; and

4.	Accounting consultations and support related to generally accepted accounting principles (“GAAP”) or government contract compliance.

The Audit Committee has also approved specific categories of audit-related services, including assessment and review of internal controls and effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either of the Independent Auditor or any internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to the Independent Auditor on at least a quarterly basis.

The Company may not engage the Independent Auditor to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal auditing services;

6.	Management functions or human resources services;

7.	Broker-dealer, investment adviser or investment banking services; or

8.	Legal services and other expert services unrelated to the audit.

Employees of the Independent Auditor who are senior manager level or above, including lead or concurring partners and who have had any involvement with the Company in the independent audit, shall not be employed by the Company in any capacity for a period of five years after the termination of their activities on the Company account.

The Board of Directors recommends you vote FOR ratification of appointment of the Company’s Independent Auditor.

3.	Amendments to the Restated Articles of Incorporation of ITT Corporation

•	To Authorize Additional Shares, and

•	To Authorize the Company’s By-Laws to Provide for Majority Voting for Directors in Uncontested Elections

The Company’s Board of Directors has proposed, and recommends that shareholders approve at the Annual Meeting, a proposal to amend paragraph (a) of ARTICLE FOURTH of the Company’s

Restated Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 250,000,000 shares to 500,000,000 shares and the Board of Directors further has proposed, and recommends shareholders approve at the Annual Meeting a proposal to amend ARTICLE FIFTH of the Company’s Restated Articles of Incorporation in its entirety to authorize the Company’s By-laws to provide for majority voting for directors in uncontested elections. The descriptions of the amendments provided are qualified in their entirety by the text of the amendments set forth below.

The Board of Directors believes that the proposed amendments to the Restated Articles of Incorporation shown below are in the best interests of the Company and its shareholders:

1.	Paragraph (a) of ARTICLE FOURTH is amended (“Amendment No. 1”) to read in its entirety as follows:

“(A) The aggregate number of shares of stock that the Corporation shall have authority to issue is 550,000,000 shares, consisting of 500,000,000 shares designated “Common Stock” and 50,000,000 shares designated “Preferred Stock”. The shares of Common Stock shall have a par value of $1 per share, and the shares of Preferred Stock shall not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any fee or tax based upon the capitalization of the Corporation, the shares of Preferred Stock shall be deemed to have a par value of $.01 per share.”

2.	ARTICLE FIFTH of the Corporation’s Restated Articles of Incorporation hereby is amended (“Amendment No. 2”) to read in its entirety as follows:

ARTICLE FIFTH

(a)	The number of directors constituting the Board of Directors of the Corporation shall be fixed in accordance with the By-Laws of the Corporation. In a contested election of directors (i.e. any election where the number of nominees exceeds the number of directors to be elected), directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In an uncontested election of directors, directors shall be elected by a plurality, or such greater number as is specified in the By-Laws of the Corporation, of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(b)	Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

(c)	Shareholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such shareholder.

(d)	Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of these Articles of Incorporation.

As of February 29, 2008, approximately 181,527,145 shares of Common Stock were issued and outstanding and approximately 11,303,000 unissued shares were reserved for issuance under the Company’s equity compensation plans, including approximately 2,630,000 shares of Common Stock available for future issuance. As of February 29, 2008, none of the Company’s 50,000,000 shares of authorized Preferred Stock had been issued.

Authorized additional shares of Common Stock will assure that Common Stock will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners or to provide equity incentives to employees and officers or for other corporate purposes.

If the proposed amendment to paragraph (a) of ARTICLE FOURTH is approved by the shareholders, the Board of Directors may issue such additional shares without soliciting further shareholder approval, except as may be required by applicable law. The additional shares, when issued, will have the same voting and other rights as the Company’s presently authorized Common Stock. Shareholders of the Company shall not have any preemptive rights to subscribe for additional issues of stock except as may be agreed from time to time by the Company and any such shareholder.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or making more difficult a change of control of the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

The Company does not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing equity compensation and purchase plans.

ARTICLE FIFTH of the Restated Articles of Incorporation is proposed to be amended to provide that the Company’s By-laws may increase the plurality vote required to elect Directors in an uncontested election. If this amendment is approved, the Company’s By-laws will be amended to provide that in any uncontested election Directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at which a quorum is present. Any Director nominee who receives less than a majority of the votes cast will not be elected. Any Director nominee who fails to be elected but who is a Director at the time shall promptly provide a written resignation as a holdover Director to the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee shall promptly consider the resignation and all relevant facts and circumstances concerning the vote, including whether the cause of the vote may be cured and in the best interests of the Company and its shareholders. The independent directors of the Board will act on the Nominating and Governance Committee’s recommendation at its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

If approved, this proposal will become effective upon the filing of Articles of Amendment to the Restated Articles of Incorporation with the Secretary of State of the State of Indiana substantially in the form attached as Appendix A which the Company intends to do promptly after the 2008 Annual Meeting.

The Board of Directors recommends you vote FOR the amendment to Paragraph (a) of ARTICLE FOURTH of the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 to 500,000,000. The Board of Directors further recommends you vote FOR the amendment to the ARTICLE FIFTH of the Restated Articles of Incorporation in its entirety to authorize the Company’s By-laws to provide for majority voting for directors in uncontested elections.

4.	Approval of Amendment and Restatement of the ITT Corporation 2003 Equity Incentive Plan

We request shareholder approval of the ITT Corporation 2003 Equity Incentive Plan, as amended and restated on February 15, 2008, to

•	increase the number of shares that can be issued under the plan by 3,200,000 shares

•	increase the number of shares that can be issued with respect to restricted stock and restricted stock unit awards by 2,000,000 shares

•	remove net share counting provisions and clarify that when stock appreciation rights are settled in stock, the share reserve is reduced by the total number of shares underlying the award, not just the number of shares issued

•	enhance the plan’s provision prohibiting repricing of stock options or stock appreciation rights and

•	make other nonmaterial changes.

Shareholder approval is required prior to increasing the number of shares that can be issued under the plan or increasing the number of shares that can be issued with respect to restricted stock and restricted stock units. As previously approved by the shareholders in 2003, the plan authorizes issuance of up to 12,200,000 shares (as adjusted for the February 21, 2006 2:1 stock split) of our common stock. Of those 12,200,000 shares originally authorized for issuance under the plan, as of February 29, 2008 there were approximately 2,630,000 shares remaining available for future grants. As previously approved, the plan provides that 2,000,000 shares (as adjusted for the February 21, 2006 2:1 stock split) may be issued with respect to restricted stock and restricted stock unit awards.

Upon recommendation of the Compensation and Personnel Committee, at its February 15, 2008 meeting, our Board of Directors approved a 3,200,000 increase in the number of shares that can be issued under the plan, a 2,000,000 increase in the number of shares that can be issued with respect to restricted stock and restricted stock unit awards, and the other amendments noted above, subject to shareholder approval at the 2008 Annual Meeting.

The following is a summary of the material terms of the plan, as amended. The description of the plan is qualified in its entirety by the actual provisions of the plan, which are attached to this Proxy Statement as Appendix B.

Summary Description of the Plan

The following summary of the terms of the plan is qualified in its entirety by reference to the text of the plan, which is attached as Appendix B. If approved, the number of shares of our common stock authorized for issuance under the plan will be increased effective as of May 13, 2008.

Plan History.  The ITT Corporation 2003 Equity Incentive Plan, formerly known as the ITT Industries, Inc. 2003 Equity Incentive Plan, was approved by the Board of Directors on March 11, 2003 and became effective upon approval by the shareholders at the 2003 Annual Meeting. On May 13, 2003, the plan replaced, on a prospective basis, the 2002 ITT Industries Stock Option Plan for Non-Employee Directors, the ITT Industries 1996 Restricted Stock Plan for Non-Employee Directors, and the 1994 ITT Industries Incentive Stock Plan. No new grants may be made from these prior plans. The plan has been renamed the ITT Corporation 2003 Equity Incentive Plan.

Administration.  The plan is administered by the Compensation and Personnel Committee of the Board of Directors, which we refer to in this summary as the committee. The committee interprets the terms and intent of the plan and determines who is eligible to receive awards under the plan. The committee may adopt rules, regulations and guidelines for administering the plan and may delegate administrative duties to one or more of its members or to one or more agents or advisors. Additionally, the committee may, by resolution, authorize one or more of our officers to designate who can receive awards and the size of the awards, except that the committee may not delegate these responsibilities to any officer for awards granted to an employee that is considered one of our elected officers, or to the extent it would unintentionally cause awards not to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

Eligibility.  All of our employees and directors and the employees of our subsidiaries and other affiliates are eligible to participate in the plan. Approximately 39,700 employees and 9 non-employee directors are currently eligible to participate. Because the plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate in the plan and the benefits that will be provided to the participants cannot be determined at this time.

Stock Available for Issuance Under the Plan.  Under the original terms of the plan, up to 6,100,000 shares (12,200,000 as adjusted for the February 21, 2006 2:1 stock split) of our common stock were authorized for issuance under the plan. The number of shares that could be issued with respect to restricted stock and restricted stock units could not exceed 2,000,000 shares (as adjusted for the February 21, 2006 2:1 stock split).

As amended and restated, the total number of shares that may be issued under the plan will be increased by 3,200,000 shares to a total of 15,400,000 shares and the number of shares that can be issued with respect to restricted stock and restricted stock unit awards will be increased by 2,000,000 shares to a total of 4,000,000 shares. The shares available for issuance under the plan may be authorized and unissued shares or treasury shares. The last reported sale price of a share of ITT Corporation common stock on March • , 2008 was $ • .

The plan provides that shares related to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, are settled in cash rather than shares, or are exchanged with the committee’s permission for awards not involving shares, may be available again for grants under the plan. As amended and restated, the plan also provides that upon the exercise of a stock-settled stock appreciation right, the number of shares subject to an award that are then being exercised will be counted against the maximum aggregate number of shares that may be issued under the plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares used to settle the stock appreciation right upon exercise. Prior to the amendment and restatement, the plan provided that if shares were tendered by participants to satisfy the exercise price of a stock option or tax withholding obligations, or if a stock appreciation right was exercised, only the net number of shares issued would count against the share reserve. The prior provision also provided that the share reserve would not be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock or restricted stock units. The amendment and restatement removes these net share counting provisions.

Description of Awards Under the Plan.  Stock-based compensation will typically be issued in consideration for the performance of services to us and our subsidiaries and other affiliates. The plan provides for a number of forms of stock-based compensation. The committee may award stock options, stock appreciation rights, restricted stock, and restricted stock units. The forms of awards are described in greater detail below.

Stock Options.  The committee can award incentive stock options, which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options, which are not intended to comply with Section 422 of the Internal Revenue Code. The committee determines the terms of the stock options, including the period during which the stock options may be exercised, which may not exceed ten years, and the exercise price of the stock options, which, except with respect to stock options granted outside the United States, may not be less than the fair market value of the underlying shares of common stock on the date the stock option is granted. A nonqualified stock option granted outside the United States may be granted with an exercise price less than the fair market value of the underlying shares of common stock on the date of grant if necessary to comply with local tax laws and regulations. Subject to the specific terms of the plan, the committee has discretion to set any additional limitations on stock option grants as it deems appropriate.

Each stock option award agreement sets forth the extent to which the participant will have the right to exercise the stock option following termination of the participant’s employment or service as a director. The termination provisions are determined within the discretion of the committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service as a director.

Upon the exercise of a stock option granted under the plan, the exercise price is payable in full either in cash or its equivalent, by tendering shares having a fair market value at the time of exercise equal to the total exercise price, by a combination of these methods, or by any other method approved by the committee in its discretion.

Stock Appreciation Rights.  The committee may grant stock appreciation rights in tandem with stock options, freestanding and unrelated to options, or any combination of these forms. In any case, the form of payment of a stock appreciation right will be determined by the committee at the time of grant, and may be in shares of common stock, cash, or a combination of the two. If granted other than in tandem, the committee will determine the number of shares of common stock covered by, and the exercise period for, the stock appreciation right.

As amended and restated, the plan provides that, unless required to comply with applicable foreign laws, a stock appreciation right’s base price may not be less than the fair market value of the underlying shares of common stock on the date the stock appreciation right is granted. Prior to the amendment and restatement, the plan permitted issuance of stock appreciation rights with a base price that was less than the stock’s fair market value. Stock appreciation rights granted outside the United States may be granted with a base price less than the fair market value of the underlying shares of common stock on the date of grant if necessary to comply with local tax laws and regulations.

Upon exercise of the stock appreciation right, the participant will receive an amount equal to the excess of the fair market value of one share of stock on the date of exercise over the fair market value of one share of the stock on the grant date, multiplied by the number of shares of stock covered by the stock appreciation right exercise. If granted in tandem with an option, a stock appreciation right’s exercise period may not exceed that of the option. The participant may exercise a tandem stock appreciation right when the option is exercisable, surrender the option, and receive on exercise an amount equal to the excess of the fair market value of one share of stock on the date we receive the surrender election over the option exercise price, multiplied by the number of shares of stock covered by the stock appreciation right exercise.

Each stock appreciation right award agreement will set forth the extent to which the participant will have the right to exercise the stock appreciation right following termination of the participant’s employment or service as a director. The termination provisions will be determined within the discretion of the committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service as a director.

Restricted Stock.  The committee is also authorized to award shares of restricted common stock under the plan upon such terms and conditions as it may establish. The participants may be required to pay a purchase price for each share of restricted stock granted. The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock granted, such other provisions as the committee determines and/or restrictions under applicable federal or state securities laws. Although participants may have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until satisfaction of other conditions imposed by the committee in its sole discretion. Participants may also receive dividends on their shares of restricted stock and the committee, in its discretion, will determine how such dividends are to be paid.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant’s employment or service as a director. These provisions are determined in the sole discretion of the committee, need not be uniform among all shares of restricted stock issued under the plan and may reflect distinctions based on reasons for termination of employment or service as a director.

Restricted Stock Units.  The committee is also authorized to award restricted stock units under the plan upon such terms and conditions as it establishes. The award agreement will specify the period(s) of restriction, the number of restricted stock units granted, such other provisions as the committee determines and/or restrictions under applicable federal or state securities laws. The participants have no voting rights with respect to the restricted stock units and do not have the right to sell or otherwise transfer the units during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the committee in its sole discretion. Participants may receive credit for dividends or dividend equivalents on their restricted stock units and the committee, in its discretion, will determine how such credits for dividends or dividend equivalents on restricted stock units are to be paid.

Each award agreement for restricted stock units will set forth the extent to which the participant will have the right to retain unvested restricted stock units following termination of the participant’s employment or service as a director. These provisions will be determined in the sole discretion of the committee, need not be uniform among all awards of restricted stock units issued under the plan and may reflect distinctions based on reasons for termination of employment or service as a director.

Performance Measures.  The committee may grant awards under the plan subject to the attainment of the following performance measures: net earnings, earnings per share, net income (before or after taxes), net sales growth, net operating profit, return measures (including, but not limited to, return on assets, capital, equity, or sales), productivity ratios, expense targets, working capital targets, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, earnings before or after taxes, interest, depreciation and/or amortization, gross or operating margins, margins, operating efficiency, customer satisfaction, employee satisfaction metrics, human resources metrics, share price (including, but not limited to, growth measures and total shareholder return), and EVA®.

Performance measures may be measured solely on the company’s or an affiliate’s performance, on a business unit basis, or a combination thereof. Performance measures may reflect absolute entity performance or a relative comparison of entity performance to the performance of a group of comparator companies, or published or special index that the committee selects. The committee may also compare the company’s stock price to various stock market indices. The committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (4) any reorganization and restructuring programs, (5) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (6) acquisitions or divestitures, and (7) foreign exchange gains and losses.

Subject to the individual and plan limits described herein, the number of performance-based awards granted to any participant in any year is determined by the committee in its sole discretion. The committee may reduce, but not increase, the value of a performance-based award.

Individual Limits.  The maximum number of shares with respect to which stock options may be granted to an individual during any one year is 600,000. The maximum number of shares with respect to which stock appreciation rights may be granted to any individual during any one year is 600,000. The maximum number of shares of restricted stock or restricted stock units that may be granted to an individual during any one year is 300,000.

Adjustment, Change of Control and Amendments.  The plan provides for appropriate adjustments in the number and nature of shares of common stock subject to outstanding awards, the number of shares available for awards under the plan, the individual award limits in the plan and the exercise price of options and the grant price of stock appreciation rights, in the event of restructuring events and certain other events that change the value of our stock, such as a merger, reorganization, stock split, stock dividend, recapitalization through a large, non-recurring cash dividend, spin off or other similar event. The committee specifies in each Participant’s award agreement the treatment of outstanding awards upon a change of control.

The plan may be modified or amended by the committee at any time and for any purpose which the committee deems appropriate, except that no amendment can adversely affect any outstanding awards in a material way without the affected award holder’s consent. Except for adjustments made in connection with events described in the prior paragraph, the exercise price of stock options and the grant price of stock appreciation rights issued under the plan may not be reduced without the approval of shareholders. Prior to the amendment and restated, the plan contained a restriction on repricing, but it was limited to stock options and it only required shareholder approval of a repricing if shareholder would be required by law, regulation or stock exchange rule.

Nontransferability.  Unless otherwise determined by the committee and provided in a participant’s award agreement, awards may not be assigned or transferred by a plan participant except by will or by the laws of descent and distribution, and any stock option or stock appreciation right is exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. Nonqualified stock options and stock appreciation rights may not be transferred for value or consideration.

Duration of the Plan.  Subject to the committee’s right to terminate the plan earlier, the plan will remain in effect until all shares subject to the plan have been purchased or acquired.

Federal Income Tax Consequences.  The following discussion covers some of the United States federal income tax consequences with respect to awards that may be granted under the plan. It is a brief summary only. Participants should consult with their tax advisors for a complete statement of all relevant federal tax consequences. This summary does not describe state, local, or foreign tax consequences of an individual’s participation in the plan.

Federal Income Tax Consequences — Participants

Options.  A plan participant will not recognize income for federal income tax purposes when incentive stock options are granted or exercised. If the participant disposes of shares acquired by exercise of an incentive stock option either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the incentive stock option, the participant will recognize in the year of disposition: (a) ordinary income, to the extent the lesser of either (1) the fair market value of the shares on the date of option exercise, or (2) the amount realized on disposition, exceeds the option exercise price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option exercise price.

The exercise of an incentive stock option may result in alternative minimum tax liability. The excess of the fair market value of the shares purchased on exercise of an incentive stock option over the exercise price paid for such shares is considered alternative minimum taxable income for alternative minimum tax purposes.

With respect to nonqualified stock options, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the stock option exercise price.

Upon a subsequent disposition of the shares received from the exercise of an option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

Stock Appreciation Rights.  The recipient of a grant of stock appreciation rights will not realize taxable income on the date of such grant. Upon the exercise of a stock appreciation right, the recipient will realize ordinary income equal to the amount of cash or fair market value of stock received.

Restricted Stock.  A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant.

Restricted Stock Units.  A participant holding restricted stock units will, at the time the units vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting.

Federal Tax Consequences — ITT Corporation.  In general, we will receive an income tax deduction at the same time and in the same amount as the amount which is taxable to the employee as ordinary income, except to the extent prohibited by Section 162(m) of the Internal Revenue Code. To the extent a participant realizes capital gains, as described above, we will not be entitled to any corresponding deduction for federal income tax purposes.

Section 162(m).  Under Section 162(m) of the Internal Revenue Code, compensation paid to covered employees in excess of $1 million for any taxable year generally is not deductible by us unless such compensation qualifies as performance-based compensation, which requires, among other things, that the compensation is paid pursuant to a plan, the material terms of which have been approved by our shareholders. Proposal 5 requests shareholder approval of the material terms of the plan for this purpose.

Generally, a covered employee under Section 162(m) means the principal executive officer and our three other highest compensated executive officers, other than our principal financial officer, as of the last day of the applicable taxable year.

It is presently anticipated that the committee will at all times consist of outside directors as required for purposes of Section 162(m), and that the committee will take the effect of Section 162(m) into consideration in structuring plan awards.

Future Plan Benefits.  The future benefits that will be received under the plan by particular individuals or groups are not determinable at this time

As of March 1, 2008 Mr. Loranger has received 621,967 options under the plan, Ms. Ramos has received 16,359 options under the plan, Mr. Minnich has received 83,270 options under the plan, Mr. Driesse has received 113,627 options under the plan, Mr. Gaffney has received 89,431 options under the plan, and Ms. McClain has received 73,880 options under the plan. All current executive officers as a group have received 1,382,960 options under the plan. All current directors who are not executive officers as a group have received 83,560 options under the plan. The nominees for election as directors, other than Mr. Loranger, have received the following number of options under the plan: Dr. Crawford 10,360 options; Mrs. Gold 10,360 options; Mr. Hake 10,360 options; Dr. Hamre 10,360 options; Mr. MacInnis 10,360 options; Dr. Mohapatra 680 options; Ms. Sanford 10,360 options; and Mr. Tambakeras 10,360 options. No associates of such directors, executive officers or nominees have received options under the plan. All employees, including all current officers who are not executive officers, as a group have received 7,456,962 options under the plan.

The Board of Directors Recommendation.

Under the laws of the State of Indiana, this matter is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, neither abstentions nor broker non-votes have any effect on the votes required under Indiana law. However, under the New York Stock Exchange rules, the plan must be approved by a majority of the votes cast and the number of votes cast must represent more than 50% of all the shares entitled to vote. For purposes of the approval required under the New York Stock Exchange rules, abstentions will have the effect of a vote against this agenda item and broker non-votes will have no effect, except to the extent they impact whether the 50% of all common shares entitled to vote test has been satisfied. For the purpose of determining whether the number of votes cast represents more than 50% of the shares of common stock entitled to vote, abstentions will count as votes cast and broker non-votes will not count as votes cast.

The Board of Director recommends you vote “FOR” approval of the ITT Corporation 2003 Equity Incentive Plan.

5.	Re-Approval of Material Terms of the ITT Corporation 2003 Equity Incentive Plan

We request that shareholders re-approve the material terms of the ITT Corporation 2003 Equity Incentive Plan to preserve ITT’s ability to deduct compensation associated with future performance-based incentive awards to be made under the plan.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our principal executive officer and our other three most highly-compensated executive officers other than our principal financial officer. There is, however, an exception to this limitation for certain performance-based compensation. Awards made pursuant to the plan may constitute performance-based compensation that is not subject to the deductibility limitation of Section 162(m). To continue to qualify for this exception, the shareholders must reapprove the material terms of the performance measures of the plan every five years. Shareholders last approved the plan’s performance measures in 2003. We are now submitting the plan’s performance goals for re-approval at the 2008 Annual Meeting. If this proposal is not approved by shareholders, we will continue to grant awards under the plan, but certain awards to executive officers will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and will therefore not be fully tax deductible. The material terms of the plan being submitted for re-approval for purposes of Section 162(m) are outlined below. The description of the plan is qualified in its entirety by the actual provisions of the plan, which are attached to this Proxy Statement as Appendix B.

Eligibility and Participation.  All of our employees and directors and the employees of our subsidiaries and other affiliates are eligible to participate in the plan. Approximately 39,700 employees and 9 non-employee directors are currently eligible to participate. Because the plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate in the plan and the benefits that will be provided to the participants cannot be determined at this time.

Performance Measures.  The committee that administers the plan may grant awards subject to the attainment of the following performance measures: net earnings, earnings per share, net income (before or after taxes), net sales growth, net operating profit, return measures (including, but not limited to, return on assets, capital, equity, or sales), cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, earnings before or after taxes, interest, depreciation and/or amortization, gross or operating margins, productivity ratios, share price (including, but not limited to, growth measures and total shareholder return), expense targets, margins, operating efficiency, customer satisfaction, employee satisfaction metrics, human resources metrics, working capital targets, and EVA®.

Performance goals may be measured solely on the company’s or an affiliate’s performance, on a business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a group of comparator companies, or published or special index that the committee selects. The committee may also compare the company’s stock price to various stock market indices. The committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (4) any reorganization and restructuring programs, (5) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (6) acquisitions or divestitures, and (7) foreign exchange gains and losses.

Restrictions and Adjustments.  Grants under the plan may be made in the form of incentive and nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units. Except in the case of adjustments or grants made under the plan’s anti-dilution adjustment provision upon an event that changes the company’s stock price, and replacement grants made in connection with mergers, acquisitions, reorganizations or similar transactions, the per share exercise price of stock options and the grant price of stock appreciation rights awarded under the plan will not be less than the fair market value of our common stock on the date of grant. The committee has the authority to provide for accelerated vesting of any award based on the achievement of performance goals. Awards that are designed to qualify as performance-based compensation, and that are held by employees covered under Section 162(m) may not be adjusted upward, but the committee may adjust such awards downward. If applicable tax and/or securities laws change to permit committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the committee may make such changes without obtaining shareholder approval.

Maximum Grants under the Plan.  Subject to adjustment pursuant to the anti-dilution provisions of the plan, the total number of shares with respect to which options may be granted in any calendar year to any participant shall not exceed 600,000 shares, the total number of shares of restricted stock or restricted stock units that may be granted in any calendar year to any participant shall not exceed 300,000 shares or units, as the case may be, and the total number of shares granted in the form of stock appreciation rights that may be granted in any calendar year to any participant shall not exceed 600,000 shares.

Board of Directors Recommendation.

The Board of Directors believes that it is in the best interests of ITT Corporation and its shareholders to receive the full income tax deduction for performance-based compensation paid under the plan. The Board is therefore asking the shareholders to re-approve, for purposes of Section 162(m) of the Internal Revenue Code, the material terms of the plan set forth above. The complete text of the plan is set forth as Appendix B. A more complete summary of the material terms of the plan appear under Proposal 4 above.

Re-approval of the material terms of the plan for purposes of Section 162(m) requires the affirmative vote of a majority of votes cast. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect. Under the laws of the State of Indiana, the matter is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Neither abstentions nor broker non-votes have any effect on the votes required under Indiana law.

The Board of Director recommends you vote “FOR” re-approval of the material terms of the ITT Corporation 2003 Equity Incentive Plan.

6.	Approval of the Material Terms of the ITT Corporation Annual Incentive Plan for Executive Officers

We request that shareholders approve the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers, as amended and restated on February 15, 2008. Approval of these material terms will preserve our ability to deduct compensation associated with performance-based incentive awards made under the plan.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our principal executive officer and our three other most highly-compensated executive officers other than our principal financial officer. There is, however, an exception to this limit for certain performance-based compensation. Awards made pursuant to the plan may constitute performance-based compensation and thereby avoid the deductibility limitation of Section 162(m).

To continue to qualify for this exception, the shareholders must re-approve the material terms of the performance goals of the plan every five years. In addition, if changes are made to the material terms of the performance goals, shareholder approval must be obtained. In 2008, upon the recommendation of our Compensation and Personnel Committee, our Board approved amendments to the plan, subject to shareholder approval at the 2008 Annual Meeting. These amendments

•	expand the group of employees who are eligible to participate in the plan

•	expand the types of performance measures that can be used for awards and

•	increase the plan’s limitation on the amount that can be paid under the plan to a participant during a specified period.

We are now submitting the material terms of the plan, as amended and restated, for approval at the 2008 Annual Meeting. If this proposal is not approved by shareholders, we will continue to grant awards under the plan, but certain awards to executive officers will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and will therefore not be fully tax deductible.

Following is a description of the material terms of the plan, as amended and restated and approved by our Board at its February 15, 2008 meeting. The description of the plan is qualified in its entirety by the actual provisions of the plan, which are attached to this Proxy Statement as Appendix C.

Plan History.  The Annual Incentive Plan for Executive Officers was originally adopted by our Board in 1997 and approved by the shareholders at the annual meeting held May 15, 1997. The plan was amended and restated as of July 13, 2004 to amend the definition of an acceleration event to include mergers where ITT is the surviving entity, but not the initiator of a transaction. This amendment did not require shareholder approval. The plan was previously known as the ITT Industries 1997 Annual Incentive Plan for Executive Officers. The plan has been renamed the ITT Corporation Annual Incentive Plan For Executive Officers.

Purpose of the Plan.  The primary purpose of the plan is to provide incentive compensation in the form of short-term cash incentives for achievement of specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value. It is intended that awards under the plan qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code so that we can fully deduct the incentive awards paid under the plan as business expenses for federal income tax purposes.

Eligibility.  One of the changes made in the amendment and restatement of the plan was a change to the plan provision that identifies the eligible group of participants. As amended and restated, the plan limits eligibility to our executive officers. For this purpose, the term “executive officers” is defined by reference to the definition of executive officer in Rule 3b-7 under the Securities Exchange Act of 1934, which defines executive officers as the president, any vice president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the company. Executive officers of subsidiaries may be deemed executive officers of the company if they perform such policy making functions for the company. Prior to the amendment and restatement, eligibility was limited to executive officers of ITT Corporation who are senior vice presidents or above. Currently, there are approximately 10 senior vice presidents or above who would be eligible to be selected to receive an award under the plan. If the amendment and restatement is approved, there would be approximately 12 executive officers who would be eligible to be selected to receive an award under the plan.

Not all individuals who are eligible to participate actually receive awards under the plan. Our Compensation and Personnel Committee selects from the eligible group those to whom awards will be made.

Awards are based on performance against pre-established targets expressed as an objective formula over the performance period and are subject to negative discretion.

Plan Administration.  The plan is administered and interpreted by our Compensation and Personnel Committee. The committee approves the participants for any particular performance period, the applicable performance targets and the other key terms of the awards. To the extent permitted by law and the provisions of the plan, the committee may delegate to any officer or employee of the company authority to administer and interpret procedural aspects of the plan.

Description of Awards.  Incentive awards under the plan are based upon performance measured against pre-established performance targets over a specified performance period. The performance period used for awards is generally the calendar year; however, the committee may approve a different period. Within the first ninety days of the applicable performance period or, if sooner, prior to the time twenty-five percent of the relevant performance period has elapsed, the committee must establish, in writing, the performance targets applicable to each participant with respect to that performance period. The performance targets are based upon one or more performance measures and are expressed as an objective formula to be used in calculating the amount of the incentive award the participant will be eligible to receive at various levels of achievement. Performance targets are established at the discretion of the committee and can be expressed in absolute terms, as a goal relative to performance in prior periods, as a goal compared to the performance of comparable companies or as an index covering multiple companies or in such other way as the committee prescribes.

Performance Measures.  Performance measures are based upon one or more of the following factors: consolidated earnings before or after taxes, net income, operating income, earnings per share, book value per share, return on shareholders’ equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, stock price, market share, revenues or sales (including organic revenue), costs, cash flow, working capital, return on assets, total shareholder return, return on invested or total capital and economic value added.

In addition, the following additional performance measures may also be used to the extent consistent with the requirements of Section 162(m) of the Internal Revenue Code: negotiating transactions or sales, implementation of company policy, development of long-term business goals or strategic plans, negotiation of significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures; provided, however, that the measurement of any such performance measures must be objectively determinable.

The list of performance measures that can be used for awards under the plan was significantly expanded in the amendment and restatement that is the subject of this shareholder proposal. Prior to this amendment and restatement, the performance measures specified in the plan were limited to net operating profit after tax, economic value added, earnings per share, return on equity, return on total capital and negotiating transactions or sales and developing long-term goals.

The committee may not increase the amount payable to a participant under the plan. It may, however, reduce or totally eliminate the amount if deemed appropriate to reflect the participant’s performance or unanticipated factors during the performance period.

The terms of the awards may vary from year to year and from participant to participant.

Certification of Awards.  Following each performance period, the committee must certify in writing the degree to which the performance targets for each performance period have been achieved and the applicable amount to which the participant might be entitled.

Limitation on Award Amounts.  The plan limits the amount that can be paid with respect to awards to any one participant in any one calendar year to $8,000,000. This limitation does not apply in the case of an incentive award that is paid early because of a change of control or other transaction or event that provides for accelerated payment of an award. Prior to the amendment and restatement, the plan provided that no awards paid with respect to any performance period could exceed 200% of the participant’s annual base salary in effect on the last day of the performance period or $4,000,000.

Payment of Awards.  If an award is earned, payment is made in cash as soon as practicable, and in any event no later than 2 1/2 months, after the end of the performance period. In the event of death, payment may be made to the participant’s estate. Amounts payable may be prorated or eliminated, at the discretion of the committee, in the event that the participant is not an employee on the last day of the performance period. The plan provides that, upon the occurrence of a change of control, payments will be made in cash promptly at the target achievement level for the entire performance period.

Amendment and Termination of the Plan.  The plan may be amended, modified or terminated by the Board, provided that no amendment, modification or termination that adversely affects outstanding awards may be made without consent of the participant holding the award.

Indemnification.  The plan provides that the company will indemnify and hold harmless committee and Board members against, and from, any loss, cost, liability or expense that may be imposed upon or incurred by them in connection with or resulting from claims, actions, suits or proceedings relating to their involvement with the plan.

Future Awards.  Since the determination of whether awards will be made and, if awards are made, the selection of plan participants and the key terms of awards, including performance targets, performance periods and performance measures are established each year in the discretion of our Compensation and Personnel Committee, it cannot be determined at this time what amounts, if any, will be paid in the future.

Awards Contingent Upon Shareholder Approval.  As of the date of the mailing of this Proxy Statement, the terms of awards that will be made in 2008 had not been approved by the committee. However, the awards must be made contingent upon shareholder approval of the material terms of the plan at the 2008 Annual Meeting in order to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Consequently, if the Compensation and Personnel Committee approves awards with respect to 2008 for certain officers that might be subject to Section 162(m), it will make those awards contingent upon shareholder approval of the material terms of the plan at the 2008 Annual Meeting.

Board of Directors Recommendation.

The Board believes that it is in the best interests of ITT Corporation and its shareholders to receive the full income tax deduction for performance-based compensation paid under the plan. The Board is therefore asking the shareholders to approve, for purposes of Section 162(m) of the Internal Revenue Code, the material terms of the plan set forth above. The complete text of the plan is set forth as Appendix C hereto.

Re-approval of the material terms of the plan for purposes of Section 162(m) requires the affirmative vote of a majority of votes cast. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect. Under the laws of the State of Indiana, the matter is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Neither abstentions nor broker non-votes have any effect on the votes required under Indiana law.

The Board of Director recommends you vote “FOR” approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers

7.	Approval of the Material Terms of the ITT Corporation 1997 Long-Term Incentive Plan

We request that shareholders approve the material terms of the ITT Corporation 1997 Long-Term Incentive Plan, as amended and restated on March 1, 2008. Approval of these material terms will preserve our ability to deduct compensation associated with performance-based incentive awards made under the plan.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our principal executive officer and our three other most highly-compensated executive officers other than our principal financial officer. There is, however, an exception to this limit for certain performance-based compensation. Awards made pursuant to the plan may constitute performance-based compensation and thereby avoid the deductibility limitation of Section 162(m).

To continue to qualify for this exception, the shareholders must re-approve the material terms of the performance goals of the plan every five years. In addition, if changes are made to the material terms of the performance goals, shareholder approval must be obtained. In 2008, upon the recommendation of our Compensation and Personnel Committee, on February 15, 2008, our Board approved amendments to the plan, subject to shareholder approval at the 2008 Annual Meeting. These amendments increase the plan’s limitation on the amount that can be paid under the plan to a participant during a specified period. The plan was also amended to remove the ability to issue stock under the plan. As amended and restated, the maximum payment that can be made under the amended and restated plan during any one calendar year to any participant is $10,000,000. Prior to the amendment and restatement, the plan provided that no award value could exceed the lesser of 200% of the participant’s annual base salary in effect at the time of the award or $4,000,000.

We are now submitting the material terms of the plan, as amended and restated, for approval at the 2008 Annual Meeting. If this proposal is not approved by shareholders, we will continue to grant awards under the plan, but certain awards to executive officers will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and will therefore not be fully tax deductible.

Following is a description of the material terms of the plan, as amended and restated and approved by our Board at its February 15, 2008 meeting. The description of the plan is qualified in its entirety by the actual provisions of the plan, which are attached to this Proxy Statement as Appendix D.

Plan History.  The plan was originally adopted by our Board in 1997 and approved by the shareholders at the annual meeting held May 15, 1997. The plan was amended and restated as of July 13, 2004 to amend the definition of an acceleration event to include mergers where ITT is the surviving entity, but not the initiator of a transaction. This amendment and restatement did not require shareholder approval. The plan was previously known as the ITT Industries 1997 Long-Term Incentive Plan. The plan has been renamed the ITT Corporation 1997 Long-Term Incentive Plan.

Purpose of the Plan.  The primary purpose of the plan is to promote the achievement of our long-term objectives by tying participants’ long-term incentive opportunities to pre-established goals and to reward performance based on the successful achievement of the pre-established objectives. It is intended that awards under the plan may qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code so that we can fully deduct the incentive awards paid under the plan as business expenses for federal income tax purposes.

Eligibility.  The plan limits eligibility to key employees of ITT Corporation and its subsidiaries and other affiliates whose responsibilities and decisions, in the judgment of the Compensation and Personnel Committee, directly affect the performance of ITT Corporation and its subsidiaries. There are approximately 500 key employees who are eligible to be selected to receive an award under the plan. Not all key employees who are eligible to participate actually receive awards under the plan. Our Compensation and Personnel Committee selects from the eligible group those to whom awards will be made.

Plan Administration.  The plan is administered and interpreted by our Compensation and Personnel Committee or by such other committee designated by our Board, provided that all members of the committee must meet the independence requirements applicable under relevant securities and tax laws. The committee selects the key employees who will receive awards, the size and frequency of awards, and the terms and conditions of awards, including the performance measures, performance goals and performance periods. To the extent permitted by law and the provisions of the plan, the committee may delegate to any officer or employee of the company authority to administer and interpret procedural aspects of the plan.

Description of Awards.  Awards under the plan are based upon performance measured against pre-established performance targets over a specified performance period. The committee determines the performance periods, which must be in excess of one year and the goal or goals to be achieved by each participant, which must be established in writing within the first ninety days of the applicable performance period. The performance goals may be based upon one or more of the performance measures. The performance goals are expressed as an objective formula to be used in calculating the amount of the award the participant will be eligible to receive at various levels of achievement and may differ from participant to participant and from performance period to performance period.

The committee may use as performance measures financial or performance criteria with respect to ITT Corporation and its subsidiaries, or with respect to a participating company, based upon one or more of the following measurements: economic value added; after-tax profits; operational cash flow; debt or other similar financial obligations; earnings; revenues; net income; return on capital; shareholders’ equity; return on shareholders’ equity; and total shareholder return (measured as a change in the market price of our common stock, plus dividends), relative to one or more indices such as the S&P® 500 or the S&P® Industrials. The committee can use other performance measures for awards not intended to qualify as performance-based compensation.

The committee may not increase the amount payable to a participant under the plan. It may, however, reduce or totally eliminate the amount if deemed appropriate to reflect the participant’s performance or unanticipated factors during the performance period.

Certification of Awards.  Following each performance period, the committee must certify in writing the degree to which the performance targets for each performance period have been achieved and the applicable amount to which the participant might be entitled.

Limitation on Award Amounts.  As amended and restated, the plan limits the amount that can be paid with respect to awards to any one participant in any one calendar year to $10,000,000. This limitation does not apply in the case of an incentive award that is paid early because of a change of control or other transaction or event that provides for accelerated payment of an award. Prior to the amendment and restatement, the plan provided that no award could exceed 200% of the participant’s annual base salary in effect at the time of the award or $4,000,000.

Payment of Awards.  If an award is earned, payment is made in cash as soon as practicable after the end of the performance period. Prior to the amendment and restatement, awards could be paid in cash or company common stock, as determined by the committee.

Payments may be prorated in cases of death, disability or retirement, as determined by the committee. Upon the occurrence of a change of control, payments are made in cash at the maximum achievement level for the performance period.

Amendment and Termination of the Plan.  The plan may be amended, modified or terminated by the Board, provided that no amendment, modification or termination that adversely affects outstanding awards may be made without consent of the participant holding the award.

Indemnification.  The plan provides that the company will indemnify and hold harmless committee and Board members against, and from, any loss, cost, liability or expense that may be imposed upon or incurred by them in connection with or resulting from claims, actions, suits or proceedings relating to their involvement with the plan.

Future Awards.  Since the determination of whether awards will be made and, if awards are made, the selection of plan participants and the key terms of awards, including performance targets, performance periods and performance measures are established each year in the discretion of our Compensation and Personnel Committee, it cannot be determined at this time what amounts, if any, will be paid in the future.

Awards Contingent Upon Shareholder Approval.  As of the date of the mailing of this Proxy Statement, the terms of awards that will be made in 2008 had not been approved by the committee. However, the awards must be made contingent upon shareholder approval of the material terms of the plan at the 2008 Annual Meeting in order to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Consequently, if the Compensation and Personnel Committee approves awards with respect to 2008 for certain officers that might be subject to Section 162(m), it will make those awards contingent upon shareholder approval of the material terms of the plan at the 2008 Annual Meeting.

Board of Directors Recommendation.

The Board believes that it is in the best interests of ITT Corporation. and its shareholders to receive the full income tax deduction for performance-based compensation paid under the plan. The Board is therefore asking the shareholders to approve, for purposes of Section 162(m) of the Internal Revenue Code, the material terms of the plan set forth above. The complete text of the plan is set forth as Exhibit D.

Re-approval of the material terms of the plan for purposes of Section 162(m) requires the affirmative vote of a majority of votes cast. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect. Under the laws of the State of Indiana, the matter is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Neither abstentions nor broker non-votes have any effect on the votes required under Indiana law.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE REAPPROVAL OF THE ITT CORPORATION 1997 LONG-TERM INCENTIVE PLAN.

Information about the Board of Directors

Responsibilities of the Board of Directors.  The Board of Directors sets policy for ITT and advises and counsels the chief executive officer and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that:

•	the Company’s businesses are conducted in conformity with applicable laws and regulations;

•	the Company’s systems of financial reporting and internal controls are adequate and properly implemented;

•	there is continuity in the leadership of the Company;

•	management develops sound business strategies;

•	adequate capital and managerial resources are available to implement the business strategies;

•	the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters are reviewed and approved; and

•	the Company’s operating plans and capital, research and development and engineering budgets are reviewed and approved.

The Board of Directors has adopted principles for governance of the Board (the “Corporate Governance Principles”) and charters for each of its standing committees. The Corporate Governance Principles provide, among other things, that an Independent Presiding Director shall be appointed on an annual basis to preside at meetings of the Board of Directors at which the Chairman is not present, including regularly scheduled private sessions of the Non-management Directors. The Independent Presiding Director, whose position is described more fully at Section 7c of ITT’s Governance Principles, http://itt.com/profile/govandcharters.asp, is also available to address issues or concerns raised by other directors, senior executives or major shareholders; communicate any issues or concerns to the full Board and the Chairman, President and Chief Executive Officer; assist the Chairman, President and Chief Executive Officer in developing appropriate schedules and agendas for board and committee meetings, and act on behalf of the Chairman, President and Chief Executive Officer and the Board as a formal coordinating point for facilitating, canvassing, reconciling and communicating board issues, concerns and recommendations. The Board of Directors has selected Frank T. MacInnis as its Independent Presiding Director, to serve a one-year term.

The Corporate Governance Principles further provide that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board and Board Committee meetings, as well as be able to participate in other matters necessary for good corporate governance. To help assure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may serve on not more than two public company boards (including the ITT Board) in addition to service on their own board and other Directors may not serve on more than four public company boards (including the ITT Board). The Corporate Governance Principles and Committee Charters are reviewed by the Board at least annually and posted on the Company’s website at http://itt.com/profile/govandcharters.asp. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Secretary of ITT.

Communication with the Board of Directors.  Interested parties may contact the Independent Presiding Director, all outside Directors as a group or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Independent Presiding Director,” “Outside

Directors” or with the name of a specific director. This letter should be placed in a larger envelope and mailed to the Corporate Secretary, ITT Corporation, 4 West Red Oak Lane, White Plains, NY 10604, USA. The Corporate Secretary will forward the sealed envelope to the designated recipient.

Policies for Approving Related Person Transactions.  The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as those terms are defined in the SEC’s rules for executive compensation and related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Directors, Executive Officers, members of a Director’s Immediate Family and beneficial owners of five percent or more of the Company’s common stock or other securities. The Company’s Related Person Transaction Policy includes standards and is posted on the Company’s website at: http://itt.com/profile/govandcharters.asp.

The Company has also adopted the ITT Code of Corporate Conduct which applies to the Company’s chief executive officer, chief financial officer and principal accounting officer and, where applicable, to its Directors. The Code of Corporate Conduct is also posted on the Company’s website at www.itt.com.  The Company discloses any changes or waivers from its code of ethics on its website for the Company’s chief executive officer, chief financial officer, principal accounting officer and controller and other executive officers. A copy of the Code of Corporate Conduct will be provided, free of charge, to any shareholder upon request to the Secretary of ITT.

Independent Directors.  The Company’s By-laws require that a majority of the Directors must be independent directors. Additionally, the Company’s Directors must meet the NYSE and the Company’s Corporate Governance Principles independence standards. The Company’s Corporate Governance Principles define independence and the Charters of the Audit, Compensation and Personnel, Nominating and Governance, Strategy and Finance Committees and the resolution establishing the Special Litigation Committee require all members to be independent directors.

Based on its review, the Board of Directors affirmatively determined, after considering all relevant facts and circumstances, that no Non-Management Director has a material relationship with the Company and that all Non-Management Directors, including all members of the Audit, Compensation and Personnel, Corporate Responsibility, Nominating and Governance and Strategy and Finance Committees, meet the independence standards of the Company’s Corporate Governance Principles and By- laws as well as the independence definition in the current New York Stock Exchange corporate governance rules for listed companies.

NYSE Independence Requirements:

(a) A Director qualifies as “independent” when the board of directors affirmatively determines that the director has no material relationship with the company, or any subsidiary in a consolidated group (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination.

(b) In addition, a director is not independent if:

(i)	The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.

(ii)	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)	(A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

(iv)	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

In addition to the NYSE standards, and the independence standards in the Company’s By-laws, the Board has adopted the following categorical standards for independence described below which are included in the Board’s Corporate Governance Principles at www.itt.com/profile/govandcharters.asp.

Under the Corporate Governance Principles, an independent director is someone who is free of any relationship that would interfere with the exercise of independent judgment, and within the past 5 years:

•	has not been employed by the Company in an executive capacity;

•	has not been an advisor or consultant to the Company, and has not been affiliated with a company or a firm that is;

•	has not been affiliated with a significant customer or supplier of the Company;

•	has not had a personal services contract with the Company;

•	has not been affiliated with a tax-exempt entity that receives significant contributions from the Company;

•	has not been related to any of the persons described above; and

•	has not been part of an interlocking directorate in which an executive officer of the Company is a member of the compensation committee of the company that employs the Director.

Each year, the Company’s Directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee reviews and considers all relevant facts and circumstances with respect to independence for each Director standing for election prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s Annual Meeting. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for reelection using the categorical standards described above.

In February 2008, the Board considered regular commercial sales and payments in the ordinary course of business as well as charitable contributions with respect to Non-Management Directors standing for re-election at the Company’s 2008 Annual Meeting. In particular, the Board evaluated the amount of sales to ITT or purchases by ITT with respect to companies where Directors Hamre,

MacInnis, Sanford, Mohapatra and Tambakeras serve or served as an executive officer or director and determined that these sales or purchases were below one percent of the annual revenues for each respective company. The Board also considered the Company’s charitable contributions to non-profit organizations with respect to Directors Gold, Hamre and Sanford, which contributions were less than one percent of the consolidated gross revenues of each non-profit organization.

Mr. Loranger is not independent because of his position as Chairman, President and Chief Executive Officer of the Company.

The following are the independent directors standing for election: Drs. Crawford, Hamre, and Mohapatra, Messrs. Hake, MacInnis, and Tambakeras, Mrs. Gold and Ms. Sanford.

Compensation Committee Interlocks and Insider Participation:  None of the members of the Compensation and Personnel Committee during fiscal 2007 or as of the date of this proxy statement has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation and Personnel Committee or Board of Directors.

Director Selection and Composition:  Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. To be considered by the Nominating and Governance Committee as a Director candidate, a nominee must meet the requirements of the Company’s By-laws and Corporate Governance Principles. A nominee should also have experience as a board member, chief executive officer or senior officer of a publicly traded or large privately held company, or have achieved recognized prominence in a relevant field as, for example, a distinguished faculty member of a highly regarded educational institution or senior governmental official. In addition to these minimum qualifications, the Nominating and Governance Committee evaluates each nominee’s skills to determine if those skills are complementary to the skills demonstrated by current Board members. The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Company’s Nominating and Governance Committee engages in a deliberative, evaluative process to assure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and candidates for election participate in interviews with existing Board members and management, and are subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance.

The Nominating and Governance Committee identifies Director candidates through a variety of sources including personal references and business contacts. On occasion the Nominating and Governance Committee utilizes a search firm to identify and screen Director candidates and pays a fee to that firm for each such candidate elected to the Board of the Company. Dr. Mohapatra was identified through a search firm. The Nominating and Governance Committee will consider shareholder nominees for election to the Company’s Board who meet the qualification standards described above. (See Section II.5 of the Nominating and Governance Charter at http://itt.com/profile/govandcharters.asp.)

The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee Chairs, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the Annual Meeting of Shareholders, consistent with criteria approved by the Board of Directors.

Committees of the Board of Directors: The standing Committees of the Board described below perform essential corporate governance functions. In October 2007 the Board formed a Strategy and Finance Committee to oversee all areas of strategy and corporate finance. Also, as more fully described below, in October of 2007 the Board formed a Special Litigation Committee to oversee an independent investigation involving the Company’s Night Vision matter.

Audit Committee

2007 Audit Committee Members:

Committee Members Ralph F. Hake, Chair Christina A. Gold Curtis J. Crawford Raymond W. LeBoeuf

Dr. Mohapatra was appointed to the Audit Committee on February 14, 2008.

Meetings in 2007:	8

Responsibilities:
• Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine the Independent Auditor’s qualifications and independence, and to appoint (or nominate for shareholder ratification), evaluate, and where appropriate, consider rotation or replacement of the Independent Auditor.

• Review and discuss with management and the Independent Auditor, and approve the audited financial statements of the Company and make a recommendation regarding inclusion of those financial statements in any public filing including the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Conditions and Results of Operations.

• Review and consider with the Independent Auditor matters required to be discussed by PCAOB Standards, Statement of Auditing Standards (“SAS”) No. 61 and all other applicable regulatory agencies.

• Review with management and the Independent Auditor the effect of regulatory and accounting initiatives on the Company’s financial statements.

• As a whole, or through the Committee chair, review and discuss with the Independent Auditor the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the SEC, including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Conditions and Results of Operations prior to release of the Company’s earnings report or the filing of its Form 10-Q with the SEC.

• Review and discuss with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earning releases and rating agency presentations.

• Monitor and discuss with management and the Independent Auditor the quality and adequacy of the Company’s internal controls and their effectiveness, and meet regularly and privately with the Director of Internal Audit.

• Annually request from the Independent Auditor a formal written statement delineating all relationships between the Independent Auditor and the Company consistent with Independence Standards Board Standard No. 1 as adopted by the Public Company Accounting Oversight Board in Rule 3600T.

With respect to such relationships, the Audit Committee shall:

• Discuss with the Independent Auditor any disclosed relationships and the impact of the relationship on the Independent Auditor’s independence; and

• Assess and recommend appropriate action in response to the Independent Auditor’s report to satisfy itself of the auditor’s independence.

• Adopt and monitor implementation and compliance with the Company’s Non-Audit Services Policy which addresses approval requirements and the limited circumstances in which the Independent Auditor or other internal audit service providers may be retained for non-audit services.

• Confirm and approve the scope of audits to be performed by the Independent Auditor and any internal audit service provider, monitor progress and review results. Review fees and expenses charged by the Independent Auditor and any party retained to provide internal audit services.

• On an annual basis, discuss with the Independent Auditor its internal quality control procedures, material issues raised in quality control or peer review and any inquiries by governmental or professional authorities regarding the firm’s independent audits of other clients.

• Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by the Independent Auditor, and monitor management’s response to such findings.

• Provide oversight review and discuss with management, internal auditors and the Independent Auditor, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of the Charter.

• Review regularly and consider the Company’s environment, safety and health reserves

• Review expense accounts of senior executives.

• Update the Board of Directors on a regular basis with respect to matters coming to its attention which may have a significant impact on the Company’s financial condition or affairs and the Company’s compliance with legal or regulatory requirements and the performance and independence of the Independent Auditor and the internal audit function.

• Review major issues regarding accounting principles and financial statement presentations, significant changes to the Company’s selection or application of accounting principles and major issues relating to the Company’s internal controls including any specifically required steps to correct identified major internal control issues. The Audit Committee also reviews management or the Independent Auditor’s analyses regarding significant financial reporting issues and judgments made in preparing financial statements including analyses of alternative GAAP methods as well as the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

• Review all material related party transactions prior to initiation of the transaction and make recommendations to the Board of Directors for approval or disapproval.

• In conjunction with the Board of Directors, evaluate the qualifications of its members and its own performance on an annual basis.

• Meet separately, on a regular basis, with the Independent Auditor, internal auditors, and members of management and privately as a Committee.

• Establish policies regarding the employment and retention of current or former employees of the Company’s Independent Auditor or outsourced internal auditor.

• With respect to complaints concerning accounting, internal accounting controls or auditing matters:

• Review and approve procedures for receipt, retention and treatment of complaints received by the Company; and

• Establish procedures for the confidential, anonymous submission of complaints to the Audit Committee.

• Establish levels for payment by the Company of fees to the Independent Auditor and any advisors retained by the Audit Committee.

• Receive regular reports from the chief executive officer, chief financial officer and the Company’s disclosure control committee representative on the status of the Company’s disclosure controls and related certifications, including disclosure of any significant deficiencies in the design or operation of internal controls and any fraud that involves management or other employees with a significant role in internal controls.

• Prepare the Report of the Audit Committee for the Company’s Proxy Statement.

The Board of Directors has identified Ralph F. Hake as the audit committee financial expert.

Independence

The Board of Directors has determined that each member of the Audit Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Audit Committee Charter and the requirements of the New York Stock Exchange currently in effect and Rule 10A-3 of the Exchange Act. The Board of Directors has evaluated the performance of the Audit Committee consistent with the regulatory requirements.

A copy of the Audit Committee Charter is available on the Company’s website (www.itt.com/profile/govandcharters.asp). The Company will provide, free of charge, a copy of the Audit Committee Charter to any shareholder, upon request to the Secretary of ITT.

Compensation and Personnel Committee

2007 Compensation and Personnel Committee Members:

Committee Members Linda S. Sanford, Chair Curtis J. Crawford Ralph F. Hake Raymond W. LeBoeuf

Meetings in 2007:	5

Responsibilities:	• Approve and oversee administration of the Company’s employee compensation program including incentive plans and equity based compensation plans.

• Evaluate senior management and chief executive officer performance, set annual performance objectives for the chief executive officer and approve individual compensation actions for the chief executive officer and all corporate officers.

• Oversee the establishment and administration of the Company’s benefit programs.

• Select, retain and determine the terms of engagement for independent compensation and benefits consultants and other outside counsel, as needed, to provide independent advice to the Committee with respect to the Company’s current and proposed executive compensation and employee benefit programs. In 2007 and prior years, the Committee obtained such advice.

• Oversee and approve the continuity planning process and review with the full Board of Directors, which provides final approval.

• Regularly report to the Board of Directors on compensation, benefits, continuity and related matters.

• Prepare the Compensation Committee Report for the Company’s Proxy Statement.

• Review regularly and consider the Company’s Inclusion & Diversity strategy and the effectiveness of related programs and policies.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of the Charter.

• Annually review and make recommendations to the Board of Directors for approval and adoption of the Compensation and Personnel Committee Charter.

The Compensation and Personnel Committee approves and oversees administration of the Company’s executive compensation program. The Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. More detail regarding the processes and procedures used to determine executive compensation including the delegation of authority to Company executives and the role of Company executives in compensation decisions and recommendations regarding the amount or form of executive compensation, and the role of Towers Perrin, the Committee’s outside compensation consultant, is found in the Compensation Discussion and Analysis starting on page 50.

Independence

The Board of Directors has determined that each member of the Compensation and Personnel Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Compensation and Personnel Committee Charter and the requirements of the New York Stock Exchange currently in effect.

A copy of the Compensation and Personnel Committee Charter is available on the Company’s website (www.itt.com/profile/govandcharters.asp). The Company will provide, free of charge, a copy of the Compensation and Personnel Committee Charter to any shareholder, upon request to the Secretary of ITT.

Corporate Responsibility Committee

2007 Corporate Responsibility Committee Members:

Committee Members John J. Hamre, Chair Linda S. Sanford Markos I. Tambakeras

Meetings in 2007:	1

Responsibilities:	• Review and make recommendations concerning the Company’s roles and responsibilities as a good corporate citizen.

• Review and consider major claims and litigation involving the Company and its subsidiaries.

• Regularly assess the adequacy and effectiveness of the Company’s Code of Corporate Conduct and review any violations of the Code.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of the Charter.

The Corporate Responsibility Committee met once in 2007. The Board of Directors considered Corporate Responsibility Agenda items during the Board’s regular meetings.

A copy of the Corporate Responsibility Committee Charter is available on the Company’s website (www.itt.com/profile/govandcharters.asp). The Company will provide, free of charge, a copy of the Corporate Responsibility Committee Charter to any shareholder, upon request to the Secretary of ITT.

Nominating and Governance Committee

2007 Nominating and Governance Committee Members:

Committee Members John J. Hamre, Chair Frank T. MacInnis Linda S. Sanford Markos I. Tambakeras

Meetings in 2007:	3

Responsibilities:	• Develop, annually review, update and recommend to the Board of Directors corporate governance principles for the Company.

• In the event it is necessary to select a new Chief Executive Officer, lead the process for candidate evaluation, consideration and screening. The full Board of Directors has the final responsibility to select the Company’s Chief Executive Officer.

• Evaluate and make recommendations to the Board of Directors concerning the composition, governance and structure of the Board.

• Make recommendations to the Board of Directors concerning the qualifications, compensation and retirement age of Directors.

• Administer the Board of Directors’ annual evaluation process.

• Review and recommend to the full Board matters and agenda items relating to the Company’s Annual Meeting of shareholders

• Review the form of Annual Report to Shareholders, Proxy Statement and related materials.

• Review the Company’s communication and advertising program and other activities involving community relations, major charitable contributions and promotion of the Company’s public image.

• Determine desired Board and Director skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired for the Board of Directors.

• Identify, evaluate and propose nominees for election to the Board of Directors, In 2007 the Nominating and Governance Committee considered a third party search firm recommendation regarding the candidacy of Dr. Mohapatra.

• Make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.

• Evaluate and make recommendations regarding senior management requests for approval to accept membership on outside boards.

• Review regularly and consider the Company’s programs and policies for effecting compliance with laws and regulations involving the environment, safety and health.

• Provide oversight review and discuss with management, internal auditors and independent auditors the adequacy and effectiveness of the Company’s insurance programs.

• Review and consider the Company’s policies and efforts with respect to compliance with government contracts, international laws and regulations and export controls.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of the Charter.

As described on pages 32 to 34 the Nominating and Governance Committee will consider shareholder nominees for election to the Company’s Board who meet the qualification standards. (See Section II.5 of the Nominating and Governance Charter at http://itt.com/profile/govandcharters.asp.)

Independence

The Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence standards set out in the Board’s Nominating and Governance Committee Charter, its Corporate Governance Principles and the requirements of the New York Stock Exchange currently in effect. A copy of the Nominating and Governance Committee Charter is available on the Company’s website (www.itt.com/profile/govandcharters.asp). The Company will provide, free of charge, a copy of the Nominating and Governance Committee Charter to any shareholder, upon request to the Secretary of ITT.

Strategy and Finance Committee

Markos I. Tambakeras, Chair Frank T. MacInnis John J. Hamre Christina A. Gold

Meetings in 2007:	2

In October 2007, the Board constituted the Strategy and Finance Committee as a standing committee to oversee all areas of strategy and corporate finance to assure the Company maintains adequate financial liquidity and appropriate credit ratings and to assure the Company’s strategic initiatives are consistent with the Company’s financial and strategic plans. The Board retains the ultimate power and authority with respect to strategic direction and major strategic and financial decisions.

Responsibilities:

• Receive Periodic Updates on Global Macroeconomic Issues

• Review and consider the Company’s:

• Strategic Plans

• Operations Excellence Performance

• Operating Plan

• Capital and Capital Allocation

• Corporate Guarantees

• Acquisition Integration

• Pension Plan Performance, Style and Asset Allocation and ERISA compliance

• Tax Compliance, Tax Planning and related matters

• Commodity hedge transactions and strategies as needed

• Investor Relations matters as needed

• Strategic Issues

• Significant business acquisitions and divestitures, and other related matters

• Dividend Policies

• Review and assess its performance on an annual basis

• Review and approve its Charter at least annually

Independence

The Board of Directors has determined that each member of the Strategy and Finance Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Charter and the requirements of the New York Stock Exchange currently in effect.

A copy of the Strategy and Finance Committee Charter is available on the Company’s website (www.itt.com/profile/govandcharters.asp). The Company will provide, free of charge, a copy of the Strategy and Finance Committee Charter to any shareholder, upon request to the Secretary of ITT.

Special Litigation Committee

On March 27, 2007, the Company reached a settlement relating to an investigation of its ITT Night Vision compliance with International Traffic in Arms Regulations (“ITAR”). The settlement included the Company pleading guilty in the United States District Court for the Western District of Virginia to one ITAR violation relating to the improper handling of sensitive documents and one ITAR violation involving making misleading statements. On April 17, 2007, the Company’s Board of Directors received a letter on behalf of a shareholder requesting that the Board take appropriate action against the employees responsible for the actions described in the Company’s agreements with the United States Attorney’s Office for the Western District of Virginia. During the following months, the Board, with the assistance of outside counsel for the Company, engaged in a process of identifying independent counsel to advise it regarding the investigation and the processes required to establish a Special Litigation Committee. In October 2007, the Company created the Special Litigation Committee to oversee the objective, investigative work by independent counsel previously selected to investigate the Night Vision matter and report to the Board with respect to the shareholder letter request. The Special Litigation Committee’s work is well underway. The Special Litigation Committee will provide updates to the Board as it deems appropriate. The members of the Special Litigation Committee are Messrs. MacInnis and LeBoeuf and Dr. Crawford.

The Board of Directors has determined that each member of the Special Litigation Committee meets the independence standards set out in the Board’s Corporate Governance Principles and the requirements of the New York Stock Exchange currently in effect.

Meetings of the Board and Committees

During 2007, there were 6 regularly scheduled Board meetings, three special meetings and 18 meetings of standing Committees. All Directors attended at least 85% of the aggregate of all meetings of the Board and standing Committees on which they served. It is Company practice that all Directors attend the Company’s Annual Meeting. For 2008, the Board has scheduled 5 regular meetings. In conjunction with the regular meetings, those Directors who are not employees of ITT are scheduled to meet privately (without management) following each Board meeting during the year. The Independent Presiding Director presides over these private meetings.

2007 Non-Management Director Compensation

As discussed in more detail in the narrative following the table, all Non-Management Directors receive the same cash, stock, and options awards for service as a Director (except Mr. Hake as the Audit Committee Chair receives an additional $10,000 cash payment). Mr. Loranger, as an employee Director, does not receive compensation for his Board service. Stock awards in column (c) and option awards in column (d) reflect the Company’s expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and not the value of awards granted in 2007. The grant date fair value of stock awards and option awards granted to Directors in 2007 is provided in footnote (2) to the table.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(2)	Awards(2)	Compensation	Earnings	Compensation	Total
(a)	(b) ($)	(c) ($)	(d) ($)	(e) ($)	(f) ($)	(g) ($)(3)	(h) ($)

Curtis J. Crawford	50,000	78,798	31,246	—	—	—	160,044
Christina A. Gold	50,000	56,612	31,246	—	—	—	137,858
Ralph F. Hake	60,000	57,345	31,246	—	—	—	148,591
John J. Hamre	50,000	78,798	31,246	—	—	—	160,044
Raymond W. LeBoeuf	50,000	56,618	31,246	—	—	—	137,864
Frank T. MacInnis	50,000	66,384	31,246	—	—	—	147,630
Surya N. Mohapatra(4)	—	—	—	—	—	—	—
Linda S. Sanford	50,000	61,563	31,246	—	—	—	142,809
Markos I. Tambakeras	50,000	73,977	31,246	—	—	—	155,223

(1)	Fees earned in column (b) may be paid, at the election of the Director, in cash or deferred cash. Non-Management Directors may irrevocably elect deferral into an interest bearing cash account or an account that tracks an index of the Company’s stock.

(2)	Awards in column (c) and (d) reflect the Company’s expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007. Non-Management Directors do not receive differing amounts of compensation. Compensation awards in column (c) and (d) vary due to different tenure as well as differing accounting consequences for director compensation arrangements in effect prior to the last completed fiscal year. For 2007 grants, the grant date fair value for each Director restricted stock award is $90,518 and the grant date fair value for each Director option award is $36,531.

(3)	All Other Compensation for non-management directors will be disclosed in column (g) only if perquisites and other personal benefits exceed $10,000. No Non-Management directors received perquisites or other personal benefits in excess of $10,000.

(4)	Dr. Mohapatra, was elected a director of the Company on December 18, 2007, effective February 14, 2008. Dr. Mohapatra received no compensation from the Company in 2007. On February 15, 2008 Dr. Mohapatra received $12,500 as a pro-rata cash retainer, a pro-rata award of 342 shares of restricted stock, based upon the average of the high and low sales prices per share of ITT common stock on the date of the 2007 Annual Meeting ($65.78), and a pro-rata award of 680 non-qualified stock options, with an exercise price of $57.58, the closing price of ITT common stock on February 15, 2008.

Non-Management Director Restricted Common Stock and
Stock Option Awards Outstanding at 2007 Fiscal Year-End

	Outstanding	Outstanding
Non-Management	Restricted Common	Stock Option
Director Name	Stock Awards	Awards

Curtis J. Crawford	27,147	16,340
Christina A. Gold	20,157	16,340
Ralph F. Hake	7,597	12,780
John J. Hamre	15,441	16,340
Raymond W. LeBoeuf	13,249	16,340
Frank T. MacInnis	11,097	16,340
Surya N. Mohapatra(1)	—	—
Linda S. Sanford	12,405	16,340
Markos I. Tambakeras	9,147	16,340

(1)	Dr. Mohapatra, was elected a director of the Company on December 18, 2007, effective February 14, 2008. Dr. Mohapatra received no compensation from the Company in 2007.

On May 8, 2007 the Board of Directors approved compensation for the Directors consistent with recommendations provided by Towers Perrin in December 2005. As approved, for 2007, Non-management Directors received total annual compensation valued at approximately $180,000 when awarded, as follows:

•	$50,000 payable at the election of each Non-Management Director in cash or deferred cash. Directors choosing deferred cash payment may irrevocably elect to have the deferred cash deposited into an interest-bearing cash account, at an interest rate determined as of the Company’s next Annual Meeting, or deposited into an account that tracks an index of the Company’s common stock. No deferred compensation selections provide for preferential treatment for Directors;

•	2/3 of the remainder in restricted shares (vesting five years after the date of grant); and

•	1/3 of the remainder in non-qualified stock options (vesting over a three year period in one-third cumulative installments).

Additionally, the Board of Directors approved (with the Audit Committee Chair abstaining) a supplemental retainer of $10,000 in cash to be paid to Mr. Hake, the Audit Committee chair, effective as of the Company’s 2007 Annual Meeting to reflect the significant responsibilities and time commitments associated with leadership of that Committee.

The number of restricted shares granted in May 2007 for all Non-Management Directors under the Non-Management Director compensation program adopted in 2003 was determined by dividing $90,000 by ($65.78, the average of the high and low sales prices per share of ITT common stock on the date of the 2007 Annual Meeting). The resulting number of shares, 1,369, was rounded up to the nearest whole share. Directors receive dividends on the restricted shares and may vote the shares during the restriction period. Restricted stock granted under these programs is held in escrow by the Company until the restrictions lapse. Non-Management Director stock option grants are priced and awarded on the same day employee stock options are priced and awarded. The number of Non-Management Directors stock options granted is calculated using the binomial lattice valuation model and the exercise price of Non-Management Directors stock options granted is the closing price on the grant date.

The Compensation and Personnel and Nominating and Governance Committees retained Towers Perrin to review director compensation components and total director compensation paid, with director compensation components and total director compensation paid for companies in the S&P Industrials group with revenue comparable to ITT. Effective October 9, 2007, the Board of Directors, upon review and recommendation by its Compensation and Personnel and Nominating

and Governance Committees, approved changes to its Non-Management Director compensation program to bring Non-Management Director compensation closer to the median. The Board approved Non-Management Director compensation changes to be effective with the Company’s 2008 Annual Meeting to increase of the cash component of the non-employee Director compensation to $90,000 and to continue providing the Audit Chair with an additional $10,000 cash payment.

After review, the Committees recommended and the full Board approved, an increase in overall Non-Management Director cash compensation to raise Director compensation to a level closer to the median of companies in the S&P Industrials group with comparable revenues. The components of Director compensation are weighted toward restricted stock and stock option awards to align the interests of Directors with shareholders of the Company. The Board of Directors agreed to review Non-Management Director compensation on a biennial basis.

The Board of Directors’ share ownership guidelines currently provide for share ownership levels at five times the annual retainer amount. Restricted shares awarded under the ITT 1996 Restricted Stock Plan for Non-Employee Directors, which preceded the 2003 Plan, and under which restricted shares are still outstanding, provided that each Director’s restricted shares are held in escrow and may not be transferred in any manner until one of the following events occurs:

•	the fifth anniversary of the grant of the shares unless extended as described below;

•	the Director retires at age 72;

•	there is a Change of Control of the Company;

•	the Director becomes disabled or dies;

•	the Director’s service is terminated in certain specified, limited circumstances; or

•	any other circumstance in which the Compensation and Personnel Committee believes, in its sole discretion, that the purposes for which the grants of restricted stock were made have been fulfilled and, as such, is consistent with the intention of the Plan.

Under the 2003 Plan and the ITT 1996 Restricted Stock Plan for Non-Employee Directors, Non-Management Directors may choose to extend the restriction period for up to two successive five year periods, or until six months and one day following the Non-Management Director’s termination from service from the Board under certain permitted circumstances.

The ITT 1996 Restricted Stock Plan for Non-Employee Directors also provided that if a Director ceased serving on the Board under any other circumstances, shares with respect to which the Plan restrictions have not been lifted would be forfeited. Under the 2003 Plan, the period of restriction for restricted stock granted pursuant to that Plan, as indicated above, is currently five years. The Compensation and Personnel Committee may determine that a Director whose service from the Board is terminated, has fulfilled the purpose for which the grant of restricted stock was made and lift the restriction for all or a portion of restricted stock grants.

ITT reimburses Directors for expenses they incur to travel to and from Board, Committee and shareholder meetings and for other Company-business related expenses (including the travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Such travel may include use of the Company aircraft if available and approved in advance by the Chairman of the Board and Chief Executive Officer. Director commercial airfare is reimbursed at no greater than first-class travel rates.

Indemnification and Insurance.  As permitted by its By-laws, ITT indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them. All Directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $750,000 of coverage. They may elect to purchase additional coverage under that policy. Non-Management Directors also may elect to participate in an optional non-contributory group life insurance plan that provides $100,000 of coverage.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

•	Role of the Audit Committee.

The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process and assures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

•	determination of qualifications and independence of the Independent Auditor;

•	the appointment, compensation and oversight of the Independent Auditor in preparing or issuing audit reports and related work;

•	review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

•	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing related complaints;

•	review of risk assessment and risk management processes; and

•	adoption of and monitoring the implementation and compliance with the Company’s non-audit services policy.

The Audit Committee also has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Independent Auditors the plans for their respective audits. The Audit Committee met with the internal auditors and Independent Auditor, with and without management present, and discussed results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Corporate Secretary who then forwards the sealed envelope to the Audit Committee.

•	Sarbanes-Oxley Act of 2002 (“SOX”) Compliance.

The Audit Committee has responsibility for monitoring all elements of the Company’s compliance with Sections 302 and 404 of SOX relating to internal control over financial reporting.

•	Audit Committee Charter.

The Board of Directors has adopted a written charter for the Audit Committee, which the Board and the Audit Committee review, and at least annually update and reaffirm. The Charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

•	Composition of the Audit Committee.

The Audit Committee is comprised of four members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the Audit Committee Charter and Corporate Governance Principles and the requirements of the New York Stock Exchange currently in effect, including the audit committee independence requirements of Rule 10A-3 of the Exchange Act. No member of the Audit Committee has any relationship with the Company that may interfere with the exercise of independence from management and the Company. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate and several have accounting or related financial management expertise.

•	Regular Review of Financial Statements.

During 2007, the Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and the Company’s Independent Auditor reviewed and discussed the Company’s unaudited financial statements before the release of each quarter’s earnings report and filing on Form 10-Q, and the Company’s audited financial statements before the annual earnings release and filing on Form 10-K.

•	Communications with Independent Auditor.

The Audit Committee has discussed with Deloitte & Touche LLP, the Independent Auditor, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees (“SAS 61”), as adopted by the PCAOB in Rule 3600T. These discussions included all matters required by SAS 61, including the Independent Auditor’s responsibilities under generally accepted auditing standards in the United States, significant accounting policies and management judgments, the quality of the Company’s accounting principles and accounting estimates. The Audit Committee met privately with the Independent Auditor 5 times during 2007.

•	Independence of Independent Auditor.

The Company’s Independent Auditor is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received from the Independent Auditor required written disclosures, including a formal written statement, setting out all the relationships between the Company and its Independent Auditor, as adopted by the PCAOB Rule 3600T. The Audit Committee has discussed the Independent Auditor’s independence, any disclosed relationships and the impact of those relationships on the Independent Auditor’s independence.

•	Recommendation Regarding Annual Report on Form 10-K.

In performing its oversight function during 2007 with regard to 2007 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as the Independent Auditor. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors that the financial statements be included in the Annual Report on Form 10-K for that year (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K).

This report is furnished by the members of the 2007 Audit Committee.

2007 Audit Committee:

Ralph F. Hake, Chair
Christina A. Gold
Raymond W. LeBoeuf
Curtis J. Crawford

Dr. Surya N. Mohapatra was appointed to the Audit Committee on February 14, 2008.

Compensation Committee Report

The following Report of the Compensation and Personnel Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

ITT’s Compensation and Personnel Committee approves and oversees administration of the Company’s executive compensation program and senior leadership development and continuity programs. The Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return and ensures senior leadership succession and performance excellence.

Recommendation Regarding Compensation Discussion and Analysis.

In performing its oversight function during 2007 with regard to Compensation Discussion and Analysis prepared by management, the Compensation and Personnel Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Towers Perrin, its outside compensation consultant. The Committee reviewed and discussed the Compensation Discussion and Analysis included with this proxy statement with management. Based on this review and discussion, the Compensation and Personnel Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2007 and this Proxy Statement.

This report is furnished by the members of the 2007 Compensation and Personnel Committee.

2007 Compensation and Personnel Committee:

Linda S. Sanford, Chair
Curtis J. Crawford
Ralph F. Hake
Raymond W. LeBoeuf

Equity Compensation Plan Information

The following sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2007.

(c)
Number of Securities
Remaining Available
	(a)		for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	(b)	Compensation Plans
	Exercise of	Weighted-Average	(Excluding Securities
	Outstanding Options,	Exercise Price of	Reflected in
	Warrants and Rights	Outstanding Options,	Column (a))
Plan Category	(Thousands)	Warrants and Rights	(Thousands)

Equity Compensation Plans Approved by Security Holders(1)(2)	8,739	$38.13	2,631
Equity Compensation Plans Not Approved by Security Holders	None	None	None
Total	8,739	$38.13	2,631

(1)	Equity compensation plans approved by shareholders include the 1994 ITT Incentive Stock Plan, the ITT 1996 Restricted Stock Plan for Non-Employee Directors, and 2002 ITT Stock Option Plan for Non-Employee Directors and ITT 2003 Equity Incentive Plan.

(2)	Since the approval of the ITT 2003 Equity Incentive Plan, no additional awards, including awards of restricted stock, will be granted under the other plans referred to in footnote (1) above. Under the ITT 2003 Equity Incentive Plan currently in effect, restricted stock and restricted stock units may be awarded up to a maximum aggregate grant of 300,000 shares or units in any one plan year to any one participant.

Compensation Discussion and Analysis

Executive Summary

ITT’s Compensation and Personnel Committee (the “Committee”) approves and oversees administration of the Company’s executive compensation program.

This Compensation Discussion and Analysis sets out the Committee’s executive compensation philosophy and objectives, describes all elements of the Company’s executive compensation program and explains why the Committee selected each compensation element as part of its total executive compensation program.

In 2007, the Committee selected and retained Towers Perrin as its outside compensation consultant (the “Compensation Consultant”) to provide an assessment of and recommendations for executive and non-executive employee compensation programs, incentives and standards. The Compensation Consultant also provides consultation advice to the Board on Non-Management Director compensation and provides health care and benefits advice to the Company. The Committee annually reviews Towers Perrin’s independence and engaged in such a review in 2007.

There are three elements of executive compensation in addition to benefits and perquisites:

Salary:  The salary component of compensation provides a necessary element of stability and reflects comparable salary levels based on survey data provided by the Compensation Consultant.

Annual Incentive Plan:  The Company’s Annual Incentive Plan (“AIP”) targets return on invested capital, cash flow, organic revenue, organic margin rate and earnings per share growth on an annual basis. These “premier” metrics were identified as predictive of top-ranking operating performance and AIP targets are established accordingly.

Long-Term Incentive Program:  The Company’s long-term incentive program directly links compensation to increases in shareholder value. Restricted stock and stock option awards link to absolute share price return and the Company’s long-term incentive plan awards link to increases in the Company’s share price relative to S&P500® Industrials Index.

ITT’s compensation philosophy underlies a competitive program that clearly ties compensation to business performance and shareholder return.

Hallmarks of ITT’s Compensation Program

Aligned with long-term value creation
Focused on sustained, quality growth and long-term increases in shareholder value
Designed to drive the Company’s key performance and business priorities

Key performance priorities:	Key business priorities:
• return on invested capital	• unwavering focus on ethical leadership, values and compliance
• cash flow at or above 100% of net income	• inclusion and diversity
• organic revenue growth	• achievement of operating and strategic plans
• commercial businesses — organic margin rate growth	• portfolio realignment,operations excellence and accelerated Fluid Technology growth in Asia
• earnings per share growth

The Company’s senior executives have responsibility for administering the executive compensation program and make recommendations to the Committee regarding executive compensation awards. The Committee, however, makes the final determination regarding executive compensation using the processes described in this Compensation Discussion and Analysis. The Committee believes its compensation programs reflect an overarching business rationale and are designed to be reasonable, fair, fully disclosed, and consistently aligned with shareholder interests.

Key Aspects of Our
Executive Compensation Philosophy and Objectives

•	Attract the best people and provide incentives that reward and retain employees.

•	Use compensation elements that fit the Company’s short-term and long-term operating and strategic goals to reward employees. ITT’s executive compensation program historically has been designed to attract, reward and retain capable executives. In addition to salary, we include two other elements: short-term and longer-term performance incentives. We believe the combination of these two performance-based elements focus executive behavior on specific annual performance and operating goals, as well longer-term total shareholder return goals.

•	Provide a clear link between at-risk compensation and business performance. We believe the measures of performance in our compensation programs must be aligned with measures key to the success of our businesses. The strong link between compensation and performance is intended to provide incentives for achieving performance and business objectives and increasing the value of the Company’s stock, thereby increasing value to our shareholders. If performance goals are not met, at-risk compensation is reduced or not paid.

•	Structure compensation so that executives with greater levels of responsibility have more at-risk compensation. As executives move to greater levels of responsibility, the proportion of compensation at risk, whether through annual incentive plans or longer-term incentive programs, increases in relation to the increased level of responsibility.

•	Tie short-term executive compensation to specific business objectives. Our AIP, described more fully below, specifically sets out short-term performance components. The AIP performance components are designed to further the Company’s total enterprise and individual business objectives, as appropriate. If specific short-term performance goals are met, cash payments that reflect corporate headquarters, business segment and individual performance may be awarded.

•	Tie longer-term executive compensation to increasing shareholder return. Our long-term incentive plan links executive compensation to increases in shareholder return. As discussed more fully below, longer-term executive compensation is composed of restricted stock, stock options and cash payments tied to the achievement of three-year total shareholder return.

•	Design total executive compensation to provide a competitive balance of salary, short- and long-term compensation. We consider total compensation (salary plus short-term and long-term compensation) when determining each component of the Named Executive Officer’s compensation. The Company’s overarching philosophy is to target total compensation at the median of the Compensation Consultant’s adjusted data from its Executive Compensation Database.

•	Make sure that other employee benefits, including perquisites, are reasonable in the context of a competitive compensation program. Named Executive Officers participate in the same benefit plans with the same benefit plan terms as other employees. Mr. Loranger also has a Special Pension Arrangement discussed on page 73 of this Proxy Statement. Perquisites provided to the Named Executive Officers, described more fully in the All Other Compensation Table on page 69 of this Proxy Statement, are designed to be consistent with competitive practice.

We believe our compensation philosophy encourages individual behaviors that balance risk and reward and assist the Company in achieving steady, continuous growth.

CONSTRUCTION OF OUR EXECUTIVE COMPENSATION PROGRAM

Overall compensation policies and programs.  In establishing overall compensation polices and programs that address executive compensation, benefits and perquisites in the 2007 executive compensation program the Committee looked to competitive market compensation data for companies comparable to ITT.

This included analyses of the Executive Compensation Database information provided by the Compensation Consultant. The Executive Compensation Database is derived from compensation data for a peer group of 206 industrial companies in the S&P® Industrials Composite that has been adjusted by the Compensation Consultant for differences in scope of operations and revenue.

Information on which companies compose the S&P® Industrials Composite may be found through the Standard & Poor’s website at www.standardandpoors.com. The Committee considered scope of operation an important differentiator because companies with industrial operations similar to ITT most closely reflect the group with which the Company competes for talent.

The Compensation Consultant also compiled and analyzed data that the Committee considered in weighting compensation components. The Committee considered allocation of short-term and long-term compensation, cash and non-cash compensation and different forms of non-cash compensation based on its assessment of the proper compensation balance needed to achieve the Company’s short-term and long-term goals.

The Compensation Consultant also provides competitive data for health and welfare benefits and perquisites.

Individual executive positions.  The Company’s senior management positions, including each of its Named Executive Officer positions, are compared to benchmark positions with similar attributes and responsibilities based on the adjusted Executive Compensation Database information. This information is used to provide a dollar value for each component of compensation: salary, annual incentive and longer-term incentive compensation.

The Committee uses the Executive Compensation Database, along with other information, in making its determination of target and actual compensation provided to each of the Company’s officers. The Committee generally targets total compensation and each compensation component at the median of the Executive Compensation Database peer group. Certain positions may be targeted above or below the median depending on their strategic value, the Company’s objectives and strategies, and individual experience and performance in the position.

We do not consider prior years’ compensation payouts, restricted stock vesting or option exercises in compensation decisions.  The Company does not consider short-term or long-term incentive payouts from prior year awards, vesting of restricted stock granted in past years or stock option exercises from prior stock option awards in the determination of future compensation.

Qualitative considerations.  The Company considers qualitative performance factors in addition to quantitative measures discussed in this Compensation Discussion and Analysis. While there is no formal weighting of the factors, we consider the following factors important in making compensation decisions and allow the Committee and the Chief Executive Officer discretion in establishing corporate and group compensation pools based on performance and business priorities, except that discretion applied for Named Executive Officers may only be negative discretion:

•	Ethical and compliance culture
•	Inclusion and diversity
•	Portfolio realignment
•	Operations excellence — including lean processes, global sourcing, geographic realignment and restructuring
•	Fluid Technology markets — accelerated growth

OUR COMPENSATION CYCLE

We review compensation every year during the first quarter. This review includes:

•	Annual performance reviews for the prior year
•	Base salary merit increases for current employees — normally established during the first week of March
•	AIP target awards
•	Long-term incentive target awards (including stock options, restricted stock and long-term incentive plan awards)

The actual date of stock option awards, restricted stock awards and long-term incentive plan awards is determined by the meeting date at which the Committee considers and approves these awards. In recent years, this meeting date has been in March. New employee salaries are set when an employee begins work. New employees receive equity and other incentive awards either immediately following their first day of employment or on the date on which an award is approved by the Committee, which may be later than the employment start date.

Current employees whose position and/or responsibilities materially change after the general grant date in March may receive compensation awards at different times of the year.

ELEMENTS OF COMPENSATION

BASE SALARY

Salary recognizes individual performance, market value of the position and the incumbent’s experience, responsibilities, contribution to the Company and growth in his or her role. Salary merit increases are based on overall performance and relative competitive position. The Committee reviewed and assessed the performance of the Company’s senior executives, including its Named

Executive Officers, during 2007. The Committee will continue to review and assess the performance of the Chief Executive Officer and all senior executives and authorize salary actions it believes are appropriate, commensurate with relevant competitive data and the Company’s Committee approved salary program.

ANNUAL INCENTIVE AWARDS

Annual Incentive Plan:  The 1997 Annual Incentive Plan for Executive Officers was approved by shareholders in 1997 and rewards Named Executive Officers described below for achievement of short-term performance and operational goals as well as individual performance. The Company’s AIP provides for an annual cash payment to participating executives established as a target percentage of base salary, adjusted to reflect annual performance measures. The AIP target awards are set with reference to the median of competitive practice based on the Executive Compensation Database. AIP target awards are structured to achieve competitive compensation levels when targeted performance results are achieved. The actual AIP award is based on performance against metrics with an opportunity for the Committee to approve negative discretionary adjustments with respect to Named Executive Officers. The AIP award, recognizes an executive’s contributions to the year’s results and is determined by performance against specific premier metrics on both the individual business segment and enterprise level.

Establishing AIP Performance

We use objective formulas to establish potential AIP performance awards. For 2007, the AIP formulas for determining Named Executive Officer potential payment amounts were:

Corporate Headquarters:

Base Salary x Target Award x Applicable Performance Components = AIP potential payment

Defense and Fluid Technology Segments:

Base Salary x Target Award x ((Applicable Segment Performance Components x 70%)
+ (ITT EPS Growth Component x 30%)) = AIP potential payment

Weighting of AIP Performance Components — Corporate
(for each Named Executive Officer in Corporate Headquarters)

		Return on			Total Corporate
	Target Award -	Invested	ITT EPS	Free Cash	Performance
	Percentage of	Capital	Growth	Flow	(Max 200% of Target
	Base Salary	(a)	(b)	(c)	Award)
Steven R. Loranger(1)	115%	40%	40%	20%	a+b+c

Denise L. Ramos	75%	40%	40%	20%	a+b+c

George E. Minnich	75%	40%	40%	20%	a+b+c

Henry J. Driesse	75%	40%	40%	20%	a+b+c

(1)	Mr. Loranger’s target award percentage of base salary reflects his contributions to the overall enterprise.

Weighting of AIP Performance Components — Segments
(for each Named Executive Officers in the Defense and Fluid Technology Segments)

	Target	Return						Total Segment
	Award -	on	Organic					Performance
	Percentage	Invested	Operating	Organic	Operating	70% Segment	30% ITT	(Max 200% of
	of Base	Capital	Margin	Revenue	Cash Flow	Performance	EPS Growth	Target
	Salary	(d)	(e)	(f)	(g)	(h)	(i)	Award)
Steven F. Gaffney	75%	60%	—	20%	20%	(d+e+f+g) x 70%	b x 30%	h + i

Gretchen W. McClain	65%	40%	20%	20%	20%	(d+e+f+g) x 70%	b x 30%	h + i

ITT EPS Growth Metric: In order to encourage focus on total Company performance, earnings per share growth across the enterprise was a performance metric in the Company’s 2007 AIP at the Corporate level as shown in column (b) and represented 30% of the Segment overall performance factor, as shown in column (i).

2007 Component Attainment vs. Payout%

The following table shows the potential payout percentage for non-EPS performance metrics.

Non-EPS Performance Metrics — %	85%	100%	120%

Non-EPS Metrics — Payout %	50%	100%	200%

The ITT EPS growth payout ranges between 50% and 200% and is based on a 100% EPS target at $3.38.

In 2007, each performance component of the AIP was capped at 250% and the overall AIP award was capped at 200% of the Target Award.

AIP Multi-Industry Peer Companies: The Committee and management first looked at a peer group to determine premier performance. In 2005 the Committee studied past and projected earnings per share and other performance measures of comparable multi-industry peers. Six multi-industry companies were identified as “premier” based on their rankings in the top quartile of the majority of the quantitative metrics evaluated.

3M Co.	General Electric Co.
United Technologies Corp.	Emerson Electric Co.
Illinois Tool Works, Inc.	Danaher Corp.

AIP Performance Metrics:  Based on an analysis of the premier companies, the Company identified five performance metrics most closely predictive of top ranking operating performance:

•	earnings per share growth,
•	margin rate expansion (as applicable to non-defense businesses),
•	organic revenue growth,
•	cash generation, and
•	return on invested capital (“ROIC”).

Why these metrics:  The Committee considers ROIC to be an easily understood measurement of capital utilization in the Company’s businesses and a key element of premier performance. The percentage weighting allocated to ROIC reflects the Company’s view of the importance of ROIC in overall performance. Similarly, weighting in organic revenue, organic operating margin and cash flow reflect the Company’s emphasis on organic growth as well as cash flow generation. Organic performance measures exclude the impact of foreign exchange, acquisitions and dispositions. The Committee believes that EPS growth is an appropriate measure of the Company’s total performance and employed the ITT EPS growth metric to encourage focus on the achievement of premier earnings growth for the overall Company.

AIP Performance Targets:  The Committee and management established separate 2007 AIP performance targets for each business segment and corporate headquarters based on the applicable premier performance metrics listed above and the Company’s approved annual operating plan, taking into consideration the Company’s aspirational goals.

The Company’s Named Executive Officers include executives at the Corporate headquarters and Defense and Fluid Technology business segments. The targets for earnings per share growth, and annual free cash flow performance targets for Corporate headquarters and organic revenue performance targets for 2007 the Defense and Fluid Technology segments are described below.

Metric	Target
ITT EPS ( for calculating EPS Growth) — Corporate	$3.38

Organic Revenue (in millions) — Defense	$4.050

Organic Revenue (in millions) — Fluid Technology	$3.268

Annual Free Cash Flow (in millions) — Corporate	$627

Remaining Performance Targets:  We set the remaining performance targets, including ROIC, segment operating cash flow, and operating margin rates, at challenging levels that are consistent with our long-term premier targets. The ITT Fluid Technology operating margin performance target represents significant growth over the prior year and is above the high end of the Company’s guidance. We consider these levels to be difficult to achieve. Successful attainment of both quantitative factors and qualitative factors (on page 53 of the Proxy Statement) are achievable only if the businesses and the individual Named Executive Officer perform at target levels.

AIP 2007 Awards Paid in 2008:  On March 10, 2008 the Committee determined the actual AIP awards for the Chief Executive Officer and the other Named Executive Officers for the 2007 AIP. The Committee excluded the impact of acquisitions, dispositions and other special items in computing AIP performance relating to AIP targets which also excluded these items. 2007 AIP Awards are also included in the Summary Compensation Table on page 67.

Named Executive Officers	AIP 2007 Awards
Steven R. Loranger	2,250,000

Denise L. Ramos(1)	525,000

Henry J. Driesse(2)	629,400

Steven F. Gaffney	712,500

Gretchen W. McClain(3)	390,000

George Minnich(4)	392,100

(1)	Ms. Ramos’ employment agreement provides for the greater of a guaranteed minimum bonus award of $375,000 or an AIP award calculated in accordance with the 2007 AIP performance for the Corporate Headquarters. Her 2007 AIP award was a combination of the target portion for six months plus six months at the AIP performance factor for Corporate Headquarters.

(2)	Mr. Driesse’s award reflects his position as President, ITT Fluid Technology for a portion of 2007 and his position at Corporate Headquarters for the remainder of 2007.

(3)	The 2007 award includes an additional discretionary bonus payment of $49,920 which was made to Ms. McClain in consideration of her strategic leadership and contributions during 2007.

(4)	Mr. Minnich’s separation agreement provided for a pro-rata bonus award based on 7 months of service in 2007.

The ITT Corporation Annual Incentive Plan for Executive Officers, which is summarized on pages 25 to 28 of this Proxy Statement and is included as Appendix C, has been adopted by the Board and will be effective commencing with performance year 2008, subject to shareholder approval. The ITT Corporation Annual Incentive Plan for executive officers is designed to provide competitive incentive compensation for its senior executive officers which is linked to measures affecting growth in shareholder value. Performance targets for 2008 under the Annual Incentive Plan have not been established.

LONGER-TERM INCENTIVES

Program structure:  The Committee believes that longer-term incentives directly reward Named Executive Officers for success in the creation of shareholder value over time. The Committee employed four considerations in designing the long-term incentive award program:

•	alignment of executive interests with shareholder interests,

•	a multi-year plan that addresses a balance in short-term and longer-term decision-making,

•	competitive total compensation opportunities, and

•	retention.

For Named Executive Officers, longer-term equity based incentives recognize current performance as well as the expectation of future contributions.

Why we chose to pay each Long-Term Incentive Component and how each component fits into the Company’s Compensation Structure:

The Company’s long-term incentive award program for senior executives has three components:

•	a target cash award made under the ITT 1997 Long-Term Incentive Plan (“LTIP”), approved by shareholders in 1997 and material terms of which are proposed for approval by shareholders at the Company’s May 13, 2008 Annual Meeting. The LTIP directly links ITT’s three-year total shareholder return performance to the performance of companies in the S&P® Industrial Composite Index on a relative basis,

•	non-qualified stock option awards, and

•	restricted stock awards.

Allocation of Long-Term Incentive Components

Long-Term Incentive Program Awards = 50% Target Cash Award calculated at target payment amount (LTIP) +25% Non-qualified stock options calculated at FAS 123R value of options + 25% Restricted Stock calculated at face value

2007 Long — Term Incentive Program

The long-term incentive award program components, the percentage weight of each component, and long-term award target amounts are determined annually by the Committee. In selecting long-term components designed to advance the Company’s long-term business goals as well as target amounts, the Committee uses competitive market survey data provided by the Compensation Consultant from a group of S&P® Industrial companies. In 2007, the Committee and management used this competitive market data for each of the Named Executive Officer positions to determine the aggregate 2007 long-term award value for each Named Executive Officer.

The Committee balanced long-term awards equally between awards designed to encourage relative share price increase and awards designed to encourage absolute share price increase. To achieve this balance the Committee determined that 50% of the long-term award should be the LTIP component, as this component provides a measure of shareholder return relative to the shareholder return of industrial companies in the S&P® 500 over a three-year period of time and encourages increased focus on long-term stock price appreciation. If the Company’s stock performs well against its peers, shareholders benefit. The remaining 50% of long-term award is granted in the form of equity and split equally between non-qualified stock options and restricted shares and reflects the Committee’s desire to provide incentives for absolute share price increases for the remainder of the long-term award.

In determining specific individual awards, the Committee considered individual contributions and business performance. Specific target awards for each Named Executive Officer are set forth below and in the Grants of Plan-Based Awards table on page 70.

	LTIP	Non-Qualified		Individual
	(Target Cash	Stock Option	Restricted Stock	Performance
Named Executive	Award)	Award	Award	Factors
Officer	$	# Options	# Shares	Considered
Mr. Loranger	3,000,000	89,235	24,474	Strong overall corporate performance

Ms. Ramos	550,000	16,359	18,930	Negotiated employment agreement

Mr. Driesse	—	—	—	Mr. Driesse’s impending retirement was considered with respect to the awards

Mr. Gaffney	550,000	16,360	4,487	Strong Defense segment performance

Ms. McClain	450,000	15,155	3,671	Strong Fluid Technology segment performance

Mr. Minnich(1)	500,000	14,875	4,079	Overall performance

(1)	Mr. Minnich’s termination agreement on pages 74 to 75 describes in detail the impact of Mr. Minnich’s termination on his LTIP target award, non-qualified stock option award and restricted stock award.

Why both restricted stock and stock options:  A balanced award of restricted stock and non-qualified stock options provides a combination of incentives for absolute share price appreciation. A restricted stock award is a grant of Company stock, subject to certain vesting restrictions. Holders of restricted stock, as shareholders of the Company, are entitled to vote and receive dividends prior to vesting. Non-qualified stock options provide the opportunity to purchase Company stock at a specified price called the “exercise price” at a future date. Stock option holders do not receive dividends on shares underlying options and cannot vote their shares. Because of its characteristics, restricted stock increases employee focus on activities that lead to greater cash generation for dividends in addition to share price appreciation, while non-qualified stock options focus on activities primarily related to absolute share price appreciation. Restricted stock and non-qualified stock options also have somewhat different retention values. Restricted stock has intrinsic value on the day it is received and retains some realizable value even if the share price declines, and since it does not expire, restricted stock provides strong employee retention value even after it has vested. As the

Company’s non-qualified stock options expire seven years after their grant date, they provide less retention value than restricted stock since stock options have realizable value only if the share price appreciates over the option grant price before the options expire.

In 2006, the Committee changed its prior practice of awarding 50% of its long-term incentive program award for senior executives in stock options to a practice which provides for an award which is 25% in non-qualified stock options and 25% in restricted stock. This change reflects, in part, the adoption of Statement of Financial Accounting Standards No. 123 Share-Based Payment (2004) (“FAS 123R”) in January 2006. Prior to the adoption of FAS 123R in January 2006, compensation cost associated with typical stock option awards was not required to be recognized as an expense in the income statement. FAS 123R requires compensation cost associated with stock option and restricted stock awards to be measured as the fair value of the awards on the grant date and recognized as an expense in the income statement over the period during which an employee is required to provide service in exchange for the award (usually the vesting period), after being reduced for estimated forfeitures.

The Committee has selected vesting terms for restricted stock and stock options based on the Committee’s review and assessment of the Compensation Consultant’s Executive Compensation Database, as well as the Committee’s view of the vesting terms appropriate for the Company.

Restricted Stock:  When restricted stock is awarded, the restricted stock holder immediately increases his or her ownership in the Company. We believe this feature of restricted stock aligns the executive’s interests with shareholder interests. The Committee reviews all proposed grants of shares of restricted stock for executive officers prior to the awards, including awards based on performance, retention-based awards and awards contemplated for potential employees. To determine the number of shares in the restricted stock award grant to a recipient, the Committee first considers and approves a dollar amount for each proposed restricted stock award grant consistent with the Key Aspects of Our Executive Compensation Philosophy and Objectives on page 51. This dollar amount is then converted to shares of restricted stock based upon the market price of Company stock as of the grant date. Restricted stock is priced at the average of the high and low values of the Company’s stock price on the program valuation date for the general grant or subsequently, on the day of the award. Currently, no individual may receive more than 150,000 shares in any one Plan year.

Named Executive Officers received restricted stock awards because, in the judgment of the Committee, and based on management recommendations, these individuals are in positions most likely to assist in the achievement of the Company’s long-term goals and to create shareholder value over time.

Key elements of the restricted stock program:

•	Holders of restricted stock have the right to receive dividends and vote the shares.

•	Restricted stock generally must be held for three years before it vests.

•	If an acceleration event occurs (as described on pages 86 to 88 of this Proxy Statement) the restricted stock vests in full.

•	If an employee leaves the Company prior to vesting, whether through resignation or termination for cause, the restricted stock is forfeited.

•	If an employee dies or becomes disabled, the restricted stock vests in full.

•	If an employee retires or is terminated other than for cause, a pro-rata portion of the restricted stock award may vest.

In certain cases, such as for new hires or to facilitate retention, selected employees may receive restricted stock subject to different vesting terms.

Non-Qualified Stock Options:  Non-qualified stock options permit optionees to buy Company stock in the future at a price equal to the stock’s value (exercise price) on the date the option was granted. If the value of the Company’s stock increases and the optionee exercises his or her option to buy at the exercise price, the optionee receives a gain in value equal to the difference between shares sold at the exercise price and the price of the stock on the exercise date. If the value of the Company’s stock fails to increase or declines, the stock option award has no realizable value. No dividends are paid on shares underlying stock options. Currently, no individual may receive more than 300,000 options in any one Plan year.

Key elements of the non-qualified stock option program:

•	The exercise price of stock options awarded is the closing price of the Company’s common stock on the New York Stock Exchange on the date the award is approved by the Committee.

•	For options granted to new executives, the option exercise price of approved stock option awards is the closing price following the first day of employment.

•	Options cannot be exercised prior to vesting.

•	Three-year cliff vesting for senior executives including Named Executive Officers.

•	Options expire seven years after the grant date. The seven-year expiration period was determined by the Committee after considering anticipated employee retention value while also taking into account the financial impact under FAS 123R.

•	If employment is voluntarily terminated or the employee is terminated for cause, vested and unvested portions of the options expire on the date of termination.

•	There may be adjustments to the term of the option if an employee’s tenure with the Company is terminated due to death, disability, retirement or termination other than for cause. Any post employment exercise period, however, cannot exceed the original expiration date of the option. If employment is terminated due to an acceleration event or because the option holder believes in good faith that he or she would be unable to effectively discharge his or her duties after the acceleration event, the option expires on the earlier of the date seven months after the acceleration event or the normal expiration date.

Why these stock option terms:  The three-year cliff vesting schedule for Named Executive Officers and senior executives, one-third cumulative annual installment vesting for other executives, and the exceptions described above were selected after the Committee’s review and assessment of the Compensation Consultant Executive Compensation Database and consideration of terms best suited to the Company. The three-year cliff vesting for senior executives, including the Named Executive Officers, prohibits option exercises, notwithstanding share price appreciation, to encourage and focus senior executives on the Company’s long-term goals. The seven-year option term was adopted after consideration of the accounting impact of FAS 123R as well as the Committee’s view of the term appropriate for the Company. Prior to 2005 stock option grants generally had ten-year terms.

When are stock options granted:  Stock option grants, which are part of the Company’s overall compensation program, are generally awarded during the first quarter of the calendar year. This timeframe coincides with the Company’s annual performance review and compensation cycle described on page 53 of this Proxy Statement. The actual date of the stock option award is determined as of the meeting date when the Committee approves the awards. In recent years, this date has been in March. Stock option award recipients receive communication of the award as soon as reasonably practical after the meeting date.

Consideration of material non-public information:  The Company typically closes the window for insiders to trade in the Company’s stock in advance of and immediately following earnings releases and Board and committee meetings because the Company and insiders may be in possession of material non-public information. The first quarter Committee meeting at which compensation decisions and awards are typically made for employees occurs during a Board meeting period so stock option awards may occur at a time when the Company is in possession of material non-public information.

The Committee does not consider the possible possession of material non-public information when it determines the number of stock options granted, price of options granted or timing of stock options granted. Rather, it uses competitive data, individual performance and retention considerations when it grants stock options, restricted stock and total shareholder return awards under the LTIP. Stock option awards and restricted stock awards granted to Named Executive Officers, senior and other executives, and Directors are awarded and priced on the same date as the grant date. The Company may also award stock options in the case of the promotion of an existing employee or hiring of a new employee. Again, these stock option grants may be made at a time the Company is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters.

How stock option awards are valued and priced:  In 2007, the fair value of stock options granted under the employee stock option program was calculated using the binomial lattice valuation model. The Committee considers this a preferred model since the model can incorporate multiple and variable assumptions over time, including assumptions such as employee exercise patterns, stock price volatility and changes in dividends. The option exercise price for all stock options is the closing price of ITT common stock on the date of grant. Currently, the Company has a policy not to reprice option awards. The Amendment and Restatement of the ITT Corporation 2003 Equity Incentive Plan proposed for shareholder approval in this Proxy Statement enhances the Plan’s provisions prohibiting repricing of stock options and stock appreciation rights.

Long-Term Incentive Plan (LTIP)/Target Total Shareholder Return (TSR) Awards:  Target total shareholder return awards (“TSR”) are the third component of the Company’s long-term incentive program. TSR awards are granted under the Company’s Long-Term Incentive Plan (“LTIP”) and reward comparative share price appreciation (as distinguished from restricted stock and stock options which reward absolute share price appreciation). The LTIP considers the Company’s total shareholder return relative to that of industrial companies in the S&P® 500. The Committee, at its discretion, determines the size and frequency of awards, performance measures and performance goals in addition to performance periods. Awards granted under the LTIP are expressed as target cash awards and comprise 50% of the overall annual target total long-term incentive value.

How we chose the structure of LTIP awards:  In designing the structure of LTIP awards, the Committee looked for an effective compensation vehicle for aligning the interests of employees with those of shareholders and rewarding the Named Executive Officers for increasing relative shareholder value over time. The Committee considered peer information provided by the Compensation Consultant’s Executive Compensation Database and the Company’s long-term goals. After consideration, the Committee selected a three-year plan which focuses on measurable relative total return of value to shareholders. A three-year term was selected because that period of time is consistent with the Company’s business plan cycle. A three-year time period also allows for focus on long-term goals, and the muting of market swings not based on performance and independent of short-term market cycles. Shorter or longer term measurements were not believed to encourage behaviors or performance geared to the Company’s long-term goals and, in the view of the Committee, might distract from the three-year period focus.

Components of total shareholder return:  The Committee also considered the components of a measurable return of value to shareholders. The Committee reviewed peer practices and received input from the Compensation Consultant. The Committee concluded that dividend yields, cumulative relative change in stock price and extraordinary shareholder payouts were the most significant factors in measuring increased shareholder value. For purposes of the LTIP, total shareholder return was determined to be the sum of 1) dividend yields and any other extraordinary shareholder payouts during the three-year performance period and 2) the cumulative change in stock price from the beginning to the end of the performance period as a percentage of beginning stock price.

Performance measurement period and award frequency:  The Company’s performance for purposes of the LTIP awards is measured by comparing the average stock price, over the trading days in the month of December immediately prior to the start of the LTIP three-year performance period (for example, December 2006 for 2007 LTIP awards, are measured from January 1, 2007 to December 31, 2009), to the average stock price over the trading days in the last month of the three-year cycle. The Committee chose to compare the average over all the trading days in the month of December rather than a selected date or week as the performance period, because the Committee felt a full month was most representative of comparative share price performance. Annual awards with a three-year term were considered by the Committee to best align the interests of executives with those of shareholders as executives work toward achieving the Company’s long-term objectives.

Size of LTIP awards:  In determining the size of LTIP awards for executives the Committee considers the comparative surveys provided by the Compensation Consultant and the Company’s internal desired growth in share price. The Company’s LTIP awards provided to Named Executive Officers under the LTIP are generally based on a participant’s position, competitive market data, individual performance and anticipated potential contributions to the Company’s long-term goals. The Committee also requested that the Compensation Consultant analyze the proposed design of the Company’s LTIP using a Monte Carlo simulation which measures performance relative to the industrial companies that comprise the S&P® 500 Index. The Committee considers this technique helpful in determining the appropriate program because the Monte Carlo simulation provides a range of results that can estimate the expected value when averaged together. Finally, the Committee considers individual performance and business performance in determining LTIP awards.

Other LTIP provisions:  If a participant’s employment terminates before the end of the three-year performance period, the award is forfeited except in two cases. In the first case, if a participant dies or becomes disabled, the LTIP award vests in full and is payable according to its original terms. Vesting in full in the case of death or disability reflects the inability of the participant to control the triggering event and is consistent with other benefit plan provisions related to disability and death. In the second case, if a participant retires or is terminated by the Company other than for cause, a pro-rata payout is provided based on the number of full months of employment divided by thirty-six months (the term of the three-year LTIP). This pro-rated payout is provided because it reflects the participant’s service during the pro-rated period. Payment, if any, of target cash awards generally will be made at the end of the applicable three-year performance period and will be based on the Company’s performance measured against the total shareholder return performance of industrial companies in the S&P® 500, the performance measure approved by the Committee prior to the performance period. In the event of an acceleration event in a change of control (described on pages 86 to 88 of this Proxy Statement), outstanding LTIP awards are immediately paid in a lump sum at 200% because participants no longer have the ability to effect the Company’s performance over the LTIP performance period.

Performance goals for the applicable LTIP performance period are established in writing not later than January 1 of the first year in the performance period.

Payments under the LTIP:  Payments of awards under the LTIP are in cash. (Individual targets for the Named Executive Officers are provided in the 2007 Grants of Plan Based Awards of page 70 of this Proxy Statement.) Payouts, if any, are based on a non-discretionary formula and are interpolated for values between the 35th and 80th percentile performance.

The following performance goals were established under the LTIP for the performance period January 1, 2007 through December 31, 2009:

If Company’s Total Shareholder Return Rank Against the
Companies that Comprise the S&P®	Payout Factor
Industrials Index is	(% of Target Award)

less than the 35th percentile	0%
at the 35th percentile	50%
at the 50th percentile	100%
at the 80th percentile or more	200%

Total Shareholder Return for the Company for the January 1, 2005 — December 31, 2007 Performance Period	The Company achieved a 70.86% rank among the S&P® Industrials during the performance period resulting in a 169.536% payment.

Of the companies in the S&P® Industrials Index during the three-year performance period, the Company achieved a 70.86 percentile rank for Total Shareholder Return as calculated for each company in the S&P® Industrials Index for this performance period.

The Committee has determined that median level performance should be paid at the mid-point, performance below the 35th percentile should receive zero and performance at or above the 80th percentile, reflecting exceptional relative total shareholder return, should be paid at 200% of the target award. The Committee felt these breakpoints were properly motivational, rewarded the desired behavior and were consistent with the Monte Carlo analysis provided by the Compensation Consultant. For LTIP awards for the performance period January 1, 2005 through December 31, 2007, Messrs. Loranger, Driesse, Gaffney, and Ms. McClain received payments of $3,051,648, $911,086, $656,613 and $596,936, respectively, as described in the 2007 Option Exercises and Stock Vested table on page 78. Mr. Loranger also received a payment of $762,912 for his phantom 2005 LTIP award. Mr. Minnich did not receive payment for his 2005 award as it was forfeited in accordance with the terms of the Plan. Ms. Ramos did not receive a 2005 LTIP award.

INVESTMENT AND SAVINGS PLAN

Most of the Company’s salaried employees who work in the United States participate in the ITT Salaried Investment and Savings Plan, a tax qualified savings plan, which allows employees to contribute to the plan on a before tax basis and/or an after tax basis. The Company makes a floor contribution of 1/2 of 1% of base salary to the plan for all eligible employees and matches employee contributions up to 6% of base salary at the rate of 50%. Participants can elect to have their contributions and those of the Company invested in a broad range of investment funds including ITT stock.

Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($225,000 in 2007) to the tax qualified plan. Accordingly, the Company has established and maintains a non-qualified, unfunded ITT Excess Savings Plan that is discussed in more detail in the narrative to the 2007 Nonqualified Deferred Compensation table on page 83.

POST-EMPLOYMENT COMPENSATION

Salaried Retirement Plan:  Most of the Company’s salaried employees who work in the United States participate in the ITT Salaried Retirement Plan. Under the plan, participants have the option, on an annual basis, to elect to be covered by either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan is a tax-qualified plan, which provides a base of financial security for employees after they cease working. The Plan is described in more detail in the narrative related to Pension Benefits on pages 78 to 81 and in the 2007 Pension Benefits table on page 81.

Excess Pension Plans:  Federal law limits the amount of benefits that can be paid and the amount of compensation that can be recognized under tax-qualified retirement plans. As a consequence, the Company has established and maintains non-qualified, unfunded excess pension plans solely to pay retirement benefits that could not be paid from the Salaried Retirement Plan. Benefits under the excess pension plans are generally paid directly by the Company. There is, however, an excess plan trust that holds assets used to pay benefits accrued by Messrs. Loranger, Driesse, Gaffney and Ms. Ramos and Ms. McClain under an excess pension plan. Mr. Minnich’s participation in the plan ended because of his termination of employment. Participating officers in that excess pension plan may elect in 2008 to receive their excess benefit in a single discounted sum payment or as an annuity. An election of a single sum payment shall only be effective if the officer meets the requirements for early or normal retirement benefit under the Plan; otherwise the excess benefit will be paid as an annuity.

In the event of a change of control, any excess plan benefit would be immediately payable, subject to any applicable Internal Revenue Code Section 409A restrictions, and would be paid in a single discounted sum. The single sum payment provision provides the earliest possible access to the funds in the event of a change of control and to the greatest extent possible avoids transfer of the funds to an acquirer’s control.

Deferred Compensation Plan:  Our Named Executive Officers are also eligible to participate in the ITT Deferred Compensation Plan, which is described in more detail on pages 81 to 82. This plan provides executives an opportunity to defer receipt of all or a portion of any AIP payments they earn. The amount of deferred compensation ultimately received reflects the performance of benchmark investment funds made available under the deferred compensation plan as selected by the executive. Participants in the deferred compensation plan may elect a fund that tracks the performance of ITT common stock.

Mr. Loranger’s Non-Qualified Pension Arrangement:  Mr. Loranger’s employment agreement, the “Steven R. Loranger Employment Agreement”, described on pages 71 to 74, provides for a non-qualified pension arrangement if his employment terminates on or after June 28, 2009 or under certain circumstances prior to that date. Mr. Loranger forfeited certain employment benefits, including pension arrangements, when he left his prior employer. This provided Mr. Loranger with a pension arrangement similar to the arrangement he forfeited.

Pensions and other post-retirement compensation for the Named Executive Officers are discussed in more detail in the 2007 Pension Benefits narrative, table and footnotes on pages 78 to 81 and the Potential Post-Employment Compensation Tables and footnotes on pages 88 to 96 and in the compensation arrangements for Messrs. Loranger and Minnich and Ms. Ramos on pages 71 to 76.

SEVERANCE PLAN ARRANGEMENTS

The Company maintains two severance plans for its senior executives — the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. The Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan were originally established in 1984 and are regularly reviewed. The severance plans apply to the Company’s key employees as defined by the Internal Revenue Code Section 409A. The Company’s Severance Plan Arrangements are not considered in determining other elements of compensation.

Senior Executive Severance Pay Plan:  The purpose of this plan is to provide a period of transition for senior executives. Senior executives, other than Mr. Loranger, who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause.

The exceptions to severance payment are:

•	the executive terminates his or her own employment,

•	the executive’s employment is terminated for cause,

•	termination occurs after the executive’s normal retirement date, or

•	termination occurs in certain divestiture instances if the executive accepts employment or refuses comparable employment.

No severance is provided for termination for cause, because the Company believes for cause terminations should not receive additional compensation. No severance is provided in the case of termination after a normal retirement date because the executive will be eligible for retirement payments under the Company’s Salaried Retirement Plan. No severance is provided where an executive accepts or refuses comparable employment because the executive has the opportunity to receive employment income from another party under comparable circumstances.

Messrs. Driesse and Gaffney and Ms. Ramos and Ms. McClain participate in this plan. Mr. Loranger does not participate in this plan because his severance arrangements, including severance pay and benefits upon termination from the Company are provided separately under the Steven R. Loranger Employment Agreement described on pages 71 to 73, which was negotiated when Mr. Loranger joined the Company. Mr. Minnich received severance pay and benefits upon termination as set forth in the Minnich Letter Agreement described on pages 74 to 75.

Special Senior Executive Severance Pay Plan:  We also have a Special Senior Executive Severance Pay Plan, which is designed to provide compensation in the case of an acceleration event (defined on pages 86 to 88 of this Proxy Statement) including a change of control. The provisions of this plan are specifically designed to address the inability of these executives to influence the Company’s future performance after certain change of control events. The Special Senior Executive Severance Pay Plan is structured to encourage executives to act in the best interests of shareholders by including compensation and retention devices, including change of control provisions.

The purposes of these provisions are to:

•	provide for continuing cohesive operations as executives evaluate a transaction, which, without change of control protection, could be personally adverse to the executive,

•	keep executives focused on preserving value for shareholders,

•	retain key talent in the face of potential transactions or rumors regarding potential transactions, and

•	aid in attracting talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including the Named Executive Officers whose employment is terminated by the Company other than for cause, or where the covered executive terminates his or her employment for good reason within two years after the occurrence of an acceleration event as described below (including a termination due to death or disability) during the two-year period if the covered executive had grounds to resign with good reason and for covered executives whose employment is terminated in contemplation of an acceleration event that ultimately occurs.

The plan is designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the acceleration event. With respect to incentive plan awards, since the executive will no longer have the ability to impact the corporate objectives upon which the awards are based, the plan provides that any AIP awards are paid out at target and LTIP awards are paid out at 200%. More information about the severance plan arrangements are provided on pages 64 to 66 of this Proxy Statement.

Messrs. Driesse, Gaffney, Ms. Ramos, and Ms. McClain participate in the Senior Executive and Special Senior Executive Severance Pay Plans. Mr. Loranger does not participate in the plan because his severance arrangements, including severance pay and benefits upon termination from the Company are set forth in the Steven R. Loranger Employment Agreement, described on pages 71 to 73, which was negotiated when Mr. Loranger joined the Company. Mr. Minnich is no longer eligible to participate in these plans. Mr. Minnich received severance pay and benefits upon termination as provided in the Minnich Letter Agreement described on pages  74 to 75.

Change of Control Arrangements:  As described more fully on pages 86 to 88, many of our short-term and long-term incentive plans, severance arrangements and nonqualified deferred compensation plans provide additional or accelerated benefits upon a change of control. Generally, these change of control provisions are intended to put the executives in the same position he or she would have been in had the change of control not occurred. Executives then can focus on preserving value for shareholders when evaluating situations that, without change of control provisions, could be personally adverse to the executive.

EMPLOYEE BENEFITS AND PERQUISITES

Executives, including the Named Executive Officers, are eligible to participate in ITT’s broad-based employee benefits program. The program includes a pension program, an investment and savings plan which includes before tax and after tax savings features, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans. These other benefit plans include short and long term disability insurance, long term care insurance and a flexible spending account plan.

The Company provides certain perquisites to the Named Executive Officers. Mr. Loranger’s perquisites are separately discussed on page 73. The Company provides only those perquisites that it considers to be reasonable and consistent with competitive practice. Perquisites (which are described more fully on page 69 in the All Other Compensation Table and related narrative) available for Named Executive Officers include relocation expenses, tax preparation service, car allowance equal to $1,300 per month, or annual car lease costs of $9,100 in the case of Mr. Driesse, financial and estate planning, health club reimbursement up to $500 per year and executive physical examinations.

CONSIDERATION OF TAX IMPACTS

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to certain executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Compensation attributable to awards under the Company’s AIP and long-term incentive plan are generally structured to qualify as performance-based compensation under Section 162(m).

However, the Compensation and Personnel Committee realizes that the evaluation of the overall performance of the senior executives cannot be reduced in all cases to a fixed formula. There may be situations in which the prudent use of discretion in determining pay levels is in the best interests of the Company and its shareholders and therefore desirable. In those situations where discretion is used, we may structure awards in ways that will not permit them to qualify as performance-based compensation under Section 162 (m). The compensation of Mr. Loranger may not be fully deductible under these criteria. However, the Committee does not believe that such loss of deductibility would have any material impact on the financial condition of the Company.

The Company’s plans are intended to comply with Internal Revenue Code Section 409A, to the extent applicable, and the Company made amendments to the plans in December 2007 and may make additional amendments during 2008 in this regard. The amendments are described in detail in the sections that follow.

Summary Compensation Table

							Change in
							Pension
							Value &
						Non-	Non-
						Equity	qualified
						Incentive	Deferred
Name & Principal				Stock	Option	Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b)	($)(c)	($)(d)	($)(e)(1)	($)(f)(3)	($)(g)(4)	($)(h)(5)	($)(i)(6)	($)(j)
Steven R. Loranger	2007	1,056,539	—	6,690,495	2,341,689	2,250,000	1,220,271	211,975	13,770,969
Chief Executive Officer	2006	983,846	—	5,019,399	1,189,442	1,732,500	1,422,940	220,325	10,568,452

Denise L. Ramos(2)	2007	250,000	150,000	407,945	52,025	525,000	17,743	358,155	1,760,868
SVP & Chief Financial Officer

George E. Minnich (former)	2007	309,308	—	1,647,588	559,325	392,100	—	264,950	3,173,271
SVP & Chief Financial Officer	2006	476,769	—	807,998	304,608	570,000	—	43,718	2,203,093

Henry J. Driesse	2007	532,519	—	1,907,897	452,926	629,400	381,179	35,458	3,939,379
SVP Operations(7)	2006	516,769	—	1,019,028	284,502	450,000	964,736	37,704	3,272,739

Steven F. Gaffney	2007	466,731	—	1,000,068	280,594	712,500	236,114	50,205	2,746,212
SVP & President, ITT Defense	2006	422,578	—	637,735	194,023	600,000	175,121	1,032,548	3,062,005

Gretchen W. McClain(8)	2007	381,250	49,920	964,489	323,628	340,080	29,647	213,189	2,302,203
SVP & President, ITT Fluid Technology Corp.

(1)	Amounts in the Stock Awards column include compensation expense of current and prior grants attributable to current year under FAS 123R for LTIP units and restricted stock. Amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R with respect to restricted stock units granted to Mr. Loranger in 2004, restricted stock awards granted to Messrs. Driesse, Gaffney and Minnich in 2005 and 2006 and restricted stock awards granted to all Named Executive Officers in 2007. The amounts shown for Mr. Loranger include $1,855,294 for Restricted Stock Units. The LTIP is considered a liability plan, under the provisions of FAS 123R. A discussion of restricted stock units, restricted stock, the LTIP and assumptions used in calculating these values may be found in Note 19 to our Financial Statements for the year ended December 31, 2007, located on pages F-27 through F-31 of our 2007 Annual Report on Form 10-K.

(2)	Ms. Ramos received a sign-on payment in the fiscal year ended December 31, 2007 as part of her employment agreement.

(3)	The amounts in the Option Awards column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R. The assumptions used in calculating these values may be found in Note 19 to our Financial Statements for the year ended December 31, 2007, located on pages F-27 to F-31 of our 2007 Annual Report on Form 10-K. In 2006, the Company modified its vesting conditions for stock option awards to retirement eligible employees that aligned the vesting period with the service period. The Company will continue to recognize compensation expense for all stock-based awards ratably over the expected service period under the provisions of FAS 123R.

(4)	Amounts listed in the column Non-Equity Incentive Plan Compensation column represent Annual Incentive Plan awards determined by the Compensation and Personnel Committee at its March 10, 2008 meeting, which, to the extent not deferred by an executive, were paid out shortly after that date.

(5)	Amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the change in pension value for each Named Executive Officer. No Named Executive Officer received preferential or above-market earnings subsidized by the Company on deferred compensation. The change in the present value in accrued pension benefits was determined by measuring the present value of the accrued benefit at the respective dates using a discount rate of 6.00% at December 31, 2006 and 6.25% at December, 31 2007 (corresponding to the discount rates for the domestic pension plan as described in the Company’s Form 10-K at Note 18 for the year ended December 31, 2007) and based on the assumption that retirement occurs at the earliest date the individual could retire with an unreduced retirement benefit. The amount in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for Mr. Loranger includes an increase in value of the Special Pension Arrangement described on page 73, and on the 2007 Pension Benefits table on page 81, of $964,225 and $256,039 representing an increase in the value of his accrued benefit under the ITT Excess Pension Plan and the Special Pension Arrangement, respectively. Mr. Minnich is not eligible to participate in the Company’s pension plan because his termination occurred prior to vesting. Mr. Minnich’s non-qualified deferred compensation earnings were paid to Mr. Minnich on or about March 1, 2008, in the seventh month following his termination. As of the December 31, 2007, Ms. Ramos had not met the one-year service requirement for membership in the ITT Salaried Retirement Plan and the ITT Excess Pension Plan. The amounts shown represent the value of the pension that was accrued assuming Ms. Ramos had been a member of the plans.

(6)	Amounts in the All Other Compensation column represent the items specified in the All Other Compensation Table, as well as: spousal travel, gross-up on tax service fees, auto leases, taxable groups term life insurance, gross-up on relocation expenses, and severance payment to Mr. Minnich. Also included are Company contributions to the ITT Salaried Investment and Savings Plan and the ITT Excess Savings Plan described in more detail at pages 78 to 80 and in the All Other Compensation table on page 69 of this Proxy Statement. Company contributions to the ITT Excess Savings Plan are unfunded and earnings accrue at the same rate as the Stable Value Fund available to participants in the Company’s ITT Salaried Investment and Savings Plan.

(7)	On March 9, 2007, the Company announced that, effective April 1, 2007, Mr. Driesse would transition to a new role overseeing operational excellence and would retire at year end. Mr. Driesse remains an employee at the time of this Proxy Statement.

(8)	An additional discretionary bonus payment of $49,920 was made to Ms. McClain in consideration of her strategic leadership and contributions during 2007.

All Other Compensation Table

Perquisites							Other Compensation
										Investment
										Savings
	Personal						Excess			Plan
	Use of						Savings Plan	Tax		Match		Total
	Corporate	Financial	Club	Auto		Total	Match	Reimburse-	Relocation	and		All Other
	Aircraft	Counseling	Dues	Allowances	Other	Perquisites	and Floor	ments	Expense	Floor	Other	Compensation
Name	$	$	$	$	$	$	$	$	$	$	$	$
(a)	(b)(1)	(c)(2)	(d)(3)	(e)	(f)(4)	(g)	(h)(5)	(i)(6)	(j)(7)	(k)(8)	(l)(9)	(m)
Steven R. Loranger	86,084	37,428	—	15,600	5,302	144,414	30,516	29,170	—	7,875	N/A	211,975

Denise L. Ramos	—	15,650	—	7,800	1,021	24,471	—	101,709	226,667	5,308	N/A	358,155

George E. Minnich	—	17,169	—	15,600	9,076	41,845	2,052	9,639	—	7,875	203,539	264,950

Henry J. Driesse	—	1,500	—	9,100	4,218	14,818	11,469	1,296	—	7,875	N/A	35,458

Steven F. Gaffney	—	18,624	4,977	15,600	1,148	40,349	—	3,452	—	6,404	N/A	50,205

Gretchen W. McClain	—	—	—	13,200	994	14,194	5,906	12,641	172,573	7,875	N/A	213,189

(1)	Amounts in the Personal Use of Corporate Aircraft column reflect the aggregate incremental cost to ITT of personal use of corporate aircraft for Mr. Loranger. The aggregate incremental cost to ITT is determined on a per flight basis and includes the cost of fuel, a pro-rata share of repairs and maintenance, landing and storage fees, crew-related expenses and other miscellaneous variable costs. A different value attributable to personal use of corporate aircraft (as calculated in accordance with Internal Revenue Service guidelines) in the amount of $35,839 is included as compensation on the W-2 for Mr. Loranger. Mr. Loranger’s employment agreement with the Company permits occasional personal use of the Company aircraft. Substantially all of the trips designated personal for purposes of the All Other Compensation Table represent trips taken for businesses purposes when Mr. Loranger was accompanied by other Company employees and also by his spouse.

(2)	Amounts in the Financial Counseling column represent financial counseling and tax service fees paid for 2007.

(3)	Amount shown in the Club Dues column for Mr. Gaffney include club dues of $1,662 and other fees of $3,315.

(4)	Amounts in the Other column for perquisites include taxable group term life and group accident insurance premiums attributable to Messrs. Loranger, Minnich, Driesse, Gaffney and Ms. Ramos and Ms. McClain. The amount for Mr. Minnich includes $7,376, the value of a trip provided by the Company as a retirement gift.

(5)	Amounts in the Excess Savings Plan Contributions column are applicable to 2007. Ms. Ramos and Mr. Gaffney did not contribute to the plan during 2007.

(6)	Amounts in the Tax Reimbursements column for Messrs. Loranger, Minnich, Driesse, Gaffney and Ms. Ramos are tax reimbursement allowances intended to offset the inclusion in taxable income of financial counseling and tax preparation services. In addition, the amounts for Ms. Ramos and Ms. McClain represent the tax gross-up on their 2007 relocation expenses. Ms. McClain did not participate in the financial counseling and tax preparation services program in 2007.

(7)	Amounts in the Relocation Expense column include the following: For Ms. Ramos, $225,711 represents taxable relocation expenses, and $956 represents non-taxable relocation expenses. For Ms. McClain, the amount shown represents taxable relocation expenses.

(8)	Amounts in the Investment Savings Plan column represent the Company floor and matching contributions to the ITT Salaried Investment and Savings Plan for 2007.

(9)	Amount in the Other column represents the severance payment made to Mr. Minnich in connection with his termination agreement.

2007 Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the named executives in 2007: (1) the grant date; (2) the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the AIP granted in 2007; (3) estimated future payouts under equity incentive plan awards for 2007 including the LTIP target award granted in 2007 for the 2007 — 2009 performance period (each unit equals $1); (4) the number of shares underlying all other stock awards, which consist of Restricted Stock; and (5) all other stock option awards, which consist of the number of shares underlying stock options awarded to the named executives; (6) the exercise price of the stock option awards, which reflects the closing price of ITT stock on the date of grant and; (7) the grant date fair value of each equity award computed under FAS 123R. The compensation plans under which the grants in the following table were made are generally described in the Compensation Discussion and Analysis, beginning on page 50 of this Proxy Statement, and include the AIP, restricted stock awards, stock options grants and the LTIP, a target cash payment based on the relative performance of the Company’s stock to companies in the S&P 500® Industrial Index over a three-year period.

Grants of Plan-Based Awards

								All
								Other
								Stock	All Other		Grant
								Awards:	Option		Date
								Number	Awards:	Exercise	Fair
								of	Number	or Base	Value
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares	of Securities	Price of	Equity-
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Underlying	Option	Incentive
	Grant							or Units	Options	Awards	Plan
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(3)	(#)(4)	($/Sh)(5)	Awards(6)
(a)	(b)	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)	(#)(h)	(i)	(j)	(k)	$(l)

Steven R. Loranger		615,250	1,230,500	2,461,000
	01-Jan-07				1,500,000	3,000,000	6,000,000				300,000,000
	07-Mar-07							24,474			1,548,527
	07-Mar-07								89,235	57.99	1,419,247

Denise L. Ramos		187,500	375,000	750,000
	01-Jan-07				275,000	550,000	1,100,000				550,000
	02-Jul-07							18,930			1,306,170
	02-Jul-07								16,359	69.00	348,283

George E. Minnich		183,750	367,500	735,000
(7)	01-Jan-07				250,000	500,000	1,000,000				500,000
	07-Mar-07							4,079			236,541
	07-Mar-07								14,875	57.99	240,083

Henry J. Driesse		200,625	401,250	802,500
(8)	01-Jan-07				—	—	—	—	—	—	—
											—
											—

Steven F. Gaffney		178,125	356,250	712,500
	01-Jan-07				275,000	550,000	1,100,000				550,000
	07-Mar-07							4,487			260,201
	07-Mar-07								16,360	57.99	264,050

Gretchen W. McClain		130,000	260,000	520,000
	01-Jan-07				225,000	450,000	900,000				450,000
	07-Mar-07							3,671			212,881
	07-Mar-07								15,155	57.99	205,047

(1)	The amounts in columns (c), (d) and (e) reflect the minimum payment level, the target payment level and the maximum payment level if an award is achieved under the Company’s AIP described on pages 54 to 56. These potential payouts are based on achievement of specific performance metrics and are completely at risk.

(2)	The amounts in columns (f), (g) and (h) reflect the minimum payment level, the target payment level and the maximum payment level if an award is achieved, under the Company’s LTIP described on pages 57 to 61 to 63.

(3)	Column (i) shows the number of shares of restricted stock granted in 2007 to the Named Executive Officers. The number of shares underlying restricted stock awards are priced and determined by average of the high and low stock price on the day of grant. Restricted stock grants to named executive officers vest in full three years from the grant date. During the restriction period the holder receives dividends and may vote the shares.

(4)	Column (j) shows the number of stock options granted in 2007 to the Named Executive Officers. Such stock options become exercisable three years from the grant date and expire seven years after the grant date. For Mr. Gaffney in 2006 and Ms. McClain in 2006 and 2007, stock option grants vest one-third, one-third, one-third on each of the three anniversaries of the grant date.

(5)	Column (k) shows the exercise price for stock options granted in 2007, which was the closing price of ITT common stock on March 10, 2007. Ms. Ramos’ options show the exercise price for stock options granted on July 2, 2007, consistent with her employment agreement.

(6)	Column (l) shows the full grant date fair value of restricted stock awards and stock option awards granted to Messrs. Loranger, Minnich and Gaffney, Ms. Ramos and Ms. McClain in 2007 and also includes restricted stock unit dividends for Mr. Loranger. The full grant date fair value is generally the amount the Company would expense in its financial statements over the award’s vesting schedule. Mr. Driesse is eligible for early retirement so the fair value of his awards was fully expensed in 2007.

(7)	Mr. Minnich’s estimated future payouts under the equity incentive awards are addressed in his Termination Agreement on pages 74 to 75.

(8)	Mr. Driesse did not receive an LTIP award in 2007 because of his anticipated retirement.

SPECIFIC COMPENSATION ARRANGEMENTS WITH MESSRS. LORANGER AND MINNICH AND MS. RAMOS

MR. LORANGER

Term:  The term of Mr. Loranger’s original employment agreement (the “Steven R. Loranger Employment Agreement”) was from June 28, 2004 to June 27, 2007, subject to automatic 12-month extensions unless the Company or Mr. Loranger provides at least 180 days’ prior written notice of non-extension. Mr. Loranger’s employment agreement has been extended to June 27, 2009 as no notice of non-extension was provided in 2008.

Salary:  Mr. Loranger receives a base salary under his employment agreement, subject to increase by the Board of Directors. Effective, March 1, 2007, Mr. Loranger’s base salary was $1,070,000.

Annual Incentive Plan Awards:  Mr. Loranger is subject to the AIP performance goals as described on pages 54 to 56. The Committee believes that Mr. Loranger’s annual incentive should be measured by the same performance metrics as other senior executives. As with other senior executives, Mr. Loranger may receive an Annual Incentive Plan payment for each fiscal year during which he achieves the performance goals described earlier.

Long-Term Incentive Award Program:

Mr. Loranger participates in the Company’s Long-Term Incentive Award Program, discussed on pages 61 to 63 and receives LTIP, restricted stock and non-qualified stock option awards under that program. Pursuant to the Steven R. Loranger Employment Agreement, Mr. Loranger received a grant from the Company in fiscal year 2005 of a long-term incentive award with an aggregate total value of $4,500,000, one-half as a target LTIP Award and one-half as non-qualified stock options.

LTIP Awards:  In 2005 Mr. Loranger received an LTIP award consisting of (i) a target award in the amount of $1,800,000 granted pursuant to the LTIP for the performance period January 1, 2005 through December 31, 2007 and (ii) a target award in the amount of $450,000 under terms identical to those of the LTIP, but not awarded under the LTIP (the “Phantom LTIP Award”), to be paid on or before March 30, 2008 in cash, shares or a combination thereof. The Committee set Mr. Loranger’s target awards for the performance period beginning on January 1, 2007 based on the Committee’s evaluation of Mr. Loranger’s performance and market levels of compensation for Chief Executive Officers for companies of comparable size as described above. As provided by Mr. Loranger’s employment agreement, the Committee can and has granted Mr. Loranger phantom long-term awards when the award size is larger than the award size permitted under the Company’s LTIP.

On March 7, 2007 Mr. Loranger received a target LTIP award of $2,140,000 and a target phantom LTIP award of $860,000.

Restricted Stock:  Mr. Loranger received 250,000 restricted stock units granted on June 28, 2004, in connection with the Steven R. Loranger Employment Agreement. The units vest in one-third installments on June 28, 2007, June 28, 2008 and June 28, 2010. One-half of the vesting RSUs settle upon the vesting date and one-half of the vesting RSUs settle within ten days of Mr. Loranger’s termination of employment. During the restriction period Mr. Loranger may not vote the shares but is credited for RSU dividends. On June 28, 2007, one-third of the restricted stock units vested, one-half settling upon vesting and one-half are to settle within ten days of Mr. Loranger’s termination of employment. As discussed in more detail in the 2007 Grants of Plan-Based Awards table on page 70, Mr. Loranger received 24,474 shares of restricted stock on March 7, 2007, which vest as described on page 59 of this Proxy Statement.

Stock Options:  As discussed in more detail in the 2007 Grants of Plan-Based Awards table on page 70, Mr. Loranger received non-qualified stock options with respect to 89,235 shares on March 7, 2007, which vest as described on page 60 of this Proxy Statement.

Severance Arrangements:  Under Mr. Loranger’s employment agreement, if Mr. Loranger’s employment is terminated prior to June 28, 2009 by the Company without “cause” or by Mr. Loranger for “good reason” (as each such term is defined in the employment agreement), in either case upon or following a “Change of Control” (as defined in the employment agreement), Mr. Loranger would be entitled to receive a lump-sum payment of the actuarial present value of his non-qualified pension. These pension benefits are offset by any benefits to which he is entitled (or which he already has received) under other defined benefit pension arrangements maintained by the Company or any prior employer. Mr. Loranger is also entitled to retiree medical coverage as in effect for persons joining the Company on June 28, 2004 (the effective date of Mr. Loranger’s employment), provided that if his employment is terminated by the Company without cause or by him for good reason on or after June 28, 2005, that termination will be considered a “retirement” under the Company’s retiree medical plan and will entitle Mr. Loranger to receive benefits under that arrangement.

If Mr. Loranger’s employment terminates due to disability, death or retirement, he (or his estate) will be entitled to receive a pro-rata target bonus for the year of termination and the target award for each outstanding LTIP award and Phantom LTIP Award. If Mr. Loranger’s employment is terminated by the Company without cause or by Mr. Loranger for good reason (other than during the two-year period following a change of control), he will be entitled to receive a pro-rata target bonus for the year of termination, plus continued payment of his base salary and target bonus for a period of two years from the date of termination. If, within the two-year period following a change of control, the Company terminates Mr. Loranger’s employment without cause or Mr. Loranger terminates his employment for good reason, the Company will pay Mr. Loranger a lump sum payment consisting of (i) a pro-rata target bonus for the year of termination and (ii) a severance payment equal to three times the sum of his base salary and the highest bonus paid to him in the three years prior to the change of control. Mr. Loranger would also receive continued health and welfare benefits for up to two years following a termination without cause or for good reason (whether before or after a change of control). If Mr. Loranger’s employment is terminated at the end of the initial term or any successive twelve-month renewal period due to the Company giving a non-extension notice, such termination will be treated as a termination without cause, except that his base salary and target bonus will only be continued for one year. If any payments to Mr. Loranger are determined to be excess parachute payments under Section 280G of the Internal Revenue Code, he will receive a gross-up payment in respect of the excise taxes incurred by him.

All severance payments are conditioned upon Mr. Loranger’s execution of a general release. There were no changes to Mr. Loranger’s employment agreement during 2007.

Special Pension Arrangement:  Mr. Loranger’s employment agreement provides for a non-qualified pension arrangement if Mr. Loranger’s employment is terminated on or after June 28, 2009. This arrangement provides for an annuity paid monthly over Mr. Loranger’s life, calculated as a percentage of his average annual compensation for the five years in which his compensation was highest, which percentage ranges from 38%, if Mr. Loranger is age 57 upon the date of his termination, through 50%, if Mr. Loranger is at least age 60 on the date of his termination. Any amount so determined will be reduced by the amount to which Mr. Loranger is entitled to under the pension plans of ITT or the plans of any prior employer.

Quantification of Mr. Loranger’s pension arrangements is provided in the 2007 Pension Benefits table on page 81 and discussed in footnote (5) to Mr. Loranger’s Potential Post Employment Compensation table.

Restrictive Covenants:  In his employment agreement, Mr. Loranger agreed that during the employment term and for two years after termination he will not compete with the Company. He also agreed that he would not solicit or hire any of the Company’s employees or anyone who was an employee in the previous six months before his departure without the Company’s consent, or solicit any of the Company’s customers or business. Mr. Loranger also agreed not to make any false or disparaging statements at anytime about the Company. We have agreed that after Mr. Loranger’s termination we will instruct our directors and officers not to make any false or disparaging remarks about Mr. Loranger. In addition, Mr. Loranger agreed to follow our Code of Conduct, and he agreed not to reveal any confidential Company information or personal information about our officers, directors or employees except during employment. Mr. Loranger has assigned all rights to any Company discoveries, inventions or ideas to the Company. If Mr. Loranger violates any of these covenants, we may stop paying any post-termination benefits.

Perquisites and Other Compensation:  Mr. Loranger is eligible to participate in the Company’s benefit plans on the same basis as other senior executives, may use corporate aircraft for business travel and may bring his spouse and have occasional personal use (when not otherwise scheduled for business use), and receives a monthly automobile allowance of $1,300.

Mr. Loranger receives employee benefits, fringe benefits and employment and post-employment privileges on terms no less favorable to Mr. Loranger than to our other senior executives or those provided to our former Chief Executive Officer. As with other senior executives, however, the Committee uses the same Executive Compensation Database provided by the Compensation Consultant, regressed for size and adjusted for scope of operations, to evaluate Mr. Loranger’s compensation and market trends.

Financial Planning:  Mr. Loranger receives reimbursement for reasonable costs associated with tax planning and financial counseling.

The Company also agreed to reimburse Mr. Loranger for any legal and accounting expenses paid in connection with the filing of any tax return or dispute with the Internal Revenue Service regarding the golden parachute excise tax that may occur on a change of control. Further, if a disagreement arises out of the employment agreement and Mr. Loranger prevails on any material issue, the Company will pay for all fees and any expenses relating to the arbitration or litigation, including his reasonable attorney fees and expenses.

Mr. Loranger’s perquisites and other compensation are discussed in more detail the All Other Compensation Table on page 69.

MR. MINNICH

On July 17, 2007, Mr. Minnich and the Company entered into a termination agreement. Mr. Minnich remained employed as an active, full time employee through July 31, 2007, (“the Termination Date”).

Lump Sum Payment:  In accordance with Mr. Minnich’s offer letter, he received a payment of $515,000 paid in a lump sum after six months following his termination date.

Separation Date:  Mr. Minnich’s separation date will be deemed to be the earlier of (i) July 31, 2009, (ii) the date he becomes a full time employee with any business or entity that competes directly with ITT or (iii) the date he engages in any disqualifying conduct as defined in the Senior Plan (referred to hereinafter as the “Severance End Date”). Except as specifically set forth in Mr. Minnich’s separation agreement, for purposes of the various benefit, equity and incentive plans discussed in the separation agreement (other than the ITT Salaried Investment & Savings Plan, the ITT Salaried Retirement Plan and the ITT Deferred Compensation Plan), Mr. Minnich’s separation date will be deemed to be the earlier of (i) July 31, 2009, (ii) the date of Mr. Minnich becomes a full time employee with any business or entity that competes directly with ITT or (iii) the date of Mr. Minnich engages in defined disqualifying conduct (referred to as the “Severance End Date”).

Benefit Plans:  Information regarding the specific treatment of benefit plans applicable to Mr. Minnich is provided in the footnotes following the potential post termination tables on pages 91 to 92.

Annual Incentive Payment:  Mr. Minnich will be eligible for a pro-rata incentive award under the 1997 Annual Incentive Plan for Executive Officers for performance year 2007 based on the number of full months of active service in 2007 as a percent of the full year, subject to Company performance and approval by the Committee. The pro-rata incentive payment for Mr. Minnich for performance year 2007 is described more fully in the Grants of Plan-Based Awards table on page 70.

Stock Option Awards:  Until Mr. Minnich’s Severance End Date, he may exercise stock options to the extent such stock options are currently exercisable or become exercisable prior to the Severance End Date (provided that no stock option shall be exercisable beyond its original full term). Option vesting dates are calculated based on Mr. Minnich’s employment period continuing until the Severance End Date. The exercise of Mr. Minnich’s options will be in accordance with the terms of the 2003 ITT Corporation Equity Incentive Plan and the applicable Administrative Rules and Regulations in effect at the time of exercise.

Restricted Stock Award:  Mr. Minnich’s 2006 restricted stock award will vest ratably on a monthly basis between the grant date and March 6, 2009, unless the Severance End Date occurs prior to March 6, 2009. Mr. Minnich’s 2007 restricted stock award that was subject to cliff vesting on March 7, 2010 is modified to provide for ratable vesting on a monthly basis between the grant date and March 7, 2010, unless the Severance End Date occurs prior to March 7, 2010.

Special Restricted Stock Award:  Mr. Minnich was awarded a special restricted stock award of 20,000 shares on July 1, 2005. The restrictions on any unvested shares under the special restricted stock award will be waived in full upon the Termination Date and upon payment to the company of taxes due on such shares, as provided in Mr. Minnich’s Employment Letter. Additional information on vesting of the special restricted stock award is provided in the 2007 Option Exercises and Stock Vested table for Mr. Minnich on page 78 of this Proxy Statement.

Long-Term Incentive Plan (TSR Awards):  Mr. Minnich’s 2005 Target Award of $500,000 is subject to a 36-month performance period, January 1, 2005 through December 31, 2007. Since

Mr. Minnich ceased active service prior to the end of the performance period, that award was forfeited in full as provided by its terms and conditions.

Under the 2006 and 2007 TSR awards, Mr. Minnich will be eligible to receive payment for his outstanding 2006 and 2007 TSR awards, following the completion of the applicable performance period. Payments under the 2006 and 2007 TSR awards, if any, will be based on the number of full months of active employment and full months after the Termination Date but before the Severance End Date. Any payment for the 2006 and 2007 awards will be pro-rated on that basis over the 36-month performance period and payment remains subject to the achievement of performance goals.

Release:  Mr. Minnich entered into a general release with respect to and including ITT, its past and present officers, directors, shareholders, agents, representatives, administrators, employees, and benefit plans (collectively “Releasees”) from any and all claims which Mr. Minnich may have had in the past, may have now, or may in the future claim to have against Releasees arising with respect to any incident, event, act or omission occurring at any time prior to his signing of this Release.

MS. RAMOS

On July 1, 2007, Ms. Ramos accepted an offer of employment with the Company as its Senior Vice President, Chief Financial Officer, effective July 1, 2007. Ms. Ramos’ employment agreement (the “Ramos Letter Agreement”) provides for, among other things, annual base salary, annual incentives and long-term incentives.

Annual Base Salary:  Ms. Ramos’ annual base salary under the Ramos Letter Agreement is $500,000.

Annual Incentive:  Ms. Ramos is eligible for participation in the ITT annual executive incentive program for performance year 2007. Her standard Annual Incentive Plan payment will be calculated at 75% of base salary. As a condition of hire, the Company agreed to guarantee a full year 2007 bonus at a minimum payment of $375,000.

Automobile Allowance:  Ms. Ramos is eligible for a monthly automobile allowance of $1,300.

Special Grant of Restricted Stock:  Ms. Ramos received a special grant of Restricted Stock at a target award value of $200,000 under the ITT 2003 Equity Incentive Plan. These shares are subject to a three-year period of restriction, subject to continued employment and the terms of the Plan. In the event that Ms. Ramos is terminated by ITT, other than for cause, prior to the lapse of restrictions, this grant of restricted stock will vest in full upon termination.

Long-Term Incentives:  Ms. Ramos is eligible to participate in the ITT Long-Term Incentive Award Program for 2007. She was granted a total target long-term incentive award of $1,100,000 for 2007 comprised as follows:

•	One-half of the total award will be in the form of a $550,000 target award under the ITT 1997 Long-Term Incentive Plan. The measurement period for this award will be January 1, 2007 through December 31, 2009. Payment, if any, will be made in January, 2010. The ultimate value of this award will be determined based on ITT’s Total Shareholder Return (TSR) relative performance as measured against the S&P Industrials, in accordance with the terms of the Plan, administrative rules and award documents.

•	One-fourth of the total award ($275,000) will be in the form of an ITT restricted stock award under the ITT 2003 Equity Incentive Plan. These shares will be subject to a three year period of restriction, subject to continued employment and the terms of the Plan.

•	One-fourth of the total award ($275,000) will be in the form of a non-qualified stock option award under the ITT 2003 Equity Incentive Plan. The option exercise price will be the closing price of ITT common shares on the date of grant. These options will vest three years from the grant date and will expire seven years from the date of grant, subject to continued employment and the terms of the Plan.

Cash Payments:  As a partial offset for forfeited Furniture Brands Long-Term Incentive and Retention Awards that would otherwise vest in 2007, 2008 and 2009 Ms. Ramos received a cash sign-on payment of $300,000, payable $150,000 following the first month of employment, and $150,000 after completion of one year of service with ITT. In the event that Ms. Ramos is terminated by ITT, other than for cause, prior to completing one-year of service, the second payment of $150,000 will be made upon termination.

Restricted Stock Award:  As a further offset for forfeited Furniture Brands Long-Term Incentive and Retention Awards that would otherwise vest in 2007, 2008 and 2009 Ms. Ramos received a restricted stock award of 12,000 shares under the ITT 2003 Equity Incentive Plan as follows:

•	6,000 shares will vest two years after the grant date after the second anniversary of employment (i.e., 2009),

•	the remaining 6,000 shares will vest four years after the grant date after Ms. Ramos’ fourth anniversary of employment (i.e., 2011), and

In the event that Ms. Ramos is terminated by ITT, other than for cause, prior to the lapse of restrictions, this grant of restricted stock will vest in full upon termination.

Severance:  Ms. Ramos is covered under the terms of the ITT Senior Executive Severance Pay Plan. Notwithstanding the terms of such plan, should Ms. Ramos be terminated by the company other than for cause at any time, she will receive a severance benefit equal to twenty-four months of base salary, subject to the company’s severance policies. In the event of a change of control, Ms. Ramos would receive a severance pay equivalent to the sum of three times the highest annual base salary rate paid and three times the highest bonus paid in respect of the three years preceding an acceleration event.

Ms. Ramos received relocation reimbursement, including closing costs and related fees and a two-month settling in allowance as described in more detail in the All Other Compensation Table on page 69. Ms. Ramos also received financial counseling and tax planning services to be reimbursed by ITT on a tax-protected basis.

Messrs. Driesse, Gaffney and Ms. McClain do not have individual employment arrangements and are covered by the compensation and benefit plans discussed earlier.

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
									Equity
			Equity					Equity	Incentive
			Incentive					Incentive	Plan Awards:
			Plan					Plan Awards:	Market or Payout
			Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number of	Value	Unearned	Unearned
	Securities	Securities	Securities			Shares	of Shares	Shares,	Shares,
	Underlying	Underlying	Underlying			or Units	or Units	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option		of Stock	of Stock	Other Rights	Other Rights
	Options	Options	Unearned	Exercise	Option	That Have	That Have	That Have	That Have
Name	Exercisable	Unexercisable	Options	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
(a)	(b) (#)	(c) (#)	(e) (#)	(f) ($)	Date	(g) (#) (1)	(i) ($) (2)	(j) ($) (2)	($)
Steven R. Loranger	83,334	166,666	—	41.52	28-Jun-14	219,209	14,476,562	5,500,000	11,000,000
	—	199,120	—	45.47	08-Mar-12
	—	83,612	—	52.68	06-Mar-13
	—	89,235	—	57.99	07-Mar-14

Denise L. Ramos	—	16,359	—	69.00	02-Jul-14	18,930	1,250,137	550,000	1,100,000

George E. Minnich	—	50,000	—	49.27	01-Jul-12	9,294	613,776	1,050,000	2,100,000
	—	18,395	—	52.68	06-Mar-13
	—	14,875	—	57.99	07-Mar-14

Henry J. Driesse	40,000		—	30.91	04-Jan-13	25,689	1,696,502	600,000	1,200,000
	46,000		—	37.46	02-Feb-14
	—	47,560	—	45.47	08-Mar-12
	—	20,067	—	52.68	06-Mar-13

Steven F. Gaffney	15,334	7,666	—	45.47	08-Mar-12	20,754	1,370,594	1,000,000	2,000,000
	6,667	3,333	—	57.45	03-Oct-12
	5,691	11,380	—	52.68	06-Mar-13
	—	16,360	—	57.99	07-Mar-14

Gretchen W. McClain	16,667	16,666	—	55.59	19-Sep-12	23,852	1,575,186	680,000	1,360,000
	2,909	5,816	—	52.68	06-Mar-13
	—	15,155	—	57.99	07-Mar-14

(1)	Column (g) includes dividends on restricted stock units that have been credited to additional units with respect to Mr. Loranger. This includes 250,000 restricted stock units plus dividend units, less 85,342 restricted stock units that vested on June 28, 2007 as well as 24,474 and 23,706 shares of restricted stock that were awarded in 2006 and 2007, respectively.

(2)	Disclosures under columns (i) and (j) provide the LTIP value for the next highest payout level based on current performance. Awards are typically expressed as target cash awards and paid in cash based on the value of ITT stock performance during the last month of the performance cycle. Column (i) represents the number of units (each unit = $1) and column (j) represents the market or payout value based on market price at year end. For material terms of the Company’s LTIP grants, see pages 61 to 63 of this Proxy Statement.

2007 Option Exercises & Stock Vested

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on	Acquired on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(1)(e)
Steven R. Loranger(2)	—	—	85,342	9,625,496

Denise L. Ramos	—	—	—	—

George E. Minnich(3)	—	—	20,000	1,290,000

Henry J. Driesse	50,000	1,634,000	—	911,086

Steven F. Gaffney	—	—	—	656,613

Gretchen W. McClain(4)	16,667	173,670	6,000	999,656

(1)	For Messrs. Driesse and Gaffney, the amounts in column (e) reflect the value of equity incentive LTIP for 2005, which vested on December 31, 2007 and were paid in cash in 2008. Ms. Ramos did not have a 2005 LTIP award.

(2)	On June 28, 2004, Mr. Loranger received an award of 250,000 Restricted Stock Units (“RSUs”) under the ITT 2003 Equity Incentive Plan in connection with his employment agreement. One-third of the units, including applicable restricted unit dividends, vested on June 8, 2007, which amount was equal to 85,342 shares. One-half of the vested restricted stock units settled on the vesting date with a value of $2,905,468 and one-half will settle within ten days of Mr. Loranger’s termination of employment. 42,671 shares were deferred and the value of this deferred amount was $2,905,468. For Mr. Loranger, the amount in column (e) includes an LTIP award payment of $3,051,648 and Phantom LTIP of $762,912.

(3)	For Mr. Minnich, since his active service ceased before the end of the performance period for the 2005 LTIP award, that award was forfeited and therefore, not included in the amount in this column. The amount in column (e) reflects the value of restricted stock which vested.

(4)	The amount for Ms. McClain includes an equity incentive LTIP payment of $596,936.

ITT Pension Benefits

ITT Salaried Retirement Plan

Under the ITT Salaried Retirement Plan participants have the option, on an annual basis, to elect to be covered under either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan is a funded and tax qualified retirement program. The Plan is described in detail below. All of the Named Executive Officers participate in the Traditional Pension Plan formula of the ITT Salaried Retirement Plan.

While the Traditional Pension Plan formula pays benefits on a monthly basis after retirement, the Pension Equity Plan formula enables participants to elect to have benefits paid as a single sum payment upon employment termination, regardless of the participant’s age. The Traditional Pension Plan benefit payable to an employee depends upon the date an employee first became a participant under the plan.

Under the Traditional Pension Plan, a participant first employed prior to January 1, 2000 would receive an annual pension that would be the total of:

•	2% of his or her “average final compensation” (as defined below) for each of the first 25 years of benefit service, plus

•	1 1/2% of his or her average final compensation for each of the next 15 years of benefit service, reduced by

•	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

In addition, under the Traditional Pension Plan, a participant first employed on or after January 1, 2000 would receive an annual pension that would equal:

•	1 1/2% of his or her average final compensation (as defined below) for each year of benefit service up to 40 years, reduced by

•	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

For a participant first employed prior to January 1, 2005, average final compensation (including salary plus approved bonus or AIP payments) is the total of:

•	the participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service that would result in the highest average annual base salary amount, plus

•	the participant’s average annual pension eligible compensation, not including base salary, for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service that would result in the highest average annual compensation amount.

For a participant first employed on or after January 1, 2005, average final compensation is the average of the participant’s total pension eligible compensation (salary, bonus and annual incentive payments for Named Executive Officers and other exempt salaried employees) over the five consecutive calendar years of the participant’s final 120 months of employment.

As it applies to participants first employed prior to January 1, 2000, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. Special Early Retirement is available to employees at least age 55 with 15 years of eligibility service or at least age 50 whose age plus total eligibility service equals at least 80. For Standard Early Retirement, if payments begin before age 65, payments from anticipated payments at the normal retirement age of 65 are reduced by 1/4 of 1% for each month that payments commence prior to the Normal Retirement Age. For Special Early Retirement, if payments begin between ages 60-64, benefits will be payable at 100%. If payments begin prior to age 60 they are reduced by 5/12 of 1% for each month that payments start before age 60 but not more than 25%.

For participants first employed from January 1, 2000 through December 31, 2004, under the Traditional Pension Plan, Standard Early Retirement is available as above. Special Early Retirement is also available to employees who have attained at least age 55 with 15 years of eligibility service (but not earlier than age 55). For Special Early Retirement, the benefit payable at or after age 62 would be at 100%; if payments commence prior to age 62 they would be reduced by 5/12 of 1% for each of the first 48 months prior to age 62 and by an additional 4/12 of 1% for each of the next 12 months and by an additional 3/12 of 1% for each month prior to age 57. For participants first employed on or after January 1, 2005, and who retire before age 65, benefits may commence at or after age 55 but they would be reduced by 5/9 of 1% for each of the first 60 months prior to age 65 and an additional 5/18 of 1% for each month prior to age 60.

In December 2007, effective January 1, 2008, the ITT Salaried Retirement Plan and the ITT Excess Pension Plans were amended to provide for a three-year vesting requirement. In addition, for employees for employees who are already vested and who are involuntarily terminated and entitled to severance payments from the Company, additional months of age and service (not to exceed 24 months) are to be imputed based on the employee’s actual service to his or her last day worked, for purposes of determining eligibility for early retirement. These amendments were intended in part to permit compliance with Internal Revenue Code Section 409A.

The 2007 Pension Benefits table on page 81 of this Proxy Statement provides information on the pension benefits for the Named Executives Officers. At the present time, none of the Named Executive Officers listed in the Summary Compensation Table has elected to accrue benefits under the Pension Equity Plan formula. Messrs. Driesse and Gaffney participate under the terms of the plan applicable to employees hired before January 1, 2000, Mr. Loranger participates under the terms of the plan in effect for employees hired between January 1, 2000 and December 31, 2004 and Ms. Ramos and Ms. McClain participate under the terms of the plan in effect for employees hired after January 1, 2005. The accumulated benefit an employee earns over his or her career with the Company is payable on a monthly basis starting after retirement. The normal retirement age as defined in the ITT Salaried Retirement Plan is 65. Employees may retire as early as age 55 under the terms of the plan. Pensions may be reduced if retirement starts before age 65. Possible pension reductions are described on page 79 of this Proxy Statement. Mr. Driesse is eligible for undiscounted early retirement and Mr. Minnich’s participation in the Plan ended on July 31, 2007, before he became entitled to a vested benefit.

Benefits under this plan are subject to the limitations imposed under Sections 415 and 401(a)(17) of the Internal Revenue Code in effect as of December 31, 2007. Section 415 limits the amount of annual pension payable from a qualified plan. For 2007 this limit is $180,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates. Section 401(a)(17) limits the amount of compensation that may be recognized in the determination of a benefit under a qualified plan. For 2007 this limit is $225,000.

ITT Excess Pension Plan:  Since federal law limits the amount of benefits paid under and the amount of compensation recognized under tax-qualified retirement plans, the Company maintains the unfunded ITT Excess Pension Plan which is not qualified for tax purposes. The purpose of the ITT Excess Pension Plan is to restore benefits calculated under the ITT Salaried Retirement Plan formula which cannot be paid because of the IRS limitations noted above. The Company has not granted any extra years of benefit service to any employee under either the ITT Salaried Retirement Plan or the Excess Pension Plan. In the event of a change of control, certain extra years of service may be allowed in accordance with the terms of the Special Senior Executive Severance Pay Plan described on pages 85 to 86 of this Proxy Statement.

Generally, participating officers may elect, upon retirement, to receive their excess benefit in a single discounted sum payment. The single discounted sum option under the Excess Pension Plan was closed to new members effective January 1, 2008. In the event of a change of control, any excess benefit would be immediately payable, subject to any applicable Internal Revenue Code Section 409A restrictions, and would be paid in a single discounted sum.

Mr. Loranger’s Special Pension Arrangement:  Mr. Loranger has a Special Pension Arrangement which is described on page 73 of this Proxy Statement.

No pension benefits were paid to any of the named executives in the last fiscal year.

Excess Plan Trust:  There also is an excess plan trust under which excess benefits accrued by Messrs. Driesse, Gaffney, and Ms. Ramos and Ms. McClain are funded. Generally, participating officers may elect, upon retirement, to receive their excess benefit in a single discounted lump sum payment. In the event of a Change of Control, any excess benefit would be immediately payable, subject to any applicable Internal Revenue Code Section 409A restrictions, and would be paid in a single discounted sum.

2007 Pension Benefits

				Present Value
				of Accumulated
			Present Value	Benefit at
		Number of	of Accumulated	Earliest
		Years	Benefit at	Date for	Payments
		Credited	Normal	Unreduced	During Last
Name	Plan Name	Service	Retirement Age	Benefits	Fiscal Year
(a)	(b)	(#)(c)	($)(d) (1)	($)(e) (2)	($)(f)

Steven R. Loranger(3)	ITT Salaried Retirement Plan	3.51	61,547	61,547	—
	ITT Excess Pension Plan	3.51	606,030	606,030	—
	Special Pension Arrangement	3.51	2,181,781	2,181,781	—

Denise L. Ramos	ITT Salaried Retirement Plan	0.50	7,517	7,517	—
	ITT Excess Pension Plan	0.50	10,226	10,226	—

George E. Minnich(4)	ITT Salaried Retirement Plan	2.50	—	—	—
	ITT Excess Pension Plan	2.50	—	—	—

Henry J. Driesse	ITT Salaried Retirement Plan	26.95	1,003,653	1,087,089	—
	ITT Excess Pension Plan	26.95	3,679,725	3,985,631	—

Steven F. Gaffney	ITT Salaried Retirement Plan	9.54	146,422	221,029	—
	ITT Excess Pension Plan	9.54	375,063	566,170	—

Gretchen W. McClain	ITT Salaried Retirement Plan	2.29	23,554	23,554	—
	ITT Excess Pension Plan	2.29	34,424	34,424	—

(1)	The accumulated benefit is based on service and earnings (base salary and bonus or AIP payment) considered by the plans for the period through December 31, 2007. The amounts reported in column (d) represent the actuarial present value of the accumulated benefit at December 31, 2007, for the named executives under each plan based upon actuarial factors and assumptions set forth in Note 18 to the Company’s Notes to Consolidated Financial Statements in the 2007 Form 10-K where the retirement age is assumed to be normal retirement age as defined in the applicable plan.

(2)	The amounts reported in column (e) represent the actuarial present value of the accumulated benefit at December 31, 2007, for the named executives under each plan based upon actuarial factors and assumptions set forth in Note 18 to the Company’s Notes to Consolidated Financial Statements in the 2007 Form 10-K where the retirement age is assumed to be the earliest age at which the individual can receive undiscounted early retirement benefits.

(3)	Mr. Loranger’s Special Pension Arrangement is described in detail in this Proxy Statement at page 73. Mr. Loranger received a special pension arrangement in connection with his employment agreement to reflect the pension benefit with prior employers he agreed to forego when he entered into his employment agreement with the Company.

(4)	As a result of his termination of employment on July 31, 2007, Mr. Minnich’s participation in the Plan ended since he had not met the eligibility requirements for a vested benefit.

ITT Deferred Compensation Plan

ITT Deferred Compensation Plan:  The ITT Deferred Compensation Plan is a tax deferral plan. The ITT Deferred Compensation Plan permits eligible executives with a base salary of at least $200,000 to defer all or a portion of their AIP payment. The election is irrevocable except in cases of demonstrated hardship. Amounts deferred will be unsecured general obligations of the Company to pay the deferred compensation in the future and will rank with other unsecured and unsubordinated indebtedness of the Company.

Participants can elect to have their account balances allocated into one or more of the 26 phantom investment funds (including a phantom Company stock fund) and can change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of the Company and investment earnings are credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant. Participants in the deferred compensation plan may elect a fund that tracks the performance of ITT common stock.

A participant can establish up to three “accounts” into which AIP payment deferrals are credited and he or she can elect a different form of payment and a different payment commencement date for each “account.” One account may be selected based on a termination date (the “Termination Account”) and two accounts are based on employee specified dates (each a “Special Purpose Account”). Each Special Purpose and Termination Account may have different investment and payment options. Termination accounts will be paid in the seventh month following the last day worked.

Changes to Special Purpose Account distribution elections must be made at least 12 months before any existing benefit payment date, may not take effect for at least 12 months, and must postpone the existing benefit payment date by at least 5 years. Additionally, Retirement Account distribution elections are irrevocable.

ITT Excess Savings Plan:  Since Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($225,000 in 2007) to the tax-qualified plan, the Company has established and maintains a non-qualified unfunded ITT Excess Savings Plan to allow for employee and Company contributions based on base salary in excess of these limits. Employee contributions under this plan are limited to 6% of base salary. All balances under this plan are maintained on the books of the Company and earnings are credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax qualified plan. Benefits to key employees will be paid on a lump sum in the seventh month following the last day worked.

The table below shows the activity within the Deferred Compensation Plan for the Named Executive Officers for 2007.

2007 Nonqualified Deferred Compensation(1)(2)

	Executive	Registrant		Aggregate	Aggregate
	Contributions	Contributions	Aggregate	Withdrawals/	Balance at
Name	in Last FY	in Last	Earnings in	Distributions	Last FYE
(a)	($)(b)	FY ($)(c)(3)	Last FY ($)(d)	($)(e)	($)(f)
Steven R. Loranger				—
Non-qualified savings	52,313	30,516	10,139		251,147
Deferred Compensation	1,212,750	—	298,739	—	4,300,092
Total	1,265,063	30,516	308,878	—	4,551,239

Denise L. Ramos	—	—	—	—	—
Non-qualified savings	—	—	—	—	—
Deferred Compensation	—	—	—	—	—
Total	—	—	—	—	—

George E. Minnich				—
Non-qualified savings	3,505	2,052	1,499	—	29,980
Deferred Compensation	285,000	—	27,864	—	576,482
Total	288,505	2,052	29,363	—	606,462

Henry J. Driesse				—
Non-qualified savings	19,651	11,469	9,518	—	210,306
Deferred Compensation	450,000	—	190,788	—	2,735,200
Total	469,651	11,469	200,306	—	2,945,506

Steven F. Gaffney	—	—	—	—	—
Non-qualified savings			1,553		30,548
Deferred Compensation	—	—		—	—
Total	—	—	1,553	—	30,548

Gretchen W. McClain
Non-qualified savings	10,125	5,906	645	—	25,252
Deferred Compensation	66,000	—	3,749	—	69,749
Total	76,125	5,906	4,394	—	95,001

(1)	Non-qualified savings represent amounts in the ITT Excess Savings Plan. Deferred Compensation earnings under the ITT Deferred Compensation Plan are calculated by reference to actual earnings of mutual funds or ITT stock as provided in the accompanying chart.

(2)	Participants may defer all or part of their AIP payment. The AIP amount deferred is included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(3)	The amounts in column (c) are also reflected in column (h) of the All Other Compensation Table on page 69 as the ITT Excess Savings Plan Match and Floor and included in the Summary Compensation Table on page 67.

The table below shows the funds available under the ITT Deferred Compensation Plan, as reported by the administrator and their annual rate of return for the calendar year ended December 31, 2007.

	Rate of		Rate of
	Return		Return
	1/1/07–		1/1/07–
Name of Fund	12/31/07	Name of Fund	12/31/07
Fixed Rate Option(1)	7.15%	American Funds Growth Fund of America R4 (RGAEX)	10.88%
JPMorgan Prime Money Market Fund (VPMXX)	4.97%	Oppenheimer Global Fund (OPPAX)	5.97%
PIMCO Short-Term Institutional (PTSHX)	4.55%	Hotchkis and Wiley Mid-Cap Value A (HWMAX)	(17.19)%
Managers Intermediate Duration Govt (MGIDX)	6.35%	Artisan Mid Cap (ARTMX)	21.20%
Vanguard Total Bond Index (VBMFX)	6.92%	American Century Small Cap Value (ASVIX)	(2.72)%
Western Asset Core Fl (WAPIX)	1.15%	Baron Small Cap (BSCFX)	11.69%
American Funds American Balanced R4 (RLBEX)	6.50%	Vanguard Developed Markets Index (VDMIX)	10.99%
UBS Global Allocation Y (BPGLX)	5.01%	Julius Baer International Equity A (BJBIX)	17.56%
American Century Real Estate Inv (REACX)	(16.49)%	First Eagle Overseas A (SGOVX)	8.39%
Vanguard 500 Index (VFINX)	5.39%	Lehman Brothers High Income Bond Fund Inv (LBHBX)	1.61%
American Century Equity Income Inv (TWEIX)	1.79%	Bernstein Emerging Markets Value (SNEMX)	34.04%
Legg Mason Value Trust — Financial Intermediary (LMVFX)	(6.05)%	ABN AMRO/Veredus SciTech N (AVSTX)	14.42%
Dodge & Cox Stock (DODGX)	.14%	ITT Corporation Stock Fund (ITT)	17.26%

(1)	The Fixed Rate Option 7.15.% rate is an above market rate. The rate is not subsidized by the Company, but rather is a rate based on guaranteed contractual returns from the insurance company provider.

POTENTIAL POST-EMPLOYMENT COMPENSATION

The Potential Post-Employment Compensation tables on pages 88 to 96 reflect the amount of compensation to each of the Named Executive Officers in the event of employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause or change of control. Messrs. Driesse, Gaffney, and Ms. Ramos and Ms. McClain are covered under the Senior Executive Severance Pay Plan or Special Senior Executive Severance Pay Plan (applicable to change of control) described on pages 85 to 88 of this Proxy Statement. Mr. Loranger is covered under the Steven R. Loranger Employment Agreement, described on pages 71 to 74 of this Proxy Statement and does not participate in any severance plans.

The amounts shown in the potential post-employment compensation tables are estimates (or the estimated present value of the ITT Excess Pension Plan which may be paid in continuing annuity payments), assume that the triggering event was effective as of December 31, 2007, include amounts which would be earned through such date (or which would be earned during a period of severance), and where applicable, are based on the ITT closing stock price on the last trading day of 2007, December 31, 2007, which was $66.04.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from ITT. For purposes of calculating the estimated potential payments to our officers under the ITT Excess Pension Plan, as reflected in the tables below, we have used the same actuarial factors and assumptions used for financial statement reporting purposes set forth under Note 18 to our Financial Statements for the year ended December 31, 2007, on pages F-24 to F-27, of the Company’s Annual Report on Form 10-K. The calculations assume a discount rate of 6.25% and also take into account the UP 1994 Mortality Table projected to 2010 except as noted in the footnotes.

Payments and Benefits Provided Generally to Salaried Employee:  The amounts shown in the tables below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay;

•	Regular pension benefits under the ITT Salaried Retirement Plan;

•	Health care benefits provided to retirees under the ITT Salaried Retirement Plan, including retiree medical and dental insurance. Employees who terminate prior to retirement are eligible for continued benefits under COBRA; and

•	Distributions of plan balances under the ITT Salaried Investment and Savings Plan and amounts currently vested under the ITT Excess Savings Plan.

No perquisites are available to any named executive officers in any of the post-employment compensation circumstances.

Senior Executive Severance Pay Plan:  The amount of severance pay under this plan depends on the executive’s base pay and years of service. The amount will not exceed 24 months of base pay or be greater than two times the executive’s total annual compensation during the year immediately preceding termination. The Company considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function. The Company’s obligation to continue severance payments stops if the executive does not comply with the Company’s Code of Corporate Conduct. We consider this cessation provision to be critical to the Company’s emphasis on ethical behavior. The Company’s obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the ITT Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the ITT Senior Executive Severance Pay Plan. During the severance payment period, the executive will have a limited right to continue to be eligible for participation in certain benefit plans. With respect to the ITT Salaried Retirement Plan, benefits under such plan become payable at age 55 or, if the participant is eligible for early retirement, immediately following the last day worked without regard to the period of the severance payments. Benefits under the ITT Excess Pension Plan would generally be payable seven months following such date, retroactive to the date the ITT Salaried Retirement Plan benefit became payable.

Special Senior Executive Severance Pay Plan:  This plan provides two levels of benefits for covered executives, based on their position within the Company. The Committee considered two levels of benefits appropriate based on the relative ability of each level of employee to influence future Company performance. Under the Special Senior Executive Severance Pay Plan, if a covered executive is terminated within two years of an acceleration event or in contemplation of an acceleration event that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years of an acceleration event in the event of a change of control, he or she would be entitled to:

•	any accrued but unpaid base salary, bonus, unreimbursed expenses and employee benefits, including vacation;

•	two or three times the highest annual base salary rate during the three fiscal years immediately preceding the date of termination and two or three times the highest annual bonus paid or awarded in the three years preceding an acceleration event or termination;

•	continuation of health and life insurance benefits and certain perquisites at the same levels for two or three years;

•	a lump-sum payment equal to the difference between the total lump-sum value of his or her pension benefit under the Company’s pension plans, or any successor pension plans (provided such plans are no less favorable to the executive than the Company pension plans), and the total lump-sum value of his or her pension benefit under the pension plans after crediting an additional two or three years of age and eligibility and benefit service using the highest annual base salary rate and bonus for purposes of determining final average compensation under the pension plans;

•	credit for an additional two or three years of age and two or three years of eligibility service under the retiree health and retiree life insurance benefits;

•	a lump-sum payment equal to two or three times the highest annual base salary rate during the three years preceding termination or an acceleration event times the highest percentage rate of the Company’s contributions to the ITT Salaried Investment and Savings Plan and the ITT Excess Savings Plan such payment not to exceed 3.5% per year; and

•	tax gross-up for excise taxes imposed on the covered employee.

Messrs. Driesse, Gaffney, and Ms. Ramos and Ms. McClain are covered at the highest level of benefits. Mr. Loranger does not participate in this plan. Mr. Minnich was covered under the highest level of benefits; however, certain severance pay and benefits set forth in the Minnich Agreement described on pages 74 to 75, were provided upon severance. Ms. Ramos is entitled to a cash payment upon severance as described on page 76.

Mr. Loranger:  Mr. Loranger’s entitlement to severance pay and benefits upon a termination from the Company during the two-year period following a change of control was a negotiated provision of the Steven R. Loranger Employment Agreement which is described on pages 71 to 74.

The Potential Post-Employment Compensation tables on pages 88 to 96 of this Proxy Statement provide additional information.

CHANGE OF CONTROL ARRANGEMENTS

The payment or vesting of awards or benefits under each of the plans listed below would be accelerated upon the occurrence of a change of control of the Company. The reasons for the change of control provisions in these plans is to put the executive in the same position he or she would have been in had the change of control not occurred. Executives then can focus on preserving value for shareholders when evaluating situations that, with out change of control provisions, could be personally adverse to the executive.

There would be a change of control of the Company if one of the following acceleration events occurred:

1. A report on Schedule 13D was filed with the SEC disclosing that any person, other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary, had become the beneficial owner of 20% or more of the Company’s outstanding stock;

2. A person other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary purchased the Company’s shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of the Company’s outstanding stock;

3. The shareholders of the Company approved
(a) any consolidation, business combination or merger of the Company other than a consolidation, business combination or merger in which the shareholders of the Company immediately prior to the merger would hold 50% or more of the combined voting power of the Company or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in the Company immediately prior to the merger; or

(b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company;

4. A majority of the members of the Board of Directors of the Company changed within a 12-month period, unless the election or nomination for election of each of the new Directors by the Company’s stockholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period; or

5. Any person other than the Company or one of its subsidiaries or any employee benefit plan sponsored by the Company or a subsidiary became the beneficial owner of 20% or more of the Company’s outstanding stock.

The following Company plans have change of control provisions:

•	the 2003 Equity Incentive Plan;

•	the 1994 Incentive Stock Plan;

•	the 1996 Restricted Stock Plan for Non-Employee Directors;

•	the 1997 Annual Incentive Plan for Executive Officers;

•	the 1997 Annual Incentive Plan;

•	the 1997 Long-Term Incentive Plan;

•	the Special Senior Executive Severance Pay Plan;

•	the Enhanced Severance Pay Plan;

•	the Deferred Compensation Plan;

•	the Excess Savings Plan;

•	the Excess Pension Plans;

•	the Salaried Retirement Plan;

•	the Steven R. Loranger Employment Agreement;

•	the Minnich Letter Agreement; and

•	the Ramos Letter Agreement

Potential post-employment compensation arrangements are more fully described for the Named Executive Officers in the tables on pages 88 to 96.

Potential Post-Employment Compensation

	Steven R. Loranger
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	Of Control
	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)
Cash Severance(1)
Salary	—	—	—	—	2,140,000	3,210,000
AIP	—	—	—	—	2,461,000	5,197,500
Total	—	—	—	—	4,601,000	8,407,500

Unvested LTIP Unit Awards(2)
2006 — 08 LTIP Units	—	—	2,500,000	2,500,000	2,500,000	5,000,000
2007 — 09 LTIP Units	—	—	3,000,000	3,000,000	3,000,000	6,000,000
Total	—	—	5,500,000	5,500,000	5,500,000	11,000,000

Unvested Equity Awards(3)
6/28/04 Stock Option	—	—	4,086,650	4,086,650	4,086,650	4,086,650
6/28/04 RSUs	—	—	11,294,755	11,294,755	11,294,755	11,294,755
3/8/05 Stock Option	—	—	4,095,898	4,095,898	4,095,898	4,095,898
3/6/06 Stock Option	—	—	1,117,056	1,117,056	1,117,056	1,117,056
3/6/06 Restricted Stock	—	—	1,565,544	1,565,544	1,565,544	1,565,544
3/7/07 Stock Option	—	—	718,342	718,342	—	718,342
3/7/07 Restricted Stock	—	—	1,616,263	1,616,263	1,526,471	1,616,263
Total	—	—	24,494,508	24,494,508	23,686,374	24,494,508

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(4)	667,847	667,847	300,531	667,847	667,847	667,847
Special Pension Arrangement(5)	—	—	2,181,781	2,181,781	2,181,781	7,277,349
ITT Excess Savings Plan(6)	—	—	31,724	31,724	—	—
Total	667,847	667,847	2,514,043	2,881,359	2,849,635	7,945,196

Other Non-Qualified Benefits
Outplacement	—	—	—	—	—	—
Health & Welfare(7)	—	—	—	—	4,456	6,684
IRC 280(g) Tax Gross-Up(8)	—	—	—	—	—	12,546,838

Total	667,847	667,847	32,508,551	32,875,867	36,641,465	64,400,726

(b)	If Mr. Loranger voluntarily terminates without good reason or for cause prior to the normal retirement age of 65, he is entitled only to his base salary through the date of termination. He has no further rights to any compensation or any other benefits not vested prior to his termination date.

(c)	and (d) If Mr. Loranger terminates due to death or disability, Mr. Loranger, or his estate, is entitled to receive his 1) base salary and any 2) earned but unpaid AIP award payment for any calendar year preceding the year of termination plus a 3) pro-rata payment of the target AIP and outstanding LTIP award or phantom LTIP award based on the number of days elapsed during the applicable performance period or the such greater amount as may be provided under the LTIP.

(e)	Termination without cause includes termination by Mr. Loranger for good reason as described on pages 72 to 73 of this Proxy Statement.

(1)	In accordance with the Steven R. Loranger Employment Agreement described at pages 71 to 74 of this Proxy Statement, the Company will pay Mr. Loranger, within five days, a lump-sum payment of any earned but unpaid base salary through the termination date, any earned but unpaid AIP award payment for the calendar year preceding the year termination occurs, a pro-rata target AIP award payment for the year of termination based on days elapsed (the “accrued obligations”) plus cash severance the amount of two times salary and two times the target AIP award in twenty-four installments over two years. If Mr. Loranger is terminated without cause at the end of an employment term, Mr. Loranger receives one times his base salary plus his target bonus payable in twelve equal installments. In the event of a change of control, Mr. Loranger will receive the accrued obligations plus a lump-sum payment of severance pay equal to the sum of three times his base salary and three times an amount equal to Mr. Loranger’s highest AIP paid at any time during the three years prior to a change of control. Cash severance after a change of control will be paid as a lump sum. If Mr. Loranger is terminated for cause any AIP award is forfeited.

(2)	In the event of termination without cause, the Company will pay Mr. Loranger a pro-rata portion of the LTIP award based on the termination date plus severance period. In the event of a change of control, the Company will pay Mr. Loranger the LTIP awards at 200%, the plan maximum.

(3)	In accordance with the Steven R. Loranger Employment Agreement, stock options and restricted stock units granted on 6/28/04 vest in full in all cases except for voluntary termination or termination for cause. All other equity awards vest according to the terms described on pages 59 to 60 of this Proxy Statement.

(4)	Mr. Loranger became vested in the ITT Excess Pension Plan benefit effective January 1, 2008 as a result of the plan change described on page 79 of this Proxy Statement. Mr. Loranger continues to be covered by the Special Pension Arrangement described on pages 73 of this Proxy Statement.

(5)	The Special Pension Arrangement amounts reflect the present value of 60% of the benefit payable at age 57, the age at which Mr. Loranger is first eligible for the special pension amounts in columns (c), (d) and (e). The Special Pension Arrangement is described in more detail on page 73 of this Proxy Statement. In the event of a change of control, Mr. Loranger is entitled to an immediate lump-sum payment equal to the actuarial present value of the special pension upon his termination of employment by the Company without cause, or by Mr. Loranger with good reason in either case upon or following a change of control.

(6)	ITT Excess Savings Plan amounts reflect credits in addition to any currently vested amount. Vesting is accelerated only in the event of death or disability.

(7)	In accordance with Mr. Loranger’s employment agreement, in the event of disability or termination without cause the Company will pay life benefit premiums for two years and excess disability premiums for two years and in the event of a change of control the Company will pay life benefits for three years.

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Company’s 12/31/07 closing stock price of $66.04.

Potential Post-Employment Compensation

	Denise L. Ramos
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$ (a)	$ (b)	$ (c)	$ (d)	$ (e)	$ (f)
Cash Severance
Salary	—	—	—	—	1,000,000	1,500,000
AIP	—	—	—	—	—	—
Bonus	—	—	—	—	150,000	150,000
Total	—	—	—	—	1,150,000	1,650,000

Unvested LTIP Unit Awards
2007 — 09 LTIP Units	—	—	550,000	550,000	550,000	1,100,000
Total	—	—	550,000	550,000	550,000	1,100,000

Unvested Equity Awards
7/2/07 Stock Option	—	—	—	—	—	—
7/2/07 Restricted Stock	—	—	1,250,137	1,250,137	1,205,978	1,250,137
Total	—	—	1,250,137	1,250,137	1,205,978	1,250,137

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(1)	—	—	—	—	—	202,994
ITT Excess Savings Plan(2)	—	—	—	—	—	52,500
Total	—	—	—	—	—	255,494

Other Benefits
Outplacement	—	—	—	—	75,000	75,000
Health & Welfare	—	—	—	—	—	1,686
IRC 280(g) Tax Gross-Up	—	—	—	—	—	—

Total	—	—	1,800,137	1,800,137	2,980,978	8,587,948

(1)	Ms. Ramos has not yet accrued a vested pension benefit. Column (f ) provides the lump sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of a change of control.

(2)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, termination for cause, death or disability. Ms. Ramos is not yet a participant in this plan. The amount in column (f) reflects the additional cash payment representing Company contributions which would be made following a change of control as described in the Special Senior Executive Pay Plan on pages 85 to 88 of this Proxy Statement.

Potential Post-Employment Compensation

	George E. Minnich
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$ (a)	$ (b)	$ (c)	$ (d)	$ (e)	$ (f)
Cash Severance(1)
Salary	N/A	N/A	N/A	N/A	980,000	N/A
AIP	N/A	N/A	N/A	N/A	—	N/A
Additional Payment	N/A	N/A	N/A	N/A	515,000	N/A
Total	N/A	N/A	N/A	N/A	1,495,000	N/A

Unvested LTIP Unit Awards(2)
2006 - 08 LTIP Units	N/A	N/A	N/A	N/A	550,000	N/A
2007 - 09 LTIP Units	N/A	N/A	N/A	N/A	430,556	N/A
Total	N/A	N/A	N/A	N/A	980,556	N/A

Unvested Equity Awards(3)
7/1/05 Stock Option	N/A	N/A	N/A	N/A	838,500	N/A
7/1/05 Restricted Stock	N/A	N/A	N/A	N/A	1,290,000	N/A
3/6/06 Stock Option	N/A	N/A	N/A	N/A	245,757	N/A
3/6/06 Restricted Stock	N/A	N/A	N/A	N/A	344,399	N/A
3/7/07 Stock Option	N/A	N/A	N/A	N/A	—	N/A
3/7/07 Restricted Stock	N/A	N/A	N/A	N/A	216,998	N/A
Total	N/A	N/A	N/A	N/A	2,935,654	N/A

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(4)	N/A	N/A	N/A	N/A	—	N/A
ITT Excess Savings Plan(5)	N/A	N/A	N/A	N/A	24,297	N/A
Total	N/A	N/A	N/A	N/A	24,297	N/A

Other Benefits
Outplacement(7)	N/A	N/A	N/A	N/A	75,000	N/A
Health & Welfare(6)	N/A	N/A	N/A	N/A	—	N/A
IRC 280(g) Tax Gross-Up	N/A	N/A	N/A	N/A	—	N/A

Total	N/A	N/A	N/A	N/A	5,510,507	N/A

N/A = Not applicable

(1)	Mr. Minnich was covered under the Company’s Senior Executive Severance Pay Plan. Under the terms of the Minnich Letter Agreement he received a severance benefit equal to two years of base salary upon termination. Additionally, the Company paid Mr. Minnich an additional $515,000 in a lump sum six months following his termination date.

(2)	Following termination, Mr. Minnich’s 2005 LTIP award was forfeited in accordance with its terms. Payments of the 2006 and 2007 awards, if any, will be prorated as described on pages 74 to 75. Since Mr. Minnich was terminated without cause, he will receive a pro-rata portion of the LTIP awards at the end of the performance period based on his termination date plus the severance period.

(3)	Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s 12/31/2007 closing stock price of $66.04. Until Mr. Minnich’s Severance End Date, Mr. Minnich may exercise stock options to the extent such stock options are currently exercisable or become exercisable prior to the Severance End Date.

(4)	Mr. Minnich was not vested in the ITT Excess Pension Plan as of his termination date.

(5)	Based on the Minnich Termination Agreement, the balance payable from the Non-Qualified Savings Plan, net of the forfeiture of non-vested Company Matching Contributions was $24,297 at December 31, 2007, of which $5,377 is attributable to Company contributions. The balance will be payable to Mr. Minnich on or about March 1, 2008 in accordance with the terms of the Plan and will include an interest accrual from January 1, 2008 to the date of payment.

(6)	Mr. Minnich did not receive a group life benefit as his termination date was July 31, 2007.

(7)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement. Amounts shown in columns (e) and (f) are based upon a current competitive bid.

Potential Post-Employment Compensation

	Henry J. Driesse
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$ (a)	$ (b)	$ (c)	$ (d)	$ (e)	$ (f)
Cash Severance(1)
Salary	—	—	—	—	1,070,000	1,605,000
AIP	—	—	—	—	—	2,100,000
Total	—	—	—	—	1,070,000	3,705,000

Unvested LTIP Unit Awards(2)
2006 — 08 LTIP Units	400,000	—	600,000	600,000	600,000	1,200,000
2007 — 09 LTIP Units	200,000	—	600,000	600,000	600,000	1,200,000
Total	600,000	—	1,200,000	1,200,000	1,200,000	2,400,000

Unvested Equity Awards(3)
3/8/05 Stock Option(4)	923,959	—	978,309	978,309	978,309	978,309
10/1/05 Restricted Stock(5)	742,950	—	1,320,800	1,320,800	1,320,800	1,320,800
3/6/06 Stock Option(4)	163,836	—	268,095	268,095	268,095	268,095
3/6/06 Restricted Stock(5)	229,595	—	375,702	375,702	375,702	375,702
Total	2,060,340	—	2,942,906	2,942,906	2,942,906	2,942,906

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(6)	3,964,870	3,964,870	2,973,621	N/A	3,964,870	8,028,927
ITT Excess Savings Plan(7)	—	—	—	—	—	56,175
Total	3,964,870	3,964,870	2,973,621	—	3,964,870	8,085,102

Other
Outplacement(9)	—	—	—	—	75,000	75,000
Health & Welfare(8)	—	—	—	—	—	3,605
IRC 280(g) Tax Gross-Up(10)	—	—	—	—	—	—

Total	6,625,210	3,964,870	7,116,527	4,142,906	9,252,776	17,211,613

(1)	Mr. Driesse is covered under the Company’s Senior Executive Severance Pay Plan. Under that plan, described on page 85 of this Proxy Statement, the Company will pay a severance benefit equal to two years of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In that event, severance will only be paid until the normal retirement date. In the event of a change of control, Mr. Driesse is covered under the Company’s Special Senior Executive Severance Pay Plan, described on pages 85 to 88 of this Proxy Statement, and under the terms of the plan, would be paid a lump sum payment equal to three times his current salary plus three times the highest AIP award paid in the three years prior to a change of control.

(2)	Because Mr. Driesse is eligible for early retirement, he receives a pro-rata portion of LTIP target awards based on the award agreement. Should Mr. Driesse be terminated for cause he would receive no LTIP payment. In the event of death or disability he would receive LTIP target awards payment and in the event of termination without cause he would receive a pro rata portion of the LTIP target awards payment based on the termination date plus the severance period. In the preceding cases LTIP payment is made at the end of the performance period. In the event of a change of control Mr. Driesse would immediately receive lump sum LTIP awards payment at the maximum payout of 200%.

(3)	Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s 12/31/2007 closing stock price of $66.04.

(4)	Because Mr. Driesse is eligible for early retirement, in the event of voluntary termination or termination without cause a pro-rata portion of the options vest and are exercisable for the earlier of five years or the original term as described on page 60 of this Proxy Statement. In the event of termination for cause stock option awards are forfeited. In the event of death the stock options vest immediately and are exercisable for the earlier of three years or the original term and in the event of disability stock options vest immediately and are exercisable for the earlier of five years or the original term. Should Mr. Driesse be terminated without cause, stock options expire at the end of the severance period (for the purposes of this disclosure, Mr. Driesse’s 2005 stock option award is assumed to vest on March 8, 2008). In the event of termination after a change of control stock options vest immediately.

(5)	Because Mr. Driesse is eligible for early retirement, a pro-rata portion of his restricted stock vests should Mr. Driesse retire. Should Mr. Driesse be terminated for cause the restricted stock award is forfeited. In the event Mr. Driesse dies or becomes disabled 100% of the restricted stock awards vest immediately. If Mr. Driesse is terminated without cause 100% of the 10/1/05 restricted stock award vests and a pro-rata portion of the 3/6/06 restricted stock award vests at the end of the severance period. In the event of a change of control, the restricted stock awards vest immediately.

(6)	Column (a) and column (b) amounts reflect the present value of the annual benefit payable under the ITT Excess Pension Plan, assuming a 12/31/2007 retirement date. Column (c) provides the value of the benefit payable to Mr. Driesse’s beneficiary upon death. Column (d) is inapplicable because disability would not impact retirement benefits. Column (e) provides the present value of the benefit payable immediately by the Company after imputing 24 months of age and eligibility service in the determination of the benefit. Column (f) provides the lump sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of a change of control.

(7)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, termination for cause, death or disability. Amount in column (f) reflects the additional cash payment representing Company contributions which would be made following a change of control as described in the Special Senior Executive Pay Plan on pages 85 to 88 of this Proxy Statement.

(8)	In the event of disability, or termination without cause the Company will pay life benefit premiums for two years and in the event of a change of control the Company will pay life benefits for three years.

(9)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement. Amounts shown in columns (e) and (f) are based upon a current competitive bid.

(10)	Assumes termination occurs immediately upon a change of control based on the Company’s 12/31/07 closing stock price of $66.04.

Potential Post-Employment Compensation

	Steven F. Gaffney
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$ (a)	$ (b)	$ (c)	$ (d)	$ (e)	$ (f)
Cash Severance(1)
Salary	—	—	—	—	950,000	1,425,000
AIP	—	—	—	—	—	1,800,000
Total	—	—	—	—	950,000	3,225,000

Unvested LTIP Unit Awards(2)
2006 — 08 LTIP Units	—	—	450,000	450,000	450,000	900,000
2007 — 09 LTIP Units	—	—	550,000	550,000	550,000	1,100,000
Total	—	—	1,000,000	1,000,000	1,000,000	2,000,000

Unvested Equity Awards(3)
3/8/05 Stock Option	—	—	157,690	157,690	157,690	157,690
10/3/05 Stock Option	—	—	28,630	28,630	28,630	28,630
10/3/05 Restricted Stock	—	—	792,480	792,480	792,480	792,480
3/6/06 Stock Option	—	—	152,037	152,037	152,037	152,037
3/6/06 Restricted Stock	—	—	281,793	281,793	281,793	281,793
3/7/07 Stock Option	—	—	131,698	131,698	—	131,698
3/7/07 Restricted Stock	—	—	296,321	296,321	279,859	296,321
Total	—	—	1,840,649	1,840,649	1,692,489	1,840,649

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(4)	416,875	416,875	187,503	N/A	416,875	1,664,254
ITT Excess Savings Plan(5)	—	—	—	—	—	49,875
Total	416,875	416,875	187,503	—	416,875	1,714,129

Other Benefits
Outplacement(7)	—	—	—	—	75,000	75,000
Health & Welfare(6)	—	—	—	—	2,138	3,207
IRC 280(g) Tax Gross-Up(8)	—	—	—	—	—	2,818,106

Total	416,875	416,875	3,028,152	2,840,649	4,136,502	11,676,081

(1)	Mr. Gaffney is covered under the Company’s Senior Executive Severance Pay Plan and the Company will pay a severance benefit equal to 17 months of salary based on 8 years of employment paid in 17 monthly installments in the event of termination without cause as described on page 85 of this Proxy Statement. In the event of a change of control, Mr. Gaffney is covered under the Company’s Special Senior Executive Severance Pay Plan described on pages 85 to 86 of this Proxy Statement and, under the terms of the plan, would be paid a lump sum payment equal to three times Mr. Gaffney’s current salary plus three times the highest AIP award paid in the three years prior to a change of control.

(2)	If Mr. Gaffney voluntarily terminates or is terminated for cause, any LTIP award is forfeited. If Mr. Gaffney dies or becomes disabled Mr. Gaffney or his estate receives the LTIP awards at target payable at the end of the performance period. If Mr. Gaffney is terminated without cause, he receives a pro-rata portion of the LTIP awards at the end of the performance period based on his termination date plus the severance period. Mr. Gaffney’s unvested LTIP awards are payable under the terms of the Senior Executive and Special Senior Executive Severance Pay Plans described on pages 85 to 86 of this Proxy Statement. LTIP awards are payable in a lump sum at 200% of target upon a Change of Control. LTIP Awards shown in column (e) are at target and in column (f) are at 200% of target.

(3)	Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s 12/31/07 closing stock price of $66.04. Unvested equity awards are covered under the stock and restricted stock award agreements described on pages 59 to 60 of this Proxy Statement. In the event of termination after a change of control, unvested equity awards vest immediately.

(4)	Amounts provided with respect to Retirement Benefits payments for Mr. Gaffney reflect the present value of the current annual accrued benefit payable at 55, the earliest age at which Mr. Gaffney could receive payment. Column (a) and column (b) amounts reflect the present value of the annual benefit payable by the Company under the ITT Excess Pension Plan, assuming a 12/31/2007 termination date. Column (c) provides the value of the benefit payable to Mr. Gaffney’s beneficiary upon death. Column (d) is inapplicable because disability would not impact Retirement Benefits. Column (e) provides the present value of the benefit payable by the Company at age 55 assuming the imputation of 9 months of age and Eligibility Service discounted for interest to 12/31/2007. Column (f) provides the lump sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, termination for cause, death or disability. Amount in column (f) reflects the additional cash payment representing Company contributions which would be made following a change of control as described in the Special Senior Executive Pay Plan on pages 85 to 88 of this Proxy Statement.

(6)	In the event of disability, or termination without cause the Company will pay life benefit premiums for 17 months and in the event of a change of control the Company will pay life benefits for three years.

(7)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement. Amounts shown in columns (e) and (f) are based upon a current competitive bid.

(8)	Assumes termination occurs immediately upon a change of control based on the Company’s 12/31/07 closing stock price of $66.04.

Potential Post-Employment Compensation

	Gretchen W. McClain
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$ (a)	$ (b)	$ (c)	$ (d)	$ (e)	$ (f)(1)
Cash Severance
Salary	—	—	—	—	800,000	800,000
AIP	—	—	—	—	—	440,000
Total	—	—	—	—	800,000	1,240,000

Unvested Non-LTIP Unit
2006 — 08 LTIP Units	—	—	230,000	230,000	230,000	460,000
2007 — 09 LTIP Units	—	—	450,000	450,000	450,000	900,000
Total	—	—	680,000	680,000	680,000	1,360,000

Unvested Equity Awards
9/19/05 Stock Option	—	—	174,160	174,160	174,160	174,160
9/19/05 Restricted Stock	—	—	1,188,720	1,188,720	1,188,720	1,188,720
3/6/06 Stock Option	—	—	77,702	77,702	77,702	77,702
3/6/06 Restricted Stock	—	—	144,033	144,033	144,033	144,033
3/7/07 Stock Option	—	—	121,998	121,998	81,337	121,998
3/7/07 Restricted Stock	—	—	242,433	242,433	228,964	242,433
Total	—	—	1,949,046	1,949,046	1,894,916	1,949,046

Non-Qualified Retirement Benefits
Excess Pension Plan	—	—	—	—	—	302,282
ITT Excess Savings Plan(2)	—	—	4,785	4,785	—	46,785
ITT Total	—	—	4,785	4,785	—	349,067

Other Benefits
Outplacement(4)	—	—	—	—	75,000	75,000
Health & Welfare(3)	—	—	—	—	—	4,204
IRC 280(g) Tax Gross-Up(5)	—	—	—	—	—	1,498,431

Total	—	—	2,633,831	2,633,831	3,449,916	6,471,544

(1)	Ms. McClain has not yet accrued a vested pension benefit. Column (f) provides the single sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of change of control.

(2)	ITT Excess Savings Plan amounts reflect credits in addition to any currently vested amount. Vesting is accelerated only in the event of death, disability or a change of control. Amount in column (f) also reflects the additional cash payment representing Company contributions which would be made following a change of control as described in the Special Senior Executive Pay Plan on pages 85 to 88 of this Proxy Statement.

(3)	In the event of termination not for cause or with good reason after a change of control, Ms. McClain would be entitled to three times her annual life insurance premium ($2,710) plus medical premiums ($1,494).

(4)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement. Amounts shown in column (e) and (f) are based on a current competitive bid.

(5)	Assumes termination occurs immediately upon a change of control based on the Company’s 12/31/07 closing stock price of $66.04.

Appendix A

ARTICLES OF AMENDMENT

OF THE

RESTATED ARTICLES OF INCORPORATION

OF

ITT CORPORATION

In compliance with the requirements of the Indiana Business Corporation Law, as amended (the “IBCL”), ITT Corporation, an Indiana corporation incorporated on September 5, 1995 (the “Corporation”), desiring to give notice of corporate action effectuating the amendment of its Articles of Incorporation, certifies the following facts:

ARTICLE I

Amendments to the Restated Articles of Incorporation

Section 1.  Paragraph (a) of Article Fourth of the Corporation’s Restated Articles of Incorporation hereby is amended (“Amendment No. 1”) to read in its entirety as follows:

ARTICLE FOURTH

(a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 550,000,000 shares, consisting of 500,000,000 shares designated “Common Stock” and 50,000,000 shares designated “Preferred Stock”. The shares of Common Stock shall have a par value of $1 per share, and the shares of Preferred Stock shall not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any fee or tax based upon the capitalization of the Corporation, the shares of Preferred Stock shall be deemed to have a par value of $.01 per share.

Section 2.  Article Fifth of the Corporation’s Restated Articles of Incorporation hereby is amended (“Amendment No. 2”) to read in its entirety as follows:

ARTICLE FIFTH

(a) The number of directors constituting the Board of Directors of the Corporation shall be fixed in accordance with the By-Laws of the Corporation. In a contested election of directors (i.e. any election where the number of nominees exceeds the number of directors to be elected), directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In an uncontested election of directors, directors shall be elected by a plurality, or such greater number as is specified in the By-Laws of the Corporation, of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(b) Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

(c) Shareholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such shareholder.

(d) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of these Articles of Incorporation.

Section 3.  The Amendments hereby effected shall be effective on the date such Amendments are filed with the Indiana Secretary of State.

ARTICLE II

Manner of Adoption and Vote

Section 1.  At a meeting of the Board of Directors on February 15, 2008, the foregoing Amendments to the Corporation’s Restated Articles of Incorporation were adopted by the Board of Directors. The Board of Directors submitted Amendment No. 1 and Amendment No. 2, together with its recommendation for approval of each, to the shareholders of the Corporation. The foregoing Amendments to the Corporation’s Restated Articles of Incorporation each required shareholder approval. At an annual meeting of the shareholders of the Corporation held on May 13, 2008, the shareholders of the Corporation entitled to vote with respect to the foregoing Amendments approved each of the proposed Amendments.

The result of such vote for Amendment No. 1 is as follows:

Common Stock,
$1.00 par value per share,
Designation of Each Voting Group	Voting as a Single Class

Number of Outstanding Shares
Number of Votes Entitled to be Cast
Number of Votes Represented at Meeting
Shares Voted in Favor
Shares Voted Against

The number of votes cast in favor of Amendment No. 1 was sufficient for approval thereof pursuant to all applicable provisions of the IBCL and the Corporation’s Restated Articles of Incorporation.

The result of such vote for Amendment No. 2 is as follows:

Common Stock,
$1.00 par value per share,
Designation of Each Voting Group	Voting as a Single Class

Number of Outstanding Shares
Number of Votes Entitled to be Cast
Number of Votes Represented at Meeting
Shares Voted in Favor
Shares Voted Against

The number of votes cast in favor of Amendment No. 2 was sufficient for approval thereof pursuant to all applicable provisions of the IBCL and the Corporation’s Restated Articles of Incorporation.

Section 2.  The manner of the adoption of each of the Amendments to the Corporation’s Restated Articles of Incorporation and the vote by which each was adopted constitute full legal compliance with the provisions of the IBCL and the Corporation’s Restated Articles of Incorporation and By-Laws.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment this           day of     , 2008.

ITT CORPORATION

By:
Name:

Title:

Appendix B

ITT Corporation

2003 Equity Incentive Plan
(amended and restated as of March 1, 2008)

Article 1.

Establishment, Purpose, and Duration

1.1  Establishment.  ITT Corporation, an Indiana corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2003 Equity Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, and Restricted Stock Units.

The Plan first became effective as of May 13, 2003 (the “Effective Date”) and was previously knows as the “ITT Industries, Inc. 2003 Long-Term Incentive Plan.” The Plan was amended and restated as of March 1, 2008, subject to shareholder approval. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of the Plan.  The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by strengthening the Company’s ability to attract and retain Employees of the Company and its Affiliates and members of the Board of Directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through share ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3  Duration of the Plan.  The Plan shall commence as of the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1  “Acceleration Event” shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied:

(a) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary, is the Beneficial Owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of the Company (the “Stock”);

(b) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company or a Subsidiary, or any employee benefit plan sponsored by the Company or a Subsidiary, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the outstanding

Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Stock);

(c) the stockholders of the Company shall approve

(i) any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before; or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

(d) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who where directors at the beginning of such 12-month period; or

(e) any person (within the meaning of Section 13(d) of the Exchange Act) (other than the Company or a Subsidiary or any employee benefit plan (or related trust) sponsored by the Company or a Subsidiary) becomes the Beneficial Owner of twenty percent (20%) or more of the Stock.

2.2  “Affiliate” shall mean any Subsidiary and any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

2.3  “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, and Restricted Stock Units.

2.4  “Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (ii) a statement issued by the Company to a Participant describing the terms and conditions of such Award.

2.5  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7  “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.8  “Committee” means the Compensation and Personnel Committee of the Board.

2.9  “Company” means ITT Corporation, an Indiana corporation, and any successor thereto as provided in Article 15 herein.

2.10  “Covered Employee” means a Participant who is a “Covered Employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

2.11  “Director” means any individual who is a member of the Board of Directors.

2.12  “Employee” means any employee of the Company or its Affiliates.

2.13  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14  “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.

Such definition of Fair Market Value shall be specified in the Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s Fair Market Value based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, Fair Market Value shall be determined by the Committee based on objective criteria.

2.15  “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

2.16  “Grant Price” means the amount to which the Fair Market Value of a Share is compared pursuant to Section 7.6 to determine the amount of payment that should be made upon exercise of a SAR

2.17  “Incentive Stock Option” or “ISO” means an Option that meets the requirements of Code Section 422, or any successor provision, and that is not designated as a Nonqualified Stock Option.

2.18  “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or the Committee in accordance with Section 16 of the Exchange Act.

2.19  “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.20  “Option” means an Incentive Stock Option or a Nonqualified Stock Option to purchase Shares, as described in Article 6 herein.

2.21  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.22  “Participant” means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.23  “Performance-Based Compensation” means an Award that is qualified as Performance-Based Compensation under Code Section 162(m).

2.24  “Performance Measures” means measures as described in Article 9, the attainment of which may determine the amount of payout and/or vesting with respect to Awards.

2.25  “Performance Period” means the period of time during which the performance goals must be met in order to determine the amount of payout and/or vesting with respect to an Award.

2.26  “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion) and transfer restrictions, as provided in Article 8 herein.

2.27  “Person” shall have the meaning given in Section 3(a) (9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

2.28  “Plan Year” means the fiscal year.

2.29  “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.30  “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 herein.

2.31  “Share” means a share of common stock of the Company, $1.00 par value per share.

2.32  “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Article 7 herein.

2.33  “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.34  “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7.

Article 3.

Administration

3.1  General.  The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2  Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 13, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company and its Affiliates operate.

3.3  Delegation.  The Committee may delegate to one or more of its members or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate Employees and Directors to be recipients of Awards; and (b) determine the size of the Award; provided, however, the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an elected officer of the Company, or to the extent it would unintentionally cause Performance-Based Compensation to lose its status as such.

Article 4.,

Shares Subject to the Plan and Maximum Awards

4.1  Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be fifteen million four hundred thousand (15,400,000).

The number of Shares that may be issued under the Plan for Awards other than Options granted with an Option Price equal to at least Fair Market Value on the date of grant or SARs with a Grant Price equal to at least Fair Market Value on the date of grant shall not exceed four million (4,000,000).

All of the reserved Shares may be used as ISOs.

Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Notwithstanding the foregoing, upon the exercise of a stock-settled Stock Appreciation Right, the number of Shares subject to the Award that are then being exercised shall be counted against the maximum aggregate number of Shares that may be issued under the Plan as provided above, on the basis of one Share for every Share subject thereto, regardless of the actual number of Shares used to settle the Stock Appreciation Right upon exercise. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

The following limits (“Award Limits”) shall apply to Awards:

(a) Options:  The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Plan Year to any one Participant shall be six hundred thousand (600,000).

(b) SARs:  The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be six hundred thousand (600,000).

(c) Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

4.2  Adjustments in Authorized Shares.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004) that causes the per share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to: (a) the number and, if applicable, kind of shares that may be issued under the Plan or pursuant to any type of Award under the Plan, (b) the Award Limits, (c) the number and, if applicable, kind of shares subject to outstanding Awards and (d) as applicable, the Option Price or Grant Price of any then outstanding Awards. In the event of any other change in corporate structure or capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall cause there to be made such equitable adjustments described in the foregoing sentence. Any fractional shares resulting from adjustments made pursuant to this Section 4.2 shall be eliminated. Any adjustment made pursuant to this Section 4.2 shall be conclusive and binding for all purposes of the Plan.

Except to the extent it would unintentionally cause Performance Based Compensation to fail to qualify for the performance based exception to Code Section 162(m), appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 12, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, share exchange, amalgamation, reorganization or similar transaction upon such terms and conditions as it may deem appropriate; provided, however, that no such issuance or assumption shall be made without affecting the number of Shares reserved or available hereunder if it would prevent the granting of ISOs under the Plan.

Article 5.

Eligibility and Participation

5.1  Eligibility.  Individuals eligible to participate in this Plan include all Employees and Directors.

5.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine the form and amount of each Award.

Article 6.

Stock Options

6.1  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

ISOs may not be granted following the ten-year (10) anniversary of the date the Plan was last approved by shareholders in a manner that satisfies the shareholder approval requirements applicable to ISOs. ISOs may be granted only to Employees.

6.2  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3  Option Price.  Subject to the following sentence, the Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. For Options granted to Participants outside the United States, the Committee, in order to comply with local tax laws and regulations, has the authority to grant Options at a price that is less than the Fair Market Value of a Share on the date of grant.

6.4  Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its grant.

6.5  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such terms and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6  Payment.  Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to an agent designated by the Company or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided the Shares tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market), (c) by a combination of (a) and (b), or (d) any other method approved by the Committee in its sole discretion. The Committee shall determine acceptable methods for tendering Shares as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment.  The impact of a termination of a Participant’s employment or service as a Director on an Option’s vesting and exercise period shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among Option grants or Participants.

6.9  Transferability of Options.  During his or her lifetime, only the Participant shall have the right to exercise the Options. After the Participant’s death, the Participant’s estate or beneficiary shall have the right to exercise such Options.

(a) Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

(b) Nonqualified Stock Options.  Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Under no circumstances may an NQSO be transferable for value or consideration.

6.10  Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7.

Stock Appreciation Rights

7.1  Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. Subject to the following sentence, the SAR Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. For SARs granted to Participants outside the United States, the Committee, in order to comply with local tax laws and regulations, has the authority to grant SARs at a price that is less than the Fair Market Value of a Share on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2  SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.  Subject to the following sentence, the term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided that, except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its grant. For SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4  Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5  Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6  Payment of SAR Amount.  Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7  Termination of Employment.  The impact of a termination of a Participant’s employment or service as a Director on a SAR’s vesting and exercise period shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among SAR grants or Participants.

7.8  Nontransferability of SARs.  Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Under no circumstances may an SAR be transferable for value or consideration. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

7.9  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8.

Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2  Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Transferability.  Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement.

8.4  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5  Voting Rights.  To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6  Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.7  Termination of Employment.  The impact of a termination of a Participant’s employment or service as a Director on Restricted Stock or Restricted Stock Unit vesting and payment shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among Award grants or Participants.

8.8  Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.

Performance Measures

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 9, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings;

(b) Earnings per share;

(c) Net sales growth;

(d) Net income (before or after taxes);

(e) Net operating profit;

(f) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(g) Cash flow (including, but not limited to, operating cash flow and free cash flow);

(h) Cash flow return on capital;

(i) Earnings before or after taxes, interest, depreciation, and/or amortization;

(j) Gross or operating margins;

(k) Productivity ratios;

(l) Share price (including, but not limited to, growth measures and total shareholder return);

(m) Expense targets;

(n) Margins;

(o) Operating efficiency;

(p) Customer satisfaction;

(q) Employee satisfaction metrics;

(r) Human resources metrics;

(s) Working capital targets; and

(t) EVA®.

Any Performance Measure(s) may be used to measure the performance of the Company or an Affiliate as a whole or any business unit of the Company or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (1) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 9.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 10.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 11.

Rights of Participants

11.1  Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Affiliates to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and, accordingly, subject to Article 3 and Section 13.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

11.2  Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3  Rights as a Shareholder.  Except as otherwise provided in Section 8 of the Plan or in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 12.

Acceleration Event

The Compensation Committee shall specify in each Participant’s Award Agreement the treatment of outstanding Awards upon an Acceleration Event.

Article 13.

Amendment, Modification, Suspension, and Termination

13.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 13.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, except for a change or adjustment made pursuant to Section 4.2, no Option Price of an outstanding Option or Grant Price of an outstanding SAR shall be reduced (whether through amendment, cancellation or replacement Awards with other Awards or other payments of cash or property) without shareholder approval.

13.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

13.3  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 14.

Withholding

14.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

14.2  Share Withholding.  With respect to withholding required upon the exercise of Options, or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 15.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 16.

General Provisions

16.1  Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company and/or Affiliate policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

16.2  Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

16.3  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

16.4  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.5  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.6  Securities Law Compliance.  With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16.7  Registration and Listing.  The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

16.8  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

16.9  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.10  Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates shall be covered by the Plan;

(b) Determine which Employees and/or Directors outside the United States are eligible to participate in the Plan;

(c) Modify the administrative terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 16.10 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

16.11  Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

16.12  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

16.13  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

16.14  Retirement and Welfare Plans.  The value of compensation paid under this Plan will not be included as “compensation” for purposes of computing the benefits payable to any participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

16.15  Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

16.16  Plan Approval.  This Plan shall become effective upon adoption of the Plan by the Board or shareholder approval of such Plan, whichever occurs first.

Appendix C

ITT Corporation Annual Incentive Plan For Executive Officers
(amended and restated as of March 1, 2008)

1.	Purpose

The purpose of this ITT Corporation Annual Incentive Plan for Executive Officers (the “Incentive Plan”) is to provide incentive compensation in the form of a cash award to executive officers of ITT Corporation (the “Company”) for achieving specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value. The Incentive Plan seeks to enable the Company to continue to be competitive in its ability to attract and retain executive officers of the highest caliber.

It is intended that compensation payable under the Incentive Plan will qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder, if such qualification is desired.

2.	Plan Administration

The Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, as constituted by the Board from time to time, shall be comprised completely of “outside directors” as defined under Section 162(m) of the Code.

The Committee shall have full power and authority to administer, construe and interpret the provisions of the Incentive Plan and to adopt and amend administrative rules and regulations, agreements, guidelines and instruments for the administration of the Incentive Plan and for the conduct of its business as the Committee considers appropriate.

Except with respect to matters which under Section 162 (m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power, to the extent permitted by law, to delegate its authority to any officer or employee of the Company to administer and interpret the procedural aspects of the Incentive Plan, subject to the terms of the Incentive Plan, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee may rely on opinions, reports or statements of officers or employees of the Company and of counsel to the Company (inside or retained counsel), public accountants and other professional or expert persons.

The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time; provided, however, that except as necessary to maintain an outstanding incentive award’s qualification as performance-based compensation under Section 162(m) of the Code (“Performance-Based Compensation”), no amendments shall adversely affect or impair the rights of any participant that have previously accrued hereunder, without the written consent of the participant. Unless otherwise prohibited by applicable law, any amendment required to cause an incentive award to qualify as Performance-Based Compensation may be made by the Committee. No amendment to the Incentive Plan may be made to alter the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria specified in Section 4 hereof or the maximum incentive award payable to any participant without shareholder approval unless shareholder approval of the amendment is not required in order for incentive awards paid to participants to constitute Performance-Based Compensation.

No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Incentive Plan, and the

Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Incentive Plan, unless arising out of such person’s own fraud or bad faith.

3.	Eligible Executives

Executive officers of the Company and its subsidiaries, as defined by the Securities Exchange Act of 1934, Rule 3b-7, as that definition may be amended from time to time, shall be eligible to participate in the Incentive Plan. The Committee shall select from all eligible executive officers, those to whom incentive awards shall be granted under the Incentive Plan.

4.	Plan Year, Performance Periods, Performance Measures and Performance Targets

Each fiscal year of the Incentive Plan (the “Plan Year”) shall begin on January 1 and end on December 31. The performance period (the “Performance Period”) with respect to which incentive awards may be payable under the Incentive Plan shall be the Plan Year unless the Committee designates one or more different Performance Periods.

The Committee shall establish the performance measures (the “Performance Measures”) to be used which may include, one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales (including organic revenue); (xv) costs; (xvi) cash flow; (xvii) working capital (xviii) return on assets; (xix) total shareholder return; (xx) return on invested or total capital and (xxi) economic value added.

In addition, to the extent consistent with Section 162(m) of the Code, Performance Measures may be based upon other objectives such as negotiating transactions or sales, implementation of Company policy, development of long-term business goals or strategic plans, negotiation of significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures; provided however, that the measurement of any such Performance Measures must be objectively determinable.

All Performance Measures shall be objectively determinable and, to the extent they are expressed in standard accounting terms, shall be according to generally accepted accounting principles as in existence on the date on which the applicable Performance Period is established and without regard to any changes in such principles after such date (unless the modification of a Performance Measure to take into account such a change is pre-established in writing at the time the Performance Measures are established in writing by the Committee and/or the modification would not affect the ability of the incentive award to qualify as Performance-Based Compensation).

Notwithstanding the foregoing, incentive awards that are not intended to qualify as Performance-Based Compensation may be based on the Performance Measures described above or such other measures as the Committee may determine.

The Committee shall establish the performance targets (the “Performance Targets”) to be achieved which shall be based on one or more Performance Measures relating to the Company as a whole or to the specific businesses of the Company, subsidiaries, operating groups, or operating units, as determined by the Committee. Performance Targets may be established on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Committee also shall establish with respect to each incentive award an objective formula to be used in calculating the amount of incentive award each participant shall be eligible to receive. There may be a sliding scale of payment dependent upon the percentage levels of achievement of Performance Targets.

The Performance Measures and Performance Targets, which may be different with respect to each participant and each Performance Period, must be set forth in writing by the Committee within the first ninety (90) days of the applicable Performance Period or, if sooner, prior to the time when 25 percent of the relevant Performance Period has elapsed.

5.	Certification of Performance Targets and Calculation of Incentive Awards

After the end of each Performance Period, and prior to the payment for such Performance Period, the Committee must certify in writing the degree to which the Performance Targets for the Performance Period were achieved, including the specific target objective or objectives and the satisfaction of any other material terms of the incentive award. The Committee shall calculate the amount of each participant’s incentive award for such Performance Period based upon the Performance Measures and Performance Targets for such participant. In establishing Performance Targets and Performance Measures and in calculating the degree of achievement thereof, the Committee may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The Committee shall have no authority or discretion to increase the amount of any participant’s incentive award as so determined to the extent such incentive award is intended to qualify as Performance-Based Compensation, but it may reduce the amount or totally eliminate any such incentive award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the participant’s performance or unanticipated factors during the Performance Period. The Committee shall have the authority to increase or decrease the amount of an incentive award to the extent the incentive award is not intended to qualify as Performance-Based Compensation.

The maximum payment that may be made with respect to incentive awards under the Plan to any participant in any one calendar year shall be $8,000,000; provided, however, that this limitation shall not apply with respect to any incentive award that is paid in a calendar year prior to the year it would ordinarily be paid because of an Acceleration Event or other transaction or event that provides for accelerated payment of an incentive award.

6.	Payment of Awards

Approved incentive awards shall be payable by the Company in cash to each participant, or to the participant’s estate in the event of the participant’s death, as soon as practicable (and in any event no later than 2 1/2 months) after the end of each Performance Period. No incentive award that is intended to qualify as Performance-Based Compensation may be paid under the Incentive Plan until the Committee has certified in writing that the relevant Performance Targets were achieved. If a participant is not an employee on the last day of the Performance Period, the Committee shall have sole discretion to determine what portion, if any, the participant shall be entitled to receive with respect to any award for the Performance Period. The Committee shall have the authority to adopt appropriate rules and regulations for the administration of the Incentive Plan in such termination cases.

The Company retains the right to deduct from any incentive awards paid under the Incentive Plan any Federal, state, local or foreign taxes required by law to be withheld with respect to such payment.

Notwithstanding the above, no incentive awards shall be paid under the Incentive Plan unless the Incentive Plan is approved by the requisite shareholders of the Company.

7.	Other Terms and Conditions

Any award made under this Incentive Plan shall be subject to the discretion of the Committee. No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat participants uniformly. Except as may be otherwise required by law, incentive awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Incentive awards granted under the Incentive Plan shall be payable from the general assets of the Company, and no participant shall have any claim with respect to any specific assets of the Company.

Nothing contained in the Incentive Plan shall give any participant the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of a participant.

8.	Acceleration Event.

An “Acceleration Event” shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of the Company (the “Stock”); (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company, or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the outstanding Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the stockholders of the Company shall approve (A) any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who where directors at the beginning of such 12-month period or (v) any person (within the meaning of Section 13(d) of the Act) (other than the Company or any subsidiary of the Company or any employee benefit plan (or related trust) sponsored by the Company or a subsidiary of the Company) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of twenty percent (20%) or more of the Stock.

Upon the occurrence of such Acceleration Event, the Performance Measures for each Performance Period with respect to which incentive awards may be payable under the Incentive Plan shall be deemed to be achieved at the greater of (i) the Performance Target established for such Performance Measures or (ii) the Company’s actual achievement of such Performance Measures as of the Acceleration Event. Payment of the incentive awards, for the full year, will be made to each participant, in cash, within five (5) business days following such Acceleration Event.

9.	Miscellaneous.

The Incentive Plan, as amended and restated, shall be effective March 1, 2008 subject to the approval of the requisite shareholders of the Company. Once approved, the Incentive Plan shall remain in effect unless/until terminated by the Board; provided, however, that if an Acceleration Event has occurred no amendment or termination shall impair the rights of any participant with respect to any prior award.

This Incentive Plan shall be construed and governed in accordance with the laws of the State of New York.

Appendix D

ITT CORPORATION 1997 LONG-TERM INCENTIVE PLAN
(amended and restated as of March 1, 2008)

1.	ESTABLISHMENT AND PURPOSE

1.1  Establishment of the Plan.  ITT Corporation, an Indiana corporation, hereby establishes an incentive compensation plan to be known as the “ITT Corporation 1997 Long-Term Incentive Plan” (the “Plan”), as set forth in this document. The Plan first became effective as of January 1, 1997, and was previously knows as the “ITT Industries 1997 Long-Term Incentive Plan.” The Plan was amended and restated as of March 1, 2008, subject to shareholder approval. The Plan shall remain in effect until terminated by the Board.

1.2  Purposes.  The purposes of the Plan are to promote the achievement of long-term objectives of the Company by tying Key Employees’ long-term incentive opportunities to preestablished goals; to attract and retain Key Employees of outstanding competence, and to encourage teamwork among them; and to reward performance based on the successful achievement of the preestablished objectives. Awards will be made, at the discretion of the Committee, to Key Employees (including officers and Directors who are also employees) whose responsibilities and decisions directly affect the performance of any Participating Company. It is intended that, if desired, compensation payable under the Plan will qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder.

2.	DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a) An “Acceleration Event” shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

(i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary, is the Beneficial Owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of the Company (the “Stock”);

(ii) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company or a Subsidiary, or any employee benefit plan sponsored by the Company or a Subsidiary, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Stock);

(iii) the stockholders of the Company shall approve

(a) any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before; or

(b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

(iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who where directors at the beginning of such 12-month period; or

(v) any person (within the meaning of Section 13(d) of the Exchange Act) (other than the Company or a Subsidiary or any employee benefit plan (or related trust) sponsored by the Company or a Subsidiary) becomes the Beneficial Owner of twenty percent (20%) or more of the Stock.

(b) “Award” means an award granted to a Key Employee in accordance with the provisions of the Plan and approved by the Committee.

(c) “Award Agreement” means the written agreement evidencing an Award granted to a Key Employee under the Plan and approved by the Committee.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the general rules and regulations under the Exchange Act.

(e) “Board of Directors” or “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

(g) “Committee” means the Compensation and Personnel Committee of the Board or such other committee as may be designated by the Board to administer the Plan, all of whose members shall be “Non-Employee Directors” under the Exchange Act and “Outside Directors” under Section 162(m) of the Code.

(h) “Company” means ITT Corporation, an Indiana corporation, and its successors and assigns.

(i) “Director” means an individual who is a member of the Board.

(j) “Disability” means the complete permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

(k) “Effective Date” means the date this Plan becomes effective, as set forth in Section 1.1 herein.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(m) “Key Employee” means an employee (including any officer or Director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its Subsidiaries.

(n) “Participant” means an employee of a Participating Company who is a Key Employee and who has received an Award under the Plan.

(o) “Participating Company” means the Company or any Subsidiary or other affiliate of the Company or any corporation which at the time of award qualifies as a “subsidiary” of the Company under Section 425(f) of the Code.

(p) “Performance Goal” means one or more Performance Measures expressed as an objective formula to be used in calculating the amount payable, if any, with respect to a designated Award and shall be established by the Committee within the first ninety (90) days of the applicable Performance Period. A Performance Goal may provide for various levels of payout depending upon the degree to which the Performance Goal has been achieved.

(q) “Performance Measure” means one or more financial or other objectives determined by the Committee as provided in Section 3.4 herein.

(r) “Performance Period” means the period determined by the Committee, which shall be in excess of one year, during which the Performance Goal shall be achieved.

(s) “Retirement” means eligibility to receive immediate retirement benefits under a Participating Company tax-qualified defined benefit pension plan.

(t) “Subsidiary” means any corporation in which the Company owns directly or indirectly through its Subsidiaries at least a majority of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or its Subsidiaries own at least a majority of the combined equity thereof.

3.	ADMINISTRATION

3.1  The Committee.  The Plan shall be administered by the Committee, the members of which shall serve at the pleasure of the Board.

3.2  Authority of the Committee.  Subject to the provisions herein, the Committee shall have full power to select the Key Employees to whom Awards are granted; to determine the size and frequency of Awards (which need not be the same for each Participant); to determine the terms and conditions of each Award; to establish Performance Measures, Performance Goals and Performance Periods (which need not be the same for each Participant); to set forth guidelines governing the amounts of Awards; to revise the amounts of Awards and/or the Performance Measures and/or Performance Goals during a Performance Period to the extent necessary to preserve the intent thereof, and to the extent necessary to prevent dilution of Participants’ rights; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, rescind, or waive rules and regulations for the Plan’s administration; and, subject to the provisions of Article 9 herein, to amend, modify, and/or terminate the Plan. Further, the Committee shall have the full power to make all other determinations which may be necessary or advisable for the administration of the Plan, to the extent consistent with the provisions of the Plan.

As permitted by law, the Committee may delegate its authority and responsibilities; provided, however, that the Committee may not delegate certain of its responsibilities hereunder where such delegation may jeopardize compliance with Section 16 of the Exchange Act or Section 162(m) of the Code, and all rules and regulations thereunder.

3.3  Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

3.4  Performance Goals and Measures.  Performance Goals shall be based on one or more Performance Measures as established by the Committee, which may include financial measures with respect to the Company and its Subsidiaries or with respect to a Participating Company. Performance Measures may include factors such as the attainment of certain target levels of or changes in (i) economic value added; (ii) after-tax profits; (iii) operational cash flow; (iv) debt or other similar financial obligations; (v) earnings; (vi) revenues; (vii) net income; (viii) return on capital; (ix) shareholders’ equity; (x) return on shareholders’ equity; and (xi) total shareholder return (measured as a change in the market price of the common stock of the Company plus dividend yield) relative to one or more indices such as the S&P 500 or the S&P Industrials. In addition to these Performance Measures, Awards that are not intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code may be based on such additional or other criteria as the Committee may determine.

4.	ELIGIBILITY AND PARTICIPATION

4.1  Eligibility and Participation.  Eligibility shall be limited to Key Employees. Participation shall be at the discretion of the Committee.

5.	AWARDS

5.1  Award Timing and Frequency.  The Committee shall have complete discretion in determining the number and frequency of Awards to each Participant. Participation in the Plan shall begin on the first day of each Performance Period. However, the Committee, at its sole discretion, may grant an Award to a Key Employee during any Performance Period. In such cases, the Participant’s degree of participation for such Performance Period may be pro rated, based on whatever method the Committee shall determine.

5.2  Award Value.  Each Award shall have an initial value that is established by the Committee at the time of Award. The maximum payment that may be made with respect to Awards to any Participant in any one calendar year shall be $10,000,000; provided, however, that this limitation shall not apply with respect to any Award that is paid in a calendar year prior to the year it would ordinarily be paid because of an Acceleration Event or other transaction or event that provides for accelerated payment of Awards.

5.3  Achieving Award Value.  The Committee shall establish Performance Goals to be achieved during the Performance Period and the various percentage payouts, if any, for each Award which are dependent upon the degree to which the Performance Goals have been achieved, all as shall be referred to in the individual Award Agreement.

5.4  Certification of Performance Targets.  After the end of each Performance Period, and prior to the payment for such Performance Period, the Committee must certify in writing the degree to which the Performance Goals and Performance Measures for the Performance Period were achieved. The Committee shall calculate the amount of each Participant’s Award for such Performance Period based upon the Performance Measures and Performance Goals for each Participant. In establishing Performance Targets and Performance Measures and in calculating the degree of achievement thereof, the Committee may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The Committee shall have no authority or discretion to increase the amount of any Participant’s Award as so determined, but it may reduce the amount or totally eliminate any Award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the Participant’s performance or unanticipated factors during the Performance Period.

5.5  Form and Timing of Payment of Awards.  Payment with respect to earned Awards shall be made as soon as practicable following the close of the applicable Performance Period. Payment shall be made solely in the form of cash.

5.6  Funding of Awards.  Awards need not be funded during the Performance Period. Any obligation of the Company to make payments with respect to Awards shall be a general obligation of the Company with Participants to whom payment of an Award may have been earned and due being general creditors of the Company.

5.7  Award Agreements.  Each Award shall be evidenced by an Award Agreement, which shall be approved by the Committee, signed by an officer of the Company and by the Participant, and contain or refer to the terms and conditions that apply to the Award, which shall include, but shall not be limited to, the amount of the Award, the Performance Measures, the Performance Goals, the levels of payout dependent upon the degree to which the Performance Goals have been achieved, and the length of the Performance Period. The terms and conditions need not be the same for each Participant, or for each Performance Period.

6.	TERMINATION OF EMPLOYMENT

6.1  Termination of Employment Due to Death, Disability, or Retirement.  In the event a Participant’s employment is terminated by reason of death, Disability or Retirement, the Participant may be entitled to a pro rata payment with respect to Awards in accordance with such rules and regulations as the Committee shall adopt.

6.2  Termination for Reasons Other than Death, Disability, or Retirement.  In the event a Participant’s employment is terminated for reasons other than death, Disability, or Retirement, and other than that brought about by an Acceleration Event, all rights to any Awards shall be forfeited, unless the Committee determines otherwise.

7.	ACCELERATION EVENT

Upon the occurrence of an Acceleration Event, the Performance Goals attainable under all outstanding Awards shall be deemed to have been fully earned at the maximum achievement level and shall be paid out in cash upon the effective date of the Acceleration Event.

Subject to Article 9 herein, prior to the effective date of an Acceleration Event, the Committee shall have the authority to make any modifications to outstanding Awards as it determines to be necessary to provide Participants with an appropriate payout with respect to their Awards.

8.	BENEFICIARY DESIGNATION

8.1  Designation of Beneficiary.  Each Participant may file with the Participating Company a written designation of one or more persons as the beneficiary who shall be entitled to receive payout, if any, with respect to the Award upon his or her death. The Participant may from time to time revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Participating Company. The last such designation received by the Participating Company shall be controlling; provided however, that no designation, or change or revocation thereof, shall be effective unless received by the Participating Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

8.2  Death of Beneficiary.  In the event that all the beneficiaries named by a Participant pursuant to Section 8.1 herein predecease the Participant, any amounts that would have been paid to the Participant or the Participant’s beneficiaries under the Plan shall be paid to the Participant’s estate.

9.	AMENDMENT, MODIFICATION, AND TERMINATION

9.1  Amendment, Modification, and Termination.  The Board may terminate, amend, or modify the Plan.

9.2  Awards Previously Granted.  No termination, amendment, or modification of the Plan shall in any manner adversely affect any outstanding Award, without the written consent of the Participant holding such Award.

10.	MISCELLANEOUS PROVISIONS

10.1  Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries.

10.2  Nontransferability.  No Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

10.3  Rights to Common Stock.  Awards do not give Participants any right whatsoever with respect to shares of the Company’s common stock.

10.4  Costs of the Plan.  All costs of the Plan including, but not limited to, payout of Awards and administrative expenses, shall be incurred as general obligations of the Company.

10.5  Tax Withholding.  The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy applicable Federal, state, foreign and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all such requirements.

10.6  Successors.  All obligations of the Company under the Plan with respect to payout of Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business or assets of the Company.

10.7  Indemnification.  Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, By-laws, insurance or other agreement or otherwise.

10.8  Notice.  Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Secretary of the Company. Notice to the Secretary of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.9  Severability.  In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.10  Requirements of Law.  The granting and payout of Awards shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.11  Governing Law.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

Directions to Tappan Hill

From Connecticut: Merritt Parkway or Interstate 95 South to Westchester (287 West). At Exit 1, bear right onto Route 119 West. Just before second light, bear right onto Benedict Avenue. At fourth light, turn right onto Highland Avenue. (Street runs as Highland to the right, Prospect to the left). At first stop sign you will see Tappan Hill entrance on the left.

From New York City, West Side: West Side Highway becomes Henry Hudson Parkway, which becomes Saw Mill River Parkway. Continue north on Saw Mill to Exit 21W (119 West — Tarrytown). Turn right onto Route 119. Just before fifth light, bear right onto Benedict Avenue. Follow remaining directions from Connecticut.

From New Jersey: Garden State Parkway or Palisades Parkway to Interstate 287/87 South to Tappan Zee Bridge. After toll, take first exit, Route 9 — Tarrytown. At exit traffic light, turn right onto Broadway (Route 9 North). At fourth light, make a right onto Benedict Avenue. At second light, turn left onto Highland Avenue (street runs as Highland to the left and Prospect to the right). At first stop sign you will see Tappan Hill Entrance on the left.

ITT Corporation
4 West Red Oak Lane
White Plains, NY 10604
www.itt.com

☒	Votes must be indicated (x) in Black or Blue ink.	The Board of Directors recommends a vote “FOR” proposals 1, 2, 3, 4, 5, 6 and 7.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.		Election of nine members of the Board of Directors.	FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS*
	Nominees		☐	☐	☐
	01	– Steven R. Loranger,
	02	– Curis J. Crawford,
	03	– Chrishna A. Gold,
	04	– Ratoh F. Hake,
	05	– John J. Hamre,
	06	– Frank T. Macinnis,
	07	– Surya N. Mohapatra,
	08	– Linda S. Sanford and
	09	– Markos I. Tambaheras

(INSTRUCTION: To withhold authority to vote for any Corporation nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
* Exceptions

			FOR	AGAINST	ABSTAIN
2.		Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Auditor for 2008.	☐	☐	☐
			FOR	AGAINST	ABSTAIN
3.		Approval of Amendments to the Restated Articles of Incorporation of ITT Corporation	☐	☐	☐
	•	to authorize additional shares
	•	to authorize the Company’s By-laws to provide for majority voting for directors in uncontested elections.
			FOR	AGAINST	ABSTAIN
4.		Approval of the Amendment and Restatement of the ITT Corporation 2003 Equity Incentive Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Re-approval of material terms of the ITT Corporation 2003 Equity Incentive Plan	☐	☐	☐
		FOR	AGAINST	ABSTAIN
6.	Approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers	☐	☐	☐
		FOR	AGAINST	ABSTAIN
7.	Approval of the material terms of the ITT Corporation 1997 Long-Term Incentive Plan	☐	☐	☐

I/We plan to attend the Annual meeting (admission ticket attached)			☐

If you are agree to access future Proxy Statements and Annual Reports electronically, please mark this box			☐

Signature	Signature	Date

(When signing as attorney, executor, administrator, trustee or guardian, give full title, If more than one trustee, all should sign.)

▲    FOLD AND DETACH HERE    ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxypush.com/itt		1-xxx-xxx-xxxx
Use the Internet to vote your proxy.		Use any touch-tone telephone to
Have your proxy card in hand	OR	vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelop.
SEC Proxy Access Notice
Important Notice Regarding the Internet Availability of Proxy
Materials for the Shareholder Meeting to Be Held on May 13, 2008 at
10:30 a.m. at Tappan Hill 81 Highland Avenue Tarrytown, New York 10591-4206
The proxy materials for ITT’s Annual Meeting of Shareholders, including the
2007 Annual Report, Form 10-K and Proxy Statement are available over the internet. To view these proxy materials, please visit https://www.proxydocs.com/itt

Annual Meeting of Shareholders
10:30 am, Tuesday, May 13, 2008
Tappan Hill
81 Highland Avenue
Tarrytown, New York 10591-4206
PLEASE PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM
Note: If you plan to attend the Annual Meeting of Shareholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ITT CORPORATION FOR THE ANNUAL MEETING TO BE HELD MAY 13, 2008:
The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Vincent A. Maffeo and Kathleen S. Stolar, or either of them, each with full power of substitution as proxies, to vote all shares of ITT Corporation common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2008 Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the meeting and at adjournments or postponements.
* * * * * * * * * * * * * * * * * *
For participants in the ITT Corporation Investment and Savings Plan for Salaried Employees:
The Trustee will vote the shares credited to your account in the savings plan in accordance with the specifications that you indicate on the reverse. If you sign and return the form, but do not indicate your voting specifications, the Trustee will vote as recommended by the Board of Directors. The Trustee will vote the shares for which no form has been returned in the same proportion as those shares for which it received voting specifications. The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and at adjournments or postponements.

(Continued, and to be dated and signed on the reverse side.)		ITT CORPORATION P.O. BOX 11005
NEW YORK, N.Y. 10203-0005

To change your address, please mark this box.	☐